AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2001
                                                      REGISTRATION NO. 333-62562

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                 Amendment No. 1
                                       To
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                              GLOBUS WIRELESS, LTD.
        (Exact name of small business issuer as specified in its charter)

           NEVADA                          4812                   88-0228274
      (State or other         (Primary standard industrial    (I.R.S. Employer
      jurisdiction of          classification code number)   Identification No.)
incorporation or organization)
                   -------------------------------------------
                                1955 Moss Court
                            Kelowna, British Columbia
                                 Canada V1Y 9L3
                                 (250) 860-3130
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                   -------------------------------------------
                                 Bernard Penner
                                    Chairman
                                 1955 Moss Court
                            Kelowna, British Columbia
                                 Canada V1Y 9L3
                                 (250) 860-3130
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                   ------------------------------------------
                                   Copies to:
                             Gregory Sichenzia, Esq.
                         Sichenzia, Ross & Friedman, LLP
                        135 West 50th Street, 20th Floor
                            New York, New York 10020
                                 (212) 664-1200
                   ------------------------------------------
                  Approximate date of proposed sale to public:
   As soon as practicable after this registration statement becomes effective.
                   ------------------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           --------------------------



                                    CALCULATION OF REGISTRATION FEE
==================================== ============== ================ ================== ==============
                                                    PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE   OFFERING PRICE  AGGREGATE OFFERING  REGISTRATION
         TO BE REGISTERED              REGISTERED    PER SECURITY(1)       PRICE(1)           FEE
------------------------------------ -------------- ---------------- ------------------ --------------
Common stock, $.001 par value,        9,375,000 (2)     $0.48           $4,500,000          $1,125
underlying series A convertible
preferred stock
------------------------------------ -------------- ---------------- ------------------ --------------
Common stock, $.001 par value          425,236(3)       $0.48             $204,114            $52
underlying warrants
------------------------------------ -------------- ---------------- ------------------ --------------
Common stock, $.001 par value,        7,812,500(4)      $0.48           $3,750,000            $938
underlying convertible notes
------------------------------------ -------------- ---------------- ------------------ --------------
Common stock, $.001 par value          500,000(5)       $0.48             $240,000            $60
underlying warrants
------------------------------------ -------------- ---------------- ------------------ --------------
------------------------------------ -------------- ---------------- ------------------ --------------
TOTAL                                  18,112,736                       $8,694,114         $2,175(6)
==================================== ============== ================ ================== ==============


(1)  Estimated solely for the purpose of determining the registration fee.
(2) Issuable upon the conversion of our series A convertible preferred stock issued December 29, 2000. This is not intended to constitute a prediction as to the number of shares of our common stock into which the convertible preferred stock will be converted. The number of shares currently issuable upon conversion of the outstanding series A convertible preferred stock is one third of this amount based on an offering amount of $0.48. The actual number of shares to be issued on conversion is dependent, in part, on the price of the common stock at the time of conversion.
(3) Common stock issuable upon the conversion of warrants issued in connection with the December 29, 2000 financing.
(4) Issuable upon the conversion of our convertible notes issued on May 31, 2001 and June 7,2001. This is not intended to constitute a prediction as to the number of shares of our common stock into which the convertible preferred stock will be converted. The number of shares currently issuable upon conversion of the outstanding convertible notes is one third of this amount based on an offering amount of $0.48. The actual number of shares to be issued on conversion is dependent, in part, on the price of the common stock at the time of conversion.
(5) Common stock issuable upon the conversion of warrants issued in connection with the May 31, 2001 and June 7,2001 financing.
(6)  Previously paid with filing registration no. 333-53760.


                           --------------------------




     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS


_______, 2001



                              GLOBUS WIRELESS, LTD.
                        18,112,736 Shares of Common Stock



--------------------------------------------------------------------------------


     This prospectus relates to the resale by the selling stockholders of up to 18,112,736 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders are deemed to be underwriters of the shares of common stock which they are offering. Please see the "Selling Stockholders" section on page 45 in this prospectus for a complete description of all of the selling stockholders.

     We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling stockholders.



     Our common stock is quoted on the Over-the-Counter Bulletin board under the symbol "GBWL." On June 1, 2001, the closing price of our common stock was $0.58 per share.

--------------------------------------------------------------------------------


     This investment involves a high degree of risk. See the "Risk Factors"
                             beginning on page 3.



--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


Section                                                              Page Number
-------                                                              -----------


Prospectus Summary.....................................................    1
Risk Factors...........................................................    3
Recent Financing.......................................................    9
Use of Proceeds........................................................   11
Price Range of Common Stock............................................   12
Dividend Policy........................................................   13
Selected Financial Data................................................   14
Management's Discussion and
  Analysis of Financial Condition and Results of Operation.............   16
Business...............................................................   24
Legal Proceedings......................................................   33
Description of Property................................................   33
Management.............................................................   34
Summary Compensation Table.............................................   36
Security Ownership of Management and Certain Beneficial Owners.........   39
Certain Transactions...................................................   41
Description of Capital Stock...........................................   41
Selling Stockholders...................................................   45
Plan of Distribution...................................................   48
Shares Eligible for Future Sale........................................   49
How to Obtain More Information About Globus Wireless, Ltd..............   51
Legal Matters..........................................................   50
Experts................................................................   50
Changes in Certifying Accountants......................................   50
Index to Financial Statements..........................................   52

                               PROSPECTUS SUMMARY

                              Globus Wireless, Ltd.
Our Business
------------

     We design, engineer, and market wireless devices components, products and technologies. We deliver products that are relevant to market needs that address the health and safety issues for all wireless devices. We believe we are recognized as an industry leader in the wireless field of specific absorption rate research, also known as SAR. Specific absorption rate is the measurement of heat generated in human tissue by radio frequency radiation from wireless transmitting devices, such as cellular phones, wireless modems, cordless telephones, etc. Through design and engineering efforts at our research and development center, Celltech Research Inc., we market proprietary SAR solutions to wireless equipment manufacturers.

     We recently entered into an exclusive worldwide technology licensing agreement with Cadco Ltd., that will result in our introducing the first portable speakerphone for cellular telephone communication in a vehicle using true digital signal processing to achieve clear sound quality and user satisfaction.

     We have also in the past year expanded our product distribution capabilities with the acquisitions of Edge Continental Inc., now Globus Wireless Canada Ltd, and PCI Marketing & Communications Inc, d/b/a. Shop Wireless.Com, now Globus On-Line Inc., both Canadian subsidiary corporations.

     We have experienced negative cash flow since 1994. We have incurred a net loss in each year of our existence and expect to incur a net loss at least through 2001. We incurred losses of $737,836 in 1998, $868,596 in 1999 and $1,205,163 in 2000. We incurred a loss of $1,103,248 for the six months ended April 30, 2001. We may never make a profit. These losses are due in part to expenses associated with sales and marketing, overhead, market development. As a result, our accumulated deficit has increased from $2,762,719 at October 31, 1997 to $6,653,752 at April 30, 2001. We cannot project with certainty that losses will not continue in the short term as we grow and integrate our businesses, and that losses will not continue in the long term should we be unsuccessful in our business and integration efforts.

Our products, services & technologies
-------------------------------------

     Through proprietary and trade secret processes, we provide solutions to wireless equipment manufactures, to assist in their products achieving lower specific absorption rate measures and enhanced performance, in compliance with regulatory guidelines, for such wireless communications products such as wireless phones, laptops, personal digital assistants, Family Service Radios, Marine and two-way radios. Performance objectives include increased range, clarity, battery life, fewer failed attempts, and dropped calls.

     Celltech Research is a wireless compliance testing laboratories that serves over 35 wireless equipment manufactures who regularly bring their new products to us for emissions testing and license submission.

Our Markets
-----------

     We help wireless equipment manufacturers satisfy their applicable government regulations, as well as carrier client and consumer client performance requirements. Celltech also serves as a testing agency and filing center for wireless equipment manufactures and their requirement to satisfy Federal Communication Commission and Industry Canada regulations for wireless communication devices.

     Additionally, we are an international wireless distribution engine, providing products at several distributor levels, domestically and internationally. Carriers are a key target market, as the primary buyers of wireless equipment manufacturers handsets and accessories, for bundling with airtime services and resale to end-users.

Our Strategy
------------

     o To become a profitable design and development company of relevant, proprietary, patented wireless technologies that increase user safety and/or performance;

     o To sell worldwide, renowned quality, high performance wireless products with Globus(R) branded proprietary technology.

Our Offices
-----------

     We maintain executive offices at our research center, located at 1955 Moss Court, Kelowna, British Columbia, Canada V1Y 9L3 and our telephone number is
(250) 860-3130. We operate marketing, sales and distribution centers in Markham, Ontario, Canada; Los Angeles, California, USA; and Seoul, Korea.

                                  RISK FACTORS

     You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our securities.

Risk Factors Relating To Our Business
-------------------------------------

We Expect to Incur Losses for the Foreseeable Future and Continued Losses Could Result in our Inability to Fund Business Operations and Cause our Stock Price to Decline.

     We have incurred a net loss in each year of our existence and expect to incur a net loss at least through 2001. We incurred losses of $868,596 in 1999 and $1,205,613 in 2000. We incurred a loss of $1,103,248for the six months ended April 30, 2001. We may never make a profit. These losses are due in part to expenses associated with sales and marketing, overhead, market development. As a result, our accumulated deficit has increased from $4,344,891at October 31, 1999 to $6,653,752 at April 30, 2001. If we continue to incur losses, we may not be able to fund continuing business operations, which could lead to the limitation or closure of some or all of our operations.

We Are Relying On The Prospects Of Edge Continental And PCI Marketing For Future Revenue Growth.

     We are relying on the prospects of Edge Continental and PCI Marketing, and their employee expertise, for future revenue growth on the distribution side of our business. In the years ended July 31, 1999 and 2000, Edge Continental had total revenues of $5,983,435 and $5,851,654, respectively. Despite the revenues, Edge Continental still had losses for the year ended July 31, 1999 and 2000 of $182 and $179,156, respectively, a result of a strategy to pursue increased market share and building up of the business clientele. In the years ended December 31, 1999 and 2000, PCI Marketing had total revenues of $812,335 and $1,403,565, and losses of $295,748 and $508,635, respectively, a result of a strategy to pursue increased market share and build brand name recognition thru lower margins. If we are unable to successfully execute our go-forward business strategies for each of theses businesses, we would likely not achieve anticipated levels of revenue growth and earnings from the operations that are expected to result in profitability.

Funding For Our Capital Needs Is Not Assured, And We May Have To Curtail Our Business If We Cannot Find Adequate Funding.

     Although we are exploring the possibilities of additional financing with the Laurus Master Fund, Ltd., we currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We cannot assure you that we will be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms. As a result, we cannot assure you that we will have adequate capital to implement future expansions and enhancements of our wireless technology, to maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could have an adverse effect on us and on the value of our common stock.

The Loss Of Any Of Our Significant Customers Would Likely Have A Material Adverse Effect On Our Revenues.

     There is a limited number of wireless equipment manufacturers globally that could benefit with our proprietary specific absorption rate solution process, and a limited number of other wireless equipment manufacturersthat may benefit. Additionally, until such time as we undertake an expansion of research facilities at Celltech, there is a finite number of wireless equipment manufacturerclients and products that can be processed in a given time. For product distribution sales as of October 31, 2000, our dealer customer base was approximately 900 clients, of which only 50% are considered regular clients, and of which 40 accounted for approximately 65% of total accounts receivable. As we continue to increase our customer base, we believe we will be less likely to be dependent on a limited number of significant customers. We cannot assure you that we will be less dependent on a limited number of significant customers in the future, and the loss of any such significant customer, especially in the initial integration period and until expanded facilities for Celltech are completed, would likely have a material adverse effect on our revenues.

Our Recent Acquisitions Of Edge Continental And PCI Marketing & Communications Inc. May Have An Adverse Effect On Our Earnings.

     We recently acquired Edge Continental Inc and PCI Marketing & Communications Inc. Edge Continental is an international distributor of OEM wireless phones and accessories, leading edge aftermarket products, proprietary design handset accessories, and provides clearinghouse services for OEM and carrier overstocked product, for all wireless platforms. PCI Marketing, d/b/a Shop Wireless.Com is an online e-tail company specializing in wireless products. If we are unable to effectively integrate these businesses into our existing business, and retain key employee expertise in our organization, it may have an adverse effect on our earnings or revenue growth.

The Loss Of Any Of Our Key Executives May Have A Material Adverse Effect Upon Our Operations.

     Our success is dependent upon the expertise of the key members of our management team, particularly our Chairman, Bernard D. Penner, President and Chief Executive Officer, Tom W. Pick, Chief Financial & Operating Officer, Nicholas Wizinsky, Senior Vice President Corporate Development, International & Carrier Sales, A. Cary Tremblay, Senior Vice President Marketing & Sales, Wireless Devices, Gord Walsh, and General Manager for Celltech, Shawn McMillen. The loss of services from any of these individuals would have a material adverse effect upon our operations. Our future success also depends on our continuing ability to attract, train and retain highly qualified technical, sales, marketing, development and managerial personnel. If we are unable to hire such personnel on a timely basis, our business, operating results and financial condition could be adversely affected.

We Will Face Challenges To Our Business If Our Target Market Adopts Alternate Standards For Wireless Transmission.

     Wireless technology is extremely complex, and products must adhere to a continually changing set of standards and compliance requirements. Currently, our solutions based technology is designed to assist wireless equipment manufactures in satisfying FCC and IC regulations. Our digital signal processing Co-Pilot(TM) speakerphone is designed to address mounting safety concerns over cellular phone use while driving. However, regulatory guidelines for radio frequency emitting wireless products, and for driver safety, are established by governments and industry standards organizations over which we have no direct influence. We have invested substantial amounts of engineering resources into developing a solutions based technology and trade secret processes that assist wireless equipment manufacturers in achieving compliance to these standards. We are also investing significant sums into specific absorption rate - related product initiatives. Furthermore, we have and will invest considerable funds to bring our Co-Pilot(TM) Speakerphone to market. If we fail to introduce systems that meet new and evolving regulations and standards, our business would be significantly harmed.

A Majority Of Service Providers That Use Wireless Technologies Are Emerging Companies With Unproven Business Models.

     Many of our distribution customers for our products are service providers that are using wireless technologies to attract and retain new end-user customers. Many of the wireless equipment manufacturersproviding product to the service providers, and those utilizing our solutions expertise, are emerging companies with a limited degree of success in the wireless industry. The wireless market is intensely competitive, and wireless equipment manufacturermarket has become increasingly competitive at all levels in recent years, primarily as a result of increased competition among the service providers that are typically forced to reduce the monthly access charges they impose upon their subscribers in order to attract and retain additional subscribers. The reduction in monthly access charges reduces the amount of capital available for service providers to invest in their purchasing of new handset models. Both service providers and wireless equipment manufacturers may therefore become under-capitalized and may not be able to remain in business for a substantial period of time. The failure or loss of both the wireless equioment manufacturersand the service providers as customers would significantly harm our business. Additionally, a number of suppliers for our distribution business are smaller and new organizations that may be under capitalized and therefore unable to meet our long term supply needs. In our distribution supply businesses, there are significant numbers of dealer organizations that are relatively small, especially in the US markets where wireless distribution markets tend to be more fragmented, and these organizations may also be under-capitalize. Both the specific absorption ratesolutions business and distribution business rely heavily on successful sales and marketing to or supply from foreign firms, and most of the firms are emerging companies, with unproven business models.

Risks Related To Our Current Financing Agreements
-------------------------------------------------

There Are A Large Number Of Shares Underlying Our Series A Preferred Stock, Convertible Note, And Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price Of Our Common Stock.

     As of April 30, 2001, we had:

          o    12,936,304 shares of common stock issued and outstanding
          o an aggregate of $1,250,000 principal 8% convertible notes that may be converted into 7,812,500, based on current market prices
          o 1,500 series A preferred shares that may be converted into 3,125,000 shares of common stock, based on current market prices
          o 415,236 warrants to purchase 415,236 shares of common stock at an exercise price of $1.9862.
          o 500,000 warrants to purchase 500,000 shares of our common stock at an exercise price of $1.78


     In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible note and series A preferred stock may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the note and series A preferred stock, and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance Of Shares Upon Conversion Of Series A Preferred Stock And Exercise Of Outstanding Warrants May Cause Immediate And Substantial Dilution To Our Existing Stockholders.

     The issuance of shares upon conversion of the series A preferred stock and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the preferred stockholders may not convert their series A preferred stock and/or exercise their warrants into more than 9.99% of our outstanding common stock, this restriction does not prevent the preferred stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the preferred stockholder could sell more than this limit while never holding more than this limit. In addition, the selling stockholder may waive the 9.99% limitation upon 60 days notice. If this limit is waived there is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

The Issuance Of Shares Upon Conversion Of the Outstanding Convertible Notes And Exercise Of Outstanding Warrants May Cause Immediate And Substantial Dilution To Our Existing Stockholders.

     The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the note holders may not convert their convertible note and/or exercise their warrants into more than 4.99% of our outstanding common stock, this restriction does not prevent the preferred stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the preferred stockholder could sell more than this limit while never holding more than this limit. In addition, the selling stockholder may waive the 4.99% limitation upon 60 days notice. If this limit is waived there is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

The Continuously Adjustable Conversion Price Feature Of Our $1,250,000 Principal Amount Convertible Notes May Encourage The Note Holders To Make Short Sales Of Our Common Stock, Which Could Have A Depressive Effect On The Price Of Our Common Stock And Could Require Us To Issue A Substantially Greater Number Of Shares.

     The convertible notes which we issued in May and June 2001 are convertible into shares of our common stock at a 20% discount to the trading price of the common stock either prior to the issuance of the notes or prior to the conversion, whichever is lower. The conversion feature may encourage the note holders to make short sales of the common stock prior to their conversions. Such sales could significantly depress the price of the common stock, allowing the note holders to convert into a substantially larger number of shares of common stock. For instance, if the price of our common stock was $1.00per share, we would be obligated to issue 1,562,500 shares. If the price of our common stock fell to $0.50, we would be obligated to issue 3,125,000 shares. Our obligation to issue shares upon conversion is essentially limitless.

The Interest Payable On The Convertible Note Is Also Convertible Into Shares Of Our Common Stock.

     The interest payable on the convertible note is also convertible into shares of our common stock. The convertible note bears simple interest accruing at an annual rate of 8%. In this regard, the lower the price of our common stock, the more shares of common stock the holder of the convertible note will receive in payment of interest.

The Interest Payable On The Series A Preferred Stock Is Also Convertible Into Shares Of Our Common Stock.

     The interest payable on the series A preferred stock is also convertible into shares of our common stock. The convertible note bears simple interest accruing at an annual rate of 8%. In this regard, the lower the price of our common stock, the more shares of common stock the holder of the convertible note will receive in payment of interest.

If we are required for any reason to repay the outstanding convertible notes in the aggregate of $1,250,000, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible notes, if required, could result in legal action against us which could require the sale of substantial assets.

     To date, we have outstanding an aggregate of $1,250,000 principal amount 8% convertible notes. The convertible notes are due and payable, with 8% interest, in May and June 2003, unless sooner converted into shares of our common stock. In addition, any event of default as described in the convertible notes could require the early repayment of the convertible notes, including a premium of 30% of the outstanding principal balance of the note at the time of the default. We anticipate that the full amount of the convertible notes, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible notes. If we are required to repay the convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.

Risks Related To This Offering and Our Common Stock
---------------------------------------------------

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in our Securities is Limited, Which Makes Transactions in our Stock Cumbersome and May Reduce the Value of an Investment in our Stock.

     Since our common stock is not listed or quoted on any exchange or on Nasdaq, and no other exemptions currently apply, trading in our common stock on the Over-The-Counter Bulletin Board is subject to the "penny stock" rules of the SEC. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker and its salespersons in the transaction, and monthly account statements showing the market values of our securities held in the customer's accounts. The brokers must provide bid and offer quotations and compensation information before making any purchase or sale of a penny stock and also provide this information in the customer's confirmation. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Our Commitments To Issue Additional Common Stock May Adversely Affect The Market Price Of Our Common Stock And May Impair Our Ability To Raise Capital.

     We currently have outstanding commitments in various forms such as warrants, options, and convertible securities to issue a substantial number of new shares of our common stock. The shares subject to these issuance commitments, to some degree, will be issued in transactions registered with the Securities and Exchange Commission and thus will be freely tradable. In many other instances, these shares are subject to grants of registration rights that, if and when exercised, would result in those shares becoming freely tradable. An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.

                                RECENT FINANCINGS

December 2000 and January 2001 Financing

     In this prospectus, we are registering 9,375,000 shares of common stock underlying $1,500,000 series A convertible preferred stock issued to accredited investors pursuant to a subscription agreements dated in December 2000 and January 2001. The number of shares of common stock issuable upon conversion of the outstanding series A convertible preferred stock is 3,125,000 assuming a conversion price of $0.48 per share. We are required to register 300% of this amount, for a total of 9,375,000 shares. In addition, 415,236 shares underlying warrants are being registered in connection with these financings. These warrants have an exercise price of $1.9862 per share.

     The Series A convertible preferred shares are entitled to a liquidation preference amount of $1,000 per share and a 12% annual cumulative dividend, calculated on the liquidation preference amount, payable quarterly and are convertible into our common stock after April 28, 2001 determined by the following formula:

     $1,500,000 plus any accrued and unpaid dividends divided by the lessor of:

     a)   $1.8062; or

     b) 80% of the average of the three lowest bid prices of our common stock for the twenty days immediately prior to the conversion.

     The Series A convertible preferred shares are convertible until December 29, 2003 at which time any shares not converted shall automatically convert to common shares at a price determined by the above formula.

     The common share purchase warrants have an exercise price of $1.9862 per common share and expire on January 2, 2006. To date the purchase warrants remain unexercised.

May and June 2001 Financing
---------------------------

     We are also registering 7,812,500 shares of common stock underlying $800,000 and $450,000 of 8% convertible debentures, due May 31, 2003 and June 6, 2003, respectively. The convertible debentures were issued to four investors pursuant to a Subscription Agreement dated May 31, 2001. Interest only payments are due quarterly commencing September 30, 2001, and the principal is due in one lump sum on the due dates, or upon events of default.

     The conversion price for the convertible debentures is the lesser of 85% of the average of the three lowest closing prices for the common stock for the 30 trading days prior to but not including the day of closing, or 85% percent of the average of the three lowest closing prices for the common stock for the 30 trading days prior to but not including the conversion date. The maximum number of shares of common stock that any subscriber or group of affiliated subscribers may own after conversion at any given time is 4.99%. The number of shares of common stock issuable upon conversion of the convertible debentures is 2,604,166 based on a conversion price of $0.177 per share. We are required to register 200% of this amount, for a total of 7,812,500 shares. The actual conversion price will depend on the market price of our common stock prior to the conversion. In addition, 500,000 shares underlying warrants are being registered. These warrants, which expire May 31, 2006, have an exercise price of $1.78.

     The parties have made mutually agreeable standard representations and warranties. We have also entered into covenants including, but not limited to, the following:

     * we may not redeem the convertible debentures without the consent of the holder;
     *    we have agreed to incur penalties for untimely delivery of the shares.

     Upon any event of default, including the failure to register or deliver shares of common stock in a timely manner upon conversion, the note holders can require us to immediately pay a sum equal to 130% of the unconverted principal amount of the notes, together with accrued but unpaid interest.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. We anticipate receiving approximately $1,714,742 if all of the warrants are exercised, which proceeds we will use for general corporate purposes and capital investments.

               MARKET FOR COMMON EQUITY AND RELATED STOCK MATTERS

     Our common stock trades on the NASD Over-The-Counter Market under the symbol "GBWL". Trading of our common stock began on September 19, 1995. The following table sets forth the range of high and low bid quotations for our common stock for each quarter of the last two fiscal years, as reported on the NASD Bulletin Board, by ACAP Financial, M.H. Meyerson & Co., Inc. and Vantage Point Capital (Canada). The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

                      PERIOD                      HIGH                  LOW
                      ------                      ----                  ---

     Year Ended October 31, 1998:
             First Quarter.............            .656                 .656
             Second Quarter............            .531                 .500
             Third Quarter.............            .375                 .375
             Fourth Quarter............            .250                 .250

     Year Ended October 31, 1999:
             First Quarter.............            .343                 .218
             Second Quarter............           1.656                 .562
             Third Quarter.............           3.250                1.218
             Fourth Quarter............           2.625                1.968

     Year Ended October 31, 2000:
             First Quarter.............           2.687                1.250
             Second Quarter............          10.125                2.000
             Third Quarter.............           4.937                2.875
             Fourth Quarter............           6.000                2.093

     Year Ended October 31, 2001:
             First Quarter.............           3.125                1.250
             Second Quarter............           2.093                 .820


     The approximate number of holders of record of our common stock, $.001 par value, as of October 31, 1999, was 298. As of October 31, 2000 there were 271 holders of record.

                                 DIVIDEND POLICY

     Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. No dividends on our common stock have ever been paid, and we do not anticipate that dividends will be paid on our common stock in the next fiscal year.

               Consolidated and Pro Forma Combined Financial Data

     The following summary of consolidated and pro forma financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the related notes. The consolidated statement of loss for the fiscal year ended October 31, 1999 and the balance sheet data as at October 31, 1999 are derived from the audited consolidated financial statements of Globus Wireless, Ltd., which have been audited by James E. Scheifley & Associates, P.C., Certified Public Accountants. The consolidated statement of loss for the fiscal year ended October 31, 2000 and the balance sheet data as at October 31, 2000 are derived from the audited consolidated financial statements of Globus Wireless, Ltd., which have been audited by KPMG LLP. The fiscal 2000 pro forma combined statement of loss is derived from the audited financial statements of Globus Wireless Ltd. and PCI Marketing and Communications Inc. for the years ended October 31, 2000 and December 31, 2000, respectively, which have been audited by KPMG LLP, and the unaudited financial statements of Edge Continental, Inc. for the year ended October 31, 2000. The balance sheet of Globus as at April 30, 2001 and the Globus statement of loss for the six month period ended April 30, 2001 was derived from the unaudited financial statements of Globus. The pro forma combined statement of loss for the 2001 three month period was derived from the unaudited financial statements of Globus and PCI for the three month period ended January 31, 2001.


Consolidated Statement of Loss:

                                       Fiscal Year October 31,                            Three Months
                               -----------------------------------------                   January 31,
                                                                2000        Six months        2001
                                                                 Pro         April 30,         Pro
                                   1999           2000         Forma(1)         2001         Forma(1)
                               -----------    -----------    -----------    -----------    -----------
Revenues                              --        6,296,301     12,965,852     16,821,929     11,497,901
Operating Expenses:
    Cost of Sales                     --        5,163,933     10,785,462     14,869,239     10,321,465
    Research and development        70,745        103,487        103,487         64,627         12,467
    General and                    746,071      1,943,211      3,239,440      2,192,595      1,447,956
    administrative
    Amortization                    49,133        132,316        431,855        242,669        120,173
                               -----------    -----------    -----------    -----------    -----------
        Total Expenses             865,949      7,342,947     14,560,244     17,369,130      11,902,061
                               -----------    -----------    -----------    -----------    -----------
                                  (865,949)    (1,046,646)    (1,594,392)      (547,201)      (404,160)

Interest                            21,612       (158,967)       307,198       (556,047)      (468,216)
                               -----------    -----------    -----------    -----------    -----------
Loss                              (844,337)    (1,205,613)     1,901,590     (1,103,248)      (872,376)
Loss per Share                       (0.10)         (0.10)         (0.14)         (0.08)         (0.06)


Consolidated Balance Sheet Data:
                                          As at October 31,       As at April 30
                                         -------------------      --------------
                                         1999           2000           2001
                                         ----           ----           ----
Total Current Assets                    585,191      6,438,363      3,474,677
Fixed Assets, at cost, less             290,351        428,738        469,344
accumulated depreciation
Other Assets                             16,111         52,762         50,464
Goodwill                                   --        1,355,409      3,559,859
Total Current Liabilities               141,226      5,984,626      2,263,499
Total Shareholders' Equity              750,427      2,290,646      5,290,845

-------------
(1) Gives effect to the acquisition of PCI Marketing and Communications Inc.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. This document contains forward-looking statements including, among others, anticipated trends in our financial condition and results of operations and our business strategy. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in our internal budgeting process which might impact trends in the our results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in the our business strategy or an inability to execute its strategy due to unanticipated changes in the industries in which we operates; and (iv) various competitive factors that may prevent the us from competing successfully in the marketplace.

Results of Operations


Six Months Ended April 30, 2001 Compared to The Six Months Ended April 30, 2000

     Consolidated Revenues. Consolidated revenues for the first six months ended April 30, 2001 increased to $16,821,929 as compared to nominal sales of $50,275 for the same period in 2000. The increase in revenues is the result of expanded wireless products distribution in the US and Canada, enhanced via two distribution based acquisitions resulting in $16,535,807 improvement, and increased demand for specific absorption rate related services contributing an additional $235,787 over the six month period ending April 30, 2001.

     Gross Margins. Gross margins for wireless products during the six months ended April 30, 2001 were $1,677,640 or 10.1 % of revenue, an increase from gross margin earnings of $4,740 or 44.3% for the same period in 2000. The increase in gross margins is directly attributable to revenue volumes associated with hand-set sales, however the decline in gross margin as a percentage of revenue is the result of competitive pressures associated with a build-up of world wireless product inventory in a slowing wireless marketing economy.

     Selling, general, and administrative costs. Selling, general, and administrative costs for the six months ended April 30, 2001 increased to $2,192,595 or 13.03% as compared to $569,785 for the same period in 2000. Increases in selling, general and administrative costs are attributed to the recent additions of the distribution operations in Markham, Ontario, and Calgary, Alberta impacting negative general and administrative variances by $887,503, introduction of the warehouse distribution facility $178,710, and additions to senior management and administrative costs of $569,597.

     Loss per share. We recorded a loss of $1,103,248 or $(0.08) per share for the six months ended April 30, 2001 as compared to $619,341 or $(0.05) per share loss recorded over the same period in 2000. The improvement in losses is the result of increased revenue volumes translating into gross margin improvements of $1,908,387, and minor cost reductions in Research and Development and other non-operating costs of $39,356. This improvement has been offset by cost increases in general and administrative costs of $1,622,810, amortization of $242,669, and interest charges of $566,171.

     Accounts receivable. Accounts receivable at April 30, 2001 were $647,945, a decrease of $4,225,932 or 86.7% from $4,873,877 recorded at fiscal year end October 31, 2000. The decrease is due to a settlement of hand-sets and wireless accessories of $3,847,000, and aggressive collection policies resulting in a further contraction of $378,932.

     Fixed assets. Fixed assets were $469,344, net of accumulated amortization, for the six month ended April 30, 2001 as compared to $428,738 at fiscal year end October 31, 2000, net of accumulated amortization. The small increase was attributable to office and laboratory equipment purchases.

     Accounts payable and accrued liabilities. Accounts payable and accrued liabilities decreased $2,832,146, or 67.2% to $1,382,388 for the six month period ended April 30, 2001 as compared to $4,214,534 at fiscal year end October 31, 2000. Such obligations have been settled with the supplier base prior to the six month period ended at April 30, 2001.

     Notes payable. Notes payable for the six month period April 30, 2001 were $800,000 and were issued during the period to secure funding for working capital purposes and to extinguish earlier issued bridge loans of previously acquired Edge Continental. At October 31, 2000, we had recorded $500,000 in bridge financing and which we subsequently converted to preferred shares during the six month period ending April 30, 2001.

Fiscal Year Ending October 31, 2000 Compared to Fiscal Year Ending October 31, 1999

     Loss. In the year ending October 31, 2000, we recorded a loss of $1,205,613 or $(0.10) per share. This compares to a $868,596 or $(0.10) per share loss recorded in the year ending October 31, 1999. . The increased loss in fiscal 2000 is attributable to increased costs of amortization of $83,183, selling, general and administrative of $1,197,140, interest costs of $167,300, and Research and Development of $32,742. This is partially offset by positive variances resulting from increased sales volumes of wireless handsets and accessories translating into gross margin of $943,320, and engineering revenue of 189,048 and non-operating costs of $10,980

     Revenues. Revenues for the period ending October 31, 2000 were $6,296,301. We did not record sales revenues during fiscal 1999. The increase in revenues reflects wireless handset and accessory sales of $6,107,253 and engineering revenues of $189,048..

     Gross Margins. Wireless handset and accessory gross margins were$943,320 or 14.9% of revenue. Engineering gross margins werer $189,048 or 100% of revenue. Costs associated with generation of engineering revenue are recorded in Selling, General, and Administrative costs. We did not record gross margin earnings in fiscal 1999.

     Selling, general, and administrative. Selling, general, and administrative costs for the year ending October 31, 2000 were $1,943,321 or 30. 9% of revenue. This compares with selling, general, and administrative for the year ended October 31, 1999 of $746,071. The increase in selling, general, and administrative costs is attributable to operations in the US $21,475, integration of Eastern Canada distribution operations contributing additional costs of $221,514, and additional senior management, legal and regulatory fees, and head office operations contributing additional cost of $954,151.

     Accounts receivable. Accounts receivable at October 31, 2000 were $4,873,877 or 77.4% of revenue, an increase of $4,838,680 from $35,197 recorded at the year ending October 31, 1999. This increase is attributable to wireless handset and accessory sales contributing $3,846,845, and the impact of newly acquired Markham, Ontario operations contributing $782,981. The balance is attributable to US based wireless handset and accessory sales.

     Inventory. Inventory at October 31, 2000 was $1,143,891. There were no recorded inventories at October 31, 1999. The increase in inventory is attributable the growth of the wireless products distribution business contributing $221,326, and the acquisition of Markham, Ontario operations contributing $922,565.


     Short-term investments. Short-term investments reflects investments in a perspective acquisition of PCI, d/b/a Shop Wireless Ltd. Conclusion of this investment is expected to take place before the end of the first quarter of fiscal 2001.

     Fixed assets. Fixed assets increased $138,387, from $290,351 (net of accumulated amortization) at October 31, 1999 to $428,738 at October 31, 2000 (net of accumulated amortization). The increase is attributable primarily to the purchase of laboratory equipment for Celltech Research Inc and assets acquired in the purchase of Edge Continental Inc.

     Amortization. Amortization costs for the year ended October 31, 2000 were $132,316 compared with $49,133 for the year ended October 31, 1999.


     Accounts payable and accrued liabilities. Accounts payable and accrued liabilities increased $4,073,308, to $4,214,534 as at October 31, 2000. This increase is attributable to purchases of wireless products for distribution operations contributing $3,561,602, and acquisition of Markham, Ontario operations contributing $511,706 .


     Short-term. Short-term debt increased $498,879 from $1,121 at October 31, 1999 to $500,000 at October 31, 2000. The increase is attributable to private placement loan proceeds of $500,000.


     Notes payable. Notes payable at October 31, 2000 were $780,375 and reflect the outstanding debt due to lenders of Edge Continental Inc. There were no outstanding note loans as of fiscal 1999.


Plan of Operation


     In fiscal 2001, we initiated the following actions and strategies with regards to the on going advancement of business opportunities through to the current quarter.

     In November 2000, we announced the acquisition of Edge Continental Inc., a wireless products distribution company, for a combination of shares and cash totaling $1.55 million. In December 2000 its operations in Markham, Ontario were amalgamated into Globus Wireless Canada Ltd. In the 2nd quarter of fiscal 2001, the former principals of Edge Continental terminated their employment with us. Settlement with one principal is completed and involved the return of 75,000 of the 150,000 previously issued shares and forfeiture of the balance of $166,667 owing under the acquisition. Settlement with the other principal is still outstanding. Business at Markham has been reengineered.. New sales management have been retained, the integration program is now expected to be completed in our 3rd quarter of fiscal year 2001. In addition to savings of $25,000 per month from staff changes, operations have been downsized and divisional costs reduced by 25%, inclusive of salaries, benefits, and variable costs associated thereto. The operations provided 7 % of revenues in the second quarter.

     In December 1, 2000, we commenced setup of a new US based Marketing, Procurement & Distribution Center in California, to serve as the primary US sales and distribution center, opening in February 2001. We have a lease commitment on the facility thru to April 30, 2002, at $19,744 per month. Forty percent of the facility is currently rented on a monthly basis for $10,000 per month.

     We acquired PCI Marketing & Communications Inc. which now operates as Globus On-Line Inc., d/b/a Shop Wireless.Com. This business unit is operated as a stand-alone entity, while sharing resources with Globus Wireless Canada Ltd. We provide both growth funding , up to $486,300 thru to April 30, 2002, as well as certain proprietary products that provide Shop Wireless.Com with greater margins than in our other volume-driven distribution channels. Shop Wireless provided 5% of our total revenues for the quarter ended April 30, 2001.

     In January 2001, we entered into a specific absorption rate engineering services agreement with Deltacom Co. Ltd. of Korea. We completed a preliminary analysis in January 2001. In March 2001, Deltacom advised us that software technical and business difficulties were delaying the product launch. We express concerns regarding the ability of Deltacom Co. Ltd. to complete this contract. As a result of our concerns, we only recorded non-refundable deposits of $75,000 in our revenues.

     In April 2001, we secured a worldwide exclusive technology licensing agreement with Cadco Ltd., of Hamilton, Ontario, concerning innovative, highly developed products and technologies ready for the wireless market. The first product under the agreement is a portable vehicle speakerphone and which was launched in June 2001. Full-scale product distribution will commence in the 4th quarter of fiscal 2001 as manufacturing operations in Korea come on stream. The agreement with Cadco required the us to advance up to $300,000 in royalty payments to be set-off against future royalty payments due to Cadco.

     In April 2001, we also announced an expansion program for research subsidiary Celltech Research Inc., which will provide the resources and opportunity to service multiple wireless equipment manufacturers and to advance our proprietary research efforts. The new research and development center will be located in a new high tech park in Kelowna, British Columbia, and open this fall.

     In April 2001, we ended a handset distribution agreement that had experienced sharp margin declines and no longer met strategic objectives. We earned $13.6 million in handset sales revenues for fiscal 2001 prior to ending the supply agreement, however changing market conditions, declining world pricing and margins for the product resulted in the decision to end the supply agreement for the remaining $24.8 million in product. We are now concentrating our revenue stream efforts on proprietary products with significantly greater margins and less competition. Revenues are projected to further decline in the 3rd quarter of fiscal 2001, while we prepare for the manufacture launch of our proprietary hands-free product and then rise again in the 4th quarter 2001 when supply lines solidified.

     On June 2, 2001, Mr. Tom. W. Pick was appointed President & CEO, and member of the board of directors. Mr. Pick has in excess of 20 years experience in the wireless industry, most recently as Director, North American Carrier & Distributor Operations for Motorola Inc.

     Expertise in providing specific absorption rate solutions for wireless phone manufacturers and identifying new solutions, processes and products to address these issues and product performance remain our strategic priority. During the most recent quarter, we focused primarily on a continuing expansion of marketing efforts for a range of proprietary wireless products and a revamping of our distribution model, consistent with the specific absorption rate and performance issues focus for our business plans, including new business opportunities in this area. Our business plans call for significant expenditures over the next 12-month period, up to $5.0 million, including a $1.13 million for capital expenditures, $1.8 million in inventories and $550,000 on technologies and product development, $475,000 bridge loan retirement, and the balance of $1,045,000 for working capital.

     The business focus will remain on specific absorption rate and performance products in fiscal 2001, with greater emphasis on higher margin product sales as distribution channels become more firmly established. We continue to actively examine both market opportunities and market fluctuations for wireless product distribution, particularly in light of turbulent market conditions. Projected inventory finance requirements are primarily for the recently launched wireless handsfree product technology.

     We are committed to both expanding subsidiary Celltech Research and the license agreement with Cadco Ltd., advancing research on technologies in both the radio frequency and audio spectrum of wireless communication devices. Any new technologies and resulting products will have relevant specific absorption rate implications and as well adhere to a commitment to high performance products. Celltech Research expansion and research program costs are projected at $836,000 thru to fiscal year end.

     We currently have thirty six employees and officers. Monthly salary costs for all operations and subsidiaries is $124,000. A significant amount of the monthly expenses are for corporate development, including marketing, travel and professional fees, and product research.

     We may have to secure additional capital financing beyond our current agreements, to meet ongoing requirements and our stated objectives throughout the fiscal year ending October 31, 2001. We are currently seeking a minimum of $5.0 million in new financing, debt and equity, to realize our business plans. Negotiations are continuing with potential investors and with current finance partners and we will look to secure new investment banking before the end of fiscal 2001, subject to general market conditions and reaching an agreement for such services that is favorable.

     Based on current market conditions, and success in raising private financing in the past, the we expect to complete financings as required for growth and operations. The costs of equity financings have risen significantly and we are looking to gain improved debt finance. We have only entered in to debt instrument financing this current fiscal year, firstly on a bridge loan basis, to provide for working capital and to replace more expensive bridge loan financing issued by prior owners of our recent acquisition of Edge Continental. We are not satisfied with the interest expense being incurred for our short term borrowing needs and continue to pursue alternative and less expensive financing. We expect to be in a position for greater asset based, lower interest cost finance by the 4th quarter fiscal 2001.

     Any significant capital expenses or increases in operating costs will be dependent upon the ability to raise additional capital, debt financing, associated costs for new financing and our ability to generate revenue from sales of our products or services.

     Historically, we have not generated sufficient revenue from sales of our products or services to sustain operations. The sales cycle to wireless equipment manufacturers of a proprietary specific absorption rate solution processes have been lengthy and is just recently generating interest from the industry.

     Furthermore, the Wireless Devices Product Group only recently saw its sales grow in the 4th quarter of fiscal 2000. This growth trend in wireless devices distribution revenues continued in the 1st quarter fiscal 2001, however declining margins and sales were experienced in the 2nd quarter. Forecasted revenues generated by product distribution have been lowered for the last two quarters of fiscal 2001 as we moved to focus more on higher margin proprietary product, especially with the market launch of the Digital Co-Pilot(TM) in the 3rd quarter of fiscal 2001. Our revised revenue forecast for fiscal 2001 is $23.1 million, with $16.9 million in revenues earned thru to end of the 2nd quarter.

     Subject to market conditions, we are projecting to self-finance some of the expansion plans and will continue to examine product offerings to improve margins.

Liquidity & Capital Resources

     On November 21, 2000, we received bridge financing of $250,000 bearing interest at 18% per annum , due December 21, 2000. On January 2, 2001, we received an additional $750,000 which, along with the $250,000 referred to above and $500,000 received prior to October 31, 2000, aggregating $1,500,000, was converted into 1,500 series A convertible preferred shares and 415,236 common share purchase warrants.

     The series A convertible preferred shares are entitled to a liquidation preference amount of $1,000 per share and a 12% annual cumulative dividend, calculated on the liquidation preference amount, payable quarterly and are convertible into our common stock after April 28, 2001 determined by the following formula:

     $1,500,000 plus any accrued and unpaid dividends divided by the lessor of:

     a)   $1.8062; or

     b) 80% of the average of the three lowest bid prices of our common stock for the twenty days immediately prior to the conversion.

     The Series A convertible preferred shares are convertible until December 29, 2003 at which time any shares not converted shall automatically convert to common shares at a price determined by the above formula.

     The common share purchase warrants have an exercise price of $1.9862 per common share and expire on January 2, 2006. To date the purchase warrants remain unexercised.

     The series A convertible preferred bridge financing contains a beneficial conversion feature as the preferred shares are convertible at prices that are less than market price at the date of issuance. Accordingly, interest expense of $50,500 and a corresponding increase in additional paid-in capital has been recorded in the statements of loss and comprehensive loss and stockholders' equity. In addition, interest expense of $304,000, being the fair value of the warrants granted, has been included in the loss for the six month period ended April 30, 2001. The fair value of the warrants granted was determined using the Black Scholes method using the five year life of the warrants, volatility factor of 55%, risk free rate of 6.5% and no assumed dividend rate.

     During the six months ended April 30, 2001, we received $800,000 in exchange for four promissory notes. The notes are secured by a pledge by Globus, in the event of default, to issue an amount of its common stock with a value of two times any outstanding principal and unpaid interest. $625,000 and $175,000 of the notes bear interest at 30% and 24% per annum respectively, payable monthly. The notes are due as follows: June 26, 2001 -$325,000; and September 26, 2001 - $475,000.


--------------------- --------------- ----------------- --------------- --------- -------------- ------------------
Financing Instrument   Common Shares                     Notes Payable   Interest    Interest
                          Warrants    Preferred Shares     Principle       Rate   Expenses April  Termination Date
                                                                                       30/01
--------------------- --------------- ----------------- --------------- --------- -------------- ------------------
Series A                     --             1,500              --         12.0%      $ 50,500         Dec 29/03
Convertible
Preferred Shares

Common Share              415,236            --                --          N/A       $304,000         Jan 2/06
Warrants

Note Payable                 --              --             175,000       24.0%      $  3,452         Sept 26/01

Note Payable                 --              --             325,000       30.0%      $ 17,095         June 26/01

Note Payable                 --              --             150,000       30.0%      $  7,890         Sept 26/01

Note Payable                 --              --             150,000       30.0%      $  7,890         Sept 26/01


                                       22


     Subsequent to our six months ended period April 20,. 3001, we issued an aggregate of $1,250,000 principal amount of convertible notes and 500,000 warrants to four unrelated investors in May and June 2001,. The convertible notes are due and payable, with 8% interest, in May and June 2003, unless sooner converted into shares of our common stock. Interest only payments are due quarterly commencing September 30, 2001, and the principal is due in one lump sum, or upon certain events of default. Assuming none of the convertible notes are converted, our quarterly interest payment would equal $25,000. We anticipate that the full amount of the convertible notes, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible notes. If we are required to repay the convertible notes, we would be required to use our limited working capital and raise additional funds.
If we were unable to repay the notes when required, the note holders could commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.


     No dividends have been declared since our inception nor do we anticipate that dividends will be declared in the ensuing fiscal year.


     We do not have existing capital resources or credit lines available that are sufficient to fund our operations and capital requirements as presently planned over the next twelve months. We are actively pursuing additional funds through the issuance of debt and/or equity instruments. Currently, we are discussing with Laurus Master Fund, Ltd. the possibilities of additional financing. However, no formal agreements have been reached and no assurances can be given that such financing will be forthcoming. We may also seek a working capital line of credit to be secured by our accounts receivable and inventory.
However, such funds may not be available on favorable terms or at all.

Our schedule of capital commitments as of July 2001

--------------------- --------------- ----------------- --------------- --------- -------------- ------------------
Financing Instrument   Common Shares                     Notes Payable   Interest    Interest
                          Warrants    Preferred Shares     Principle       Rate   Expenses April  Termination Date
                                                                                       30/01
--------------------- --------------- ----------------- --------------- --------- -------------- ------------------

Series A                     --             1,500              --         12.0%     $ 50,500         Dec 29/03
Convertible
Preferred Shares

Common Share              415,236            --                --          N/A      $304,000         Jan 2/06
Warrants

Note Payable                 --              --             175,000       24.0%     $  3,452         Sept 26/01

Note Payable                 --              --             325,000       30.0%     $ 17,095         June 26/01

Note Payable                                                150,000       30.0%     $  7,890         Sept 26/01

Note Payable                                                150,000       30.0%     $  7,890         Sept 26/01

Convertible               320,000            --             800,000        8.0%         --           May 2003
Promissory Notes

Convertible                40,000            --             100,000        8.0%         --           June 1/03
Promissory Notes

Convertible                40,000            --             100,000        8.0%         --           June 1/03
Promissory Notes

Convertible               100,000            --             250,000        8.0%         --           June 1/03
Promissory Notes


                                    BUSINESS

Overview

     Globus Wireless, Ltd., with its wholly-owned subsidiaries Celltech Research Inc., Globus Wireless Canada Ltd., and Globus On-Line Inc., designs, engineers, and markets wireless devices components, products and technologies. We deliver products that are relevant to market needs that address the health and safety issues for wireless devices. We have two primary objectives:

     o To become a profitable design and development company of relevant, proprietary, patented wireless technologies that increase user safety and/or performance;

     o To sell worldwide, renowned quality, high performance wireless products with Globus(R) branded proprietary technology;


     We maintain corporate offices as well as head offices for Globus Wireless Canada and our research center, Celltech Research, at 1955 Moss Court, Kelowna, British Columbia, Canada V1Y 9L3. Our registered offices in the United State are Ste 220 - 1495 Ridgeview Reno, NV. We operate marketing, sales and distribution centers in Los Angeles, CA., Markham, Ontario, Canada; and Seoul, Korea.

     Our common shares currently are traded on the NASD Over-The-Counter market under the trading symbol "GBWL."

     Our subsidiaries and the percentage of voting shares that we beneficially own are as follows:

Name of Subsidiary (Jurisdiction)                                   Ownership
---------------------------------                                   ---------
Celltech Research, British Columbia                                    100%
Globus Wireless Canada, Ltd., Federal                                  100%
Globus Online Inc., Alberta                                            100%
Globus Wireless Korea Ltd.                                             100%


History

     We were incorporated on June 10, 1987, pursuant to the laws of the State of Nevada under the name Daytona-Pacific Corporation. On October 18, 1994, we acquired all of the assets of Globus Cellular & User Protection Ltd. (Canada), a corporation formed in the Province of British Columbia, Canada, on July 28, 1993. With this acquisition of wireless technology, we then changed our name to Globus Cellular & User Protection Ltd. In August 1997, we changed our name to Globus Cellular, Ltd. On December 9, 1999, we changed our name to Globus Wireless, Ltd., the name being more indicative of our expertise, technologies and new product lines.

     In June 1999, we had a change in our management following the resignation of the President and CEO. Our board of directors subsequently appointed a new executive group to manage Globus. Past Vice President, 1994-97, Mr. Bernard Penner, was appointed President, CEO and Chairman, past General Manager, Mr. Nick Wizinsky, was appointed Chief Operations Officer and Secretary Treasurer, and later was named Chief Financial Officer, and Mr. Cary Tremblay was appointed Vice President--Marketing & Sales, moving to Senior Vice President Corporate Development, International & Carrier Sales in September 2000. The decision was made by the board of directors to move Globus forward from being a development company to an operational concern with proven product, manufacturing capabilities, marketing and sales revenue and profitability. In April 2000, Mr. Gord Walsh joined the executive group and serves as Senior Vice President Marketing & Sales, Wireless Devices Dealer Distribution.

     In June of 2001, Mr. Tom W. Pick, former Director of Operations for Motorola Inc., joined us as President, CEO and Director. Our former President and CEO, Bernard Penner, continues to serve us as Chairman and President of Globus Wireless Canada Ltd. and Globus On-Line Inc.


     We are in the wireless field of specific absorption rate or SAR research. SAR is the measurement of heat generated in human tissue by radio frequency radiation from wireless transmitting devices, such as cellular phones, wireless modems, cordless telephones, etc.

     Our research operation is headed by physicist, Mr. Shawn McMillan, recognized and respected industry-wide as a leading specific absorption ratespecialist. Mr. McMillan is a member of the FCC IEEE subcommittee responsible for establishing industry regulations for Radio Frequency or RF radiation of wireless communication devices. In addition to researching and developing specific absorption rate related technologies the Company, through its subsidiary Celltech Research, provides RF and specific absorption ratecompliance testing for over thirty-five industry leading wireless equipment manufacturers.

     Globus and Globus Wireless Canada collectively provide an international distribution engine providing product at several distributor levels, domestically and internationally, direct from a wirless equipment manufacturers supply, as well providing product under value added dealer programs in North America. Globus On-Line Inc. provides for direct to consumer distribution without having to have a traditional brick and mortar operation.


Principal Products

     Our original wireless industry product was a shielding device, sold as an aftermarket add-on for cellular phones. In late 1994, we abandoned this shielding technology because of low market acceptance and performance factors, in favor of research into new antenna technologies.

     From 1995 to 1999, we were a development stage company. Research prototype antennae were continually designed and tested by researchers at Globus as they pursued advancements in near field radiation reduction and far field performance enhancement. An extensive patent program commenced. Research efforts were to be bolstered when on August 16, 1996, the United States Federal Communications Commission came out with new stringent guidelines for the cellular industry manufacturers of phone devises requiring that these products not exceed radiation exposure levels to users. These guidelines force manufacturers into compliance by either tuning down the output of the phones or redesigning the antennas to reduce exposure to users.

     Since 1995, our research and testing capabilities have been developed in-house and with the assistance of Canada's National Research Counsel, providing grant monies as well as assisting us in our relationship with the Department of Physics of Okanagan College University in British Columbia. Various research efforts were led by Dr. Dan Murray, Director of Research from 1994 to 1997, from the Dept. of Physics at the Okanagan College University, and more recently by Mr. Shawn McMillen. It was not until late 1999 that our various research efforts resulted in a multi-part SAR solutions technology, that can utilize a Globus designed or a wirless equipment manufacturer designed antenna, and that could meet the specifications required by wireless equipment manufacturers and would assist the wireless equipment manufacturer in meeting the US Federal Communications Commission and Industry Canada regulations.

     Today, with Celltech labs providing Globus on-going research, design advancements and unique testing capabilities, we now have garnered significant interest in our SAR solutions technology and processes from a number of international handset and other RF-device wireless equipment manufacturers. We are also pursing several SAR-related research initiatives for both aftermarket and wireless equipment manufacturer applications.

     Our recently revamped international product distribution engine, including contributions from the acquisitions of Edge Continental and PCI Marketing, has provided us with the means to move products, wireless equipment manufacturers, aftermarket or our design, both ways through the distribution channel. While we will continue to distribute and sell an array of wireless equipment manufacturers handsets and accessory product, we are moving towards a greater emphasis on distribution of Globus proprietary product and specifically targeting larger volume sales to wireless equipment manufacturers and Carriers. When an wireless equipment manufacturer launches a new handset, or a Carrier makes a commitment to a particular phone model, they frequently source suppliers for all required accessories that are to be bundled with a handset model.

     Through an exclusive worldwide technology licensing agreement with Cadco Ltd., Globus will introduce the first portable speakerphone for cellular telephone communication in a vehicle using true digital signal processing. We have filed for trademark protection of the name Digital Co-Pilot(TM) for this product.

Competition

     We are not aware of any direct competition for our core specific absorption rate solution processes that focus on low radiation and high performance factors in a wireless equipment manufacturers handset, or other RF-emitting devices. There are several firms in the marketplace providing a variety of antenna technologies, such as Centurion in Nebraska, Ace Antenna in Korea and Algon in Sweden; however, we have established an expertise in antenna design and shielding research, particularly in the areas of low radiation and high performance, through our wholly-owned subsidiary Celltech Research. There are other testing labs, including PC Test in Maryland, and Apprel Labs in Ottawa, Ontario, operating for the sole purpose of generating testing only revenues; however, to our knowledge there is no other testing center like Celltech were testing, solutions and compliance filing can all be provided to the wireless equipment manufacturers. Most of the wireless equipment manufacturers do have some type of internal testing lab organization, but with the exception of a few larger wireless equipment manufacturers such as Nokia, Motorola, Ericsson and Samsung, most contract out testing of the product to FCC and/or Industry Canada regulations, or other regulatory bodies in other parts of the world.

     Celltech's advantage comes in providing a "total solution", from testing, problem solving and engineering, design and if required contract manufacture of components. Additionally, Celltech testing and solution services are focused on requirements for RF emitting devices and the company has the latest in testing apparatus, equipment and facilities, facilitated by GM Shawn McMillen's position on the FCC subcommittee for SAR.

     Celltech, in addition to serving the wireless equipment manufacturers design and testing requirements of its wireless equipment manufacturer clientele, provides independent testing services to other wireless equipment manufacturers. In these capacities, Celltech is competing with a very limited number of like qualified testing-only driven labs around the world, based primarily in North America and Europe, including PC Test, and Apprel, as well as other US-based firms such as Rhientech and Washington Labs.

     With the recent acquisitions and integration of Edge Continental and PCI Marketing, we now have an international distribution engine servicing wireless equipment manufacturer, carrier, distributor, dealer and retail clients. Globus Wireless has a diverse product offering from wireless equipment manufacturers handsets and accessories, to high quality aftermarket accessories, to its own proprietary design accessory products. Focus markets include North America, South America, Latin America and Korea.

     There are a host of wireless equipment manufacturer, aftermarket and e-commerce competitors to the product line in these and other world markets. Each of our products, with the exception of the recently launched Digital Co-Pilot(TM), has a proven track record in North American, European or Asian marketplaces. Competition with similar products, if any, would be on the basis of price, performance, quality of the products and delivery time to the client. It is the latter factor, the ability to fulfill quickly, that has become of increasing importance in the highly competitive wireless industry market and we are confident, with distribution centers in Los Angeles, Markham Ontario, Seoul Korea and Kelowna, B.C., it can satisfy market demands to deliver quality product on time. As well, products, such as the Co-Pilot(TM), provide an exclusive technology leadership position.

     Proprietary products will become the focus of our sales and distribution efforts, allowing it to further differentiate the Globus(R) brand in the marketplace. The Company is moving away from distribution sales of product lines with large numbers of competitors, competing primarily on the basis of price and supply time, resulting in low and declining margins. The Company recently opted out of a handset distribution agreement for these reasons and is now distributing handsets on an opportunistic, limited numbers, set margin target basis.

Patents & Trade Secrets

     Since 1995, we have incurred significant expenses in patenting fees for an antenna technology. A favorable opinion on the technology was granted by the International Patent Cooperation Treaty Examiner and subsequently patents have been issued in the United States and in Europe. Patent applications are in various states of pendency in several other jurisdictions. In December 1999, we filed a statement of claim in the British Columbia Supreme Court, against Paul Bickert, our former president and director , including allegations that he breached fiduciary duties as a director and officer, and requests for confirmation of our ownership of the patented technology and for unspecified damages against Mr. Bickert. A trial date has been set for April of 2002. We believe that our Statement of Claim has merit.

     We have not yet used this patented antenna technology in any of our specific absorption rate solutions. This patented technology does not appear to have had any effect on our ability to market successfully our new specific absorption rate solution processes to wireless equipment manufacturers, which are being developed in response to specific wireless equipment manufacturers designs, may require use of the a wireless equipment manufacturers' current antenna design, and are not connected to the patented technology.

     With supporting efforts and facilities at Celltech, we will continue filing for patent protection of new antennae designs should we deem such action to be in our best interests. Our policy is to seek patent protection in the major industrial markets firstly, and to then seek protection in emerging markets where wireless networks are or will be surpassing growth of traditional land-based communication networks. With respect to our proprietary specific absorption rate solutions processes, we have instead elected to protect these and our how-to knowledge under an internal trade-secret policy. Wireless equipment manufacturers' clients are provided only with an end-solution and do not participate in research efforts to resolve specific absorption rate and performance issues on their particular handset or other device. Key employees and senior management knowledgeable in the trade secret processes utilized are under non-competition non-disclosure agreements and full disclosure is limited to senior-most persons in the organization.

Marketing

     The world wide wireless industry has been and will continue to demonstrate tremendous growth. In less than a decade it has become a trillion US dollar industry. The emergence of new wireless platforms that are able to converge with the other technologies are opening up new markets worldwide. Lower acquisition and operating costs for the consumer are making wireless technology more accessible each day. So much so that in some markets in Asia Pacific wireless is starting to directly compete with traditional landline services. There are conflicting analyst projections regarding the rate of growth, but there is consensus the industry will continue to experience explosive growth.

     We have extensive in-house knowledge and resources in the area of distribution, with over 75 years of electronics distribution and marketing experience in our management team. Experience and an understanding of the electronics and wireless markets, coupled with the ability to position, market, distribute products and secure strategic alliances, allows us to bring our core products to market quickly and efficiently through our distribution network.

     Presently, we distribute wireless equipment manufacturers and aftermarket accessories directly to approximately 1000 Canadian dealers as well as a group of key US distributors. We currently hold exclusive distribution rights for a wide variety of aftermarket wireless products. This distribution network allows us to introduce the Digital Co-Pilot(TM) and other proprietary products to the market quickly. Having a distribution capability is an important means for us to readily identify the needs of dealers and consumers, especially for the development of new technologies and their respective niche market opportunities.

     Primary distribution of Globus(R) proprietary products will occur through established, large-scale distributors, carriers and wireless equipment manufacturers. Defined territory international distribution agreements and strategic joint ventures will be considered and promoted on the basis of receiving advanced licensing fees. We are currently negotiating for distribution rights to the Co-Pilot(TM) in Japan and Europe.

     We own and operate Globus On-Line Inc., d/b/a Shop Wireless.com, a pure play B2C company with US, Canadian and United Kingdom URL's. Shop Wireless achieves in excess of 2 million hits per month on their e-tail site, ranked in the top 10% of North American pure plays. Although e-tail businesses in general have had major declines in business, we remain committed in the long term to the business and distribution channel provided by Shop Wireless. Plans have commenced to incubate the business, lower operating costs and share resources with Globus Wireless Canada Ltd., improve on current product margins and see Globus(R) core products, such as the Co-Pilot(TM), moved through this channel. Additionally, we are now seeking strategic partners for this business unit, targeting regional and national businesses currently without an e-tail operation.

     The existing product mix of non-proprietary products and wireless equipment manufacturers' product is in the process of being narrowed to a mix of core wireless equipment manufacturers' staple product and aftermarket products which contribute to the corporate vision, while maintaining the critical mass necessary to remain on the standard vendor lists of Globus customers.

     With primary warehousing and fulfillment centers located in Los Angeles and Markham, Ontario, Globus has the infrastructure necessary to move products through the various distribution channels. We are expecting to provide direct fulfillment on Globus(R) core products for wireless equipment manufacturers, carriers and distributors, and the facilities are important to our ability to add value to the supply chain. US warehouse and fulfillment operations will be reevaluated as the Company plans for a transfer of corporate, marketing and sales operations in mid 2002, to a US location providing better and more direct access to markets and business resources.

     The primary objective of our research and development division, Celltech, is to assist wireless equipment manufacturers with their product compliance to Federal Communications Commission guidelines for specific absorporation rate and effective radiated power emissions, simultaneously providing real-world performance enhancing solutions as demanded from the marketplace.


     We will continue to explore new market, product and technology opportunities in the industry, and leverage established and building relationships in our various distribution channels.

Manufacturing


     Globus maintains a facility in Seoul, Korea, primarily for the purpose of supervising quality and coordinating contract manufacturing for exclusively distributed Globus products. In addition to controlling contract manufacturing, Globus Korea is responsible for distribution of Globus products in the local Korean market.

     The first such product being manufactured in Korea is the Digital Co-Pilot(TM). The manufacturing processes were tested and proven initially in Canada by Cadco and then transferred to Globus personnel in Korea, who were able to reduce the cost of manufacturing by a factor of over 50%. Globus Korea consists of several key individuals with extensive industry and manufacturing experience, and local and Asian networks.

     The vast majority of products moved by our distribution businesses are manufactured by internationally recognized wireless equipment manufacturers, with whom we have reached supply agreements. Product for which we have exclusive distribution rights and/or proprietary design rights to are contracted out to reputable and established manufacturers.

Research & Development

     Design and engineering of specific absorption rate related technologies have been the primary focus of our research and development efforts. Research efforts have been further defined to focus on resolving emissions and design issues to enable clients to get their products to market as quickly as possible. For the year ended October 31, 1999, we expensed approximately $70,745 in research & development. For the year ended October 31, 2000, we have expensed $103,487 in research and development.

     The opening of Celltech in 1999 provides us with the opportunity to serve as a full service testing and solutions provider to wireless equipment manufacturers. In addition to providing design and engineering services, Celltech provides for FCC compliance testing and performance testing. Mr. Shawn McMillen, General Manager for Celltech, is recognized in the wireless industry as a leading specific absorption rate expert and has extensive experience in specific absorption rate research and FCC compliance testing.

Employees

     We currently have 36 full-time employees in the operations, marketing, sales and research areas of the business. None of our employees in any division or subsidiary are covered by a collective bargaining agreement, and we believe that our relations with employees are good. To date, employee turnover has been nominal, and we have historically been able to attract qualified and experienced personnel.

Government Regulations

     According to federal environmental regulators, US and Canada, our specific absorption rate solutions technologies and processes, are considered passive devices and, as such, fall outside the scope of Radiation Emitting Devices Regulations. At present there are no federal environmental regulations to which our products are subject. Currently, the US government, through the FCC, has set guidelines for antenna radiation emission levels, measured in conjunction with the operation of a wireless phone. Our specific absorption rate solutions are designed to assist wireless phone wireless equipment manufacturerswhose product must satisfy these guidelines. There is no assurance, however, that specific regulations on Globus product will not be implemented in the future, by FCC or other government agencies.

     Various products in the Wireless Devices Product Group, as provided by wireless equipment manufacturers, are tested and in compliance with their respective standards in the applicable jurisdiction, including FCC, IC, UL and CSA standards. Otherwise it is our policy not to distribute non-standard or non-complying product.


Liability Insurance; Indemnification

     We have comprehensive and global insurance policies providing for general liability, fire, and other loss types, as well to protect against liabilities arising out of the negligence of our officers and directors and/or deficiencies in any of our business operations. We presently pay $125,000 annually for our business insurances coverage. There is no assurance, however that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or resulting losses that may arise in our business operations or with loss of products. Any such liability that might arise could be substantial and may exceed the assets of Globus. Our articles of incorporation and by-laws provide for indemnification of our officers and directors to the fullest extent permitted under Nevada law. However, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, it is the opinion of the Securities Exchange Commission such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

                                LEGAL PROCEEDINGS


     In December 1999, we filed a statement of claim in the British Columbia Supreme Court, against Paul Bickert, our former president and director, including allegations that he breached fiduciary duties as a director and officer, and requests for confirmation of our ownership of the patented technology and for unspecified damages against Mr. Bickert. A trial date has been set for April of 2002. We believe that our Statement of Claim has merit.

                             DESCRIPTION OF PROPERTY

     We currently lease approximately 6,000 square feet in Kelowna, British Columbia for $2,467 per month. This facility currently houses executive offices, western sales and administrative offices for Globus Wireless Canada, and lab facilities for Celltech Research Labs. Eastern sales, distribution, technical and administrative offices for Globus Wireless Canada are located in a 7,000 square feet facility in Markham, Ontario, at a cost of $5,000 per month.


     On December 1, 2000, Globus Wireless, Ltd. subleased approximately 45,000 square feet in Garden Grove, California, for $19,744 per month, to serve as US Marketing, Procurement & Distribution Center. We have rented approximately 22,000 square feet for a monthly fee of $10,000. Current planning calls for this facility to house marketing and carrier and international distribution sales center, procurement, as well as executive offices for the US market, subject to meeting our longer term requirements and a renewal of the leasing agreement in April 2002.

     In September 2000, we opened a marketing & procurement branch in Seoul, Korea, an operation that was expanded and registered as a subsidiary company in June 2001.

     The following sets forth additional information concerning our facilities:

                                                              Approximate Number
Location                          Expiration Date of Lease      of Square Feet
--------                          ------------------------      --------------

1955 Moss Court
Kelowna, British Columbia
Canada, V1Y 9L3                        April 20, 2002                6,000

Unit 113 - 550 Alden Road
Markham, Ontario, Canada              December 28, 2002              7,500

7375 Chapman Avenue
Garden Grove, California               March 31, 2002                45,000

6F Younghwa Bldg. 42-4 Chamwon,
seacho
Seoul, Korea                               Monthly                   1,000

                                   MANAGEMENT

Executive Officers, Directors, And Key Employees

     The executive officers, directors and key employees of the Company and their ages and positions with the Globus as of May 1, 2001 are as follows:


NAME                   AGE                   POSITION/TERM
----                   ---                   -------------

Bernard Penner         40     Chairman, June 1999 - Present
                              Past President & CEO, June 1999 - June 2001

Tom W. Pick            44     President & CEO, Director, June 2001 - Present

Nicholas Wizinsky      40     CFO/COO, Secretary & Treasurer, October 1998
                              - Present
                              Director May 2001 - Present

A. Cary Tremblay       43     Sr. Vice President Corporate Development,
                              International & Carrier Sales, July 1999 - Present

Gord Walsh             45     Sr. Vice President Marketing & Sales, Wireless
                              Devices, April 2000 - Present

Shawn McMillen         39     General Manager, Celltech Research Inc.,
                              September 1999 to Present

Hans Schroth           56     Director, June 1999 - Present

Norman D. Hawkins      63     Director, November 2000 - Present

Gregory Sichenzia      48     Director May 2001 - Present

     All directors will serve on the board until our next annual meeting of the shareholders, or until their successors have been duly elected and qualified

Background of Directors & Officers

     Bernard Penner currently serves as Chairman of the Board, and in an operational capacity as well as President of Globus Wireless Canada Ltd. and Globus On-Line Inc. Mr. Penner was President, Chief Executive Officer and Chairman form June 9, 1999 to June 4, 2001. Prior to then Mr. Penner had served as a member of the Globus Advisory Board and manufacturing planning group examining opportunities with foreign manufacturers. From 1994 to 1997 Mr. Penner served as Vice President and Director for the Company. Between 1997 and 1999 Mr. Penner was President of Redline Contracting Ltd. Mr. Penner serves as well on Compensation Committee.

     Tom W. Pick was appointed President & CEO effective June 4, 2001. Prior to joining us, Mr. Pick most recently served as Director, North American Carrier & Distributor Operations, for Motorola Inc. In his immediate past he has had primary responsibility for distribution channel development, distributor optimization and product sales of approximately $750million within the Personal Communications Sector. From 1996-1997 Mr. Pick was with Phillips Consumer Communications and established the North American messaging device business for the company. From 1989-1996 Mr. Pick worked for Arch Communications Group Inc., a leading US paging and messaging service provider in several capacities. Mr. Pick earned his Bachelor of Business Administration form University of Texas At Arlington in 1978.

     Nicolas Wizinsky was General Manager from August 1997 to October 1998, was first appointed Chief Operations Officer in November 1998, and was re-appointed as Secretary/Treasurer and Chief Operations Officer by the Board in July 1999, and named Chief Financial Officer in August 2000. Mr. Wizinsky served as a Director of the Company from October 1998 to December 1999, and was appointed to the board of directos again May 2001. From 1994 to 1997, Mr. Wizinsky was self-employed as a business management consultant, including serving as Business Consultant to the Company from February 1997 to July 1997. From 1986 to 1993, Mr. Wizinsky worked in various positions for FCSAL. Mr. Wizinsky obtained a Bachelor of Commerce from the University of British Columbia in 1985.

     A. Cary Tremblay was appointed Vice President Marketing & Sales in July 1999 and was in September 2000 named Senior Vice President Corporate Development, International & Carrier Sales. From October 1998 to June 1999 he served as Marketing Consultant to the Company. From 1997 to 1998 Mr. Tremblay served as a marketing consultant to the wireless telecommunications industry, building and implementing strategies for bringing new products to market. From 1994 to 1997 Mr. Tremblay served as Senior Vice President of ComTec Communications, a chain of cellular retail stores.

     Gord Walsh was appointed Vice President Accessory Sales in April 2000 and was in September 2000 named Senior Vice President Marketing & Sales, Wireless Devices. Mr. Walsh joined Globus after a 19-year career at Lenbrook Industries Ltd., were he served in several capacities including Director Sales & marketing for the Wireless Business Systems Group. From 1977-79 he worked for AGT Mobile Communications was instrumental in the launch of mobile phone service in Western Canada.

     Hans Schroth has served as a Director since June 25, 1999. Since 1994 Mr. Schroth has been the major principal and served as President for six corporate-owned restaurants in British Columbia. He is also a major principal in a home manufacturing operation in Western Canada. In 1981 Mr. Schroth immigrated to Canada and up to 1993 undertook a series of business ventures while semi-retired in Ontario, Canada. From 1972 to 1981 Mr. Schroth built and franchised seven Wood Fire Bakery and Coffee Shops in Germany & Austria. In 1972 Mr. Schroth obtained a Masters in Business from Munich Management School. Mr. Schroth serves as well on the Audit & Compensation Committees.

     Norm Hawkins was appointed to our board on November 1, 2000. Currently Mr. Hawkins is semi-retired, serving as a consultant for the wireless industry, after a distinguished twenty-seven year career in the industry. From 1993-97 Mr. Hawkins served as President & CEO for Allen Telecom Canada Inc. In 1978, he was a founding shareholder of Lenbrook Inc., and served in several Vice President capacities as served as a Director for Lenbrook until 1993. He successfully introduced the LTR radio technology in to Canada, which would later became the foundation for Clearnet Communications, a PCS carrier, recently acquired by Telus for $6.6 billion, the largest telecommunications acquisition in Canadian history. Mr. Hawkins also brings to the Board telecommunications contract experience in Asia. Mr. Hawkins serves as well on the Audit and Compensation Committees.

     Gregory Sichenzia was appointed to our board in May 2001. Mr. Sichenzia also serves on the board of directors of Able Energy Inc. and Rosedale Decorative Products Ltd., since June 1999 and June 1998, respectively. In addition, Mr. Sichenzia has been a founding partner of the law firm of Sichenzia, Ross & Friedman LLP in New York, New York since May 1998. Prior to that he was a partner of Singer Zamansky LLP in New York, New York, since November 1996.

Except for Mr. Sichenzia, no director or nominee for director holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.


                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation we paid to our Chief Executive Officer and our other executive officers whose income exceeded $100,000 for our last fiscal year ended October 31, 2000 (the "Named Officers").


Summary compensation table

                                           Annual Compensation            Long-Term Compensation Awards
                                    --------------------------------   ----------------------------------
                                                                                 Awards           Payouts
                                                                       ------------------------   -------
                                                                       Securities   Restricted
                                                                         Under      Shares or
 Name and Principal                                     Other Annual    Options     Restricted     LTIP       All Other
      Position              Year    Salary      Bonus   Compensation    Granted     Share Units   Payouts    Compensation
      --------              ----    ------      -----   ------------    -------     -----------   -------    ------------
                                      ($)        ($)        ($)            #            ($)         ($)           ($)

Bernard D. Penner,          2000    75,000       Nil        Nil           Nil           Nil         Nil           Nil
    President & CEO

Nick G. Wizinsky, COO,      2000    54,000       Nil        Nil         100,000         Nil         Nil           Nil
    Secretary and
    Treasurer

A. Cary Tremblay, Vice      2000    58,000       Nil        Nil           Nil           Nil         Nil           Nil
    President Marketing
    & Sales

Gord Walsh,                 2000    33,500     10,000       Nil         100,000         Nil         Nil           Nil
    Vice President
    Marketing & Sales


                                       36


     Aggregate Options Exercised During the Most Recently Completed Financial
Year and Financial Year-End Option Values. The following table sets out information relating to options exercised by the Named Officer during the most recent financial year and the value of unexercised in-the-money options held by such person as of October 31, 2000:

                        Securities    Aggregate    Unexercised Options at         Value of Unexercised
                       Acquired on     Value              FY-End            in-the-Money Options at FY-End
                         Exercise     Realized              (#)                            ($)
      Name                 (#)           ($)     Exercisable/Unexercisable    Exercisable/Unexercisable (2)
-----------------------------------------------------------------------------------------------------------
Bernard D. Penner (1)      Nil           Nil          100,000/300,000               $262,500/$787,500
Nick Wizinsky             10,000       16,000             0/90,000                     $0/236,250
A. Cary Tremblay          33,333       28,333            0/258,333                     $0/678,124
Gord Walsh                20,000       80,000             0/80,000                     $0/210,000
------------

(1) Represents presently exercisable options to purchase 100,000 shares of common stock at $.85 per shares and unexercisable options to purchase
     100,000 shares of common stock at $.85 per share, and unexercisable options to purchase 200,000 shares of common stock at $3.00 per share.

(2) Assumes a fair market value of $2.625 per share of common stock, which was the average price for our common stock on October 31, 2000.

Options Granted During Most Recent Financial Year. The following table sets out information relating to options granted during the most recent financial year to the Named Executive Officers.

    Name         Securities      % of Total       Exercise    Market Value of Securities
                    Under     Options Granted       Per        Underlying Options on the    Expiration
                   Options    to Employees in     Security        Date of the Grant            Date
                   Granted     Financial Year   ($/Security)         ($/Security)
------------------------------------------------------------------------------------------------------
Nick Wizinsky      10,000           1.46            (1)                 $1.96                02/09/03
Gord Walsh         10,000           6.82            (2)                 $4.50                04/14/03
----------

(1) 10,000 are at $1.70
(2) 10,000 are at $4.00


Compensation of Directors

     Our board of directors currently receive an honorarium of $12,000 per year, payable in cash, S-8 stock at market, restricted stock of Globus at 85% of the market bid or in stock options with the exercise price set at 85% of the market bid. During fiscal 1999, $48,000 in directors' fees was paid by way of stock and $8,000 in directors' fees has been paid by way of options reserved and allotted. During fiscal 2000, $30,960 in director's fees were paid by way of stock options reserved and allotted, with an exercise price at 85% of market. All officers and directors are reimbursed for expenses incurred on our behalf.

     We presently have no other pension, health, stock option, annuity, bonus, insurance, profit sharing or other similar benefit plans; however, we may adopt such plans in the future. We do not provide personal benefits for directors, officers or employees, however, we may and are planning to adopt such plans in the future.

Employment Agreements

     We have a Compensation Committee of the board of directors that is currently comprised of two non-employee directors, and the Chairman. Decisions as to executive compensation are made by the board of directors, primarily on the recommendation of such committee. There is no formal compensation policy for our executive officers, other than employment agreements described below. Compensation for executive officers consists of base salary, bonus and stock option awards. Historically and thru the recent period of growth, the executives and board had agreed on annual and renewable agreements consistent with the scope of our operations. The board of directors have recently approved implementation of an omnibus stock incentive plan to attract, retain and motivate key personnel, to be administered and managed by the Compensation Committee. The Committee is also charged with greater formalization of our compensation policies and practices, including reasonableness based on job responsibilities, and ensuring such policies and practices are consistent with industry standards.

     Globus and Tom W. Pick, President & Chief Executive Officer, are parties to an agreement, made in June 2001, which provides payments aggregating $16,500 per month. The agreement, which also provides for increases, performance bonuses and stock option bonuses subject to performance and services rendered, is expected to continue in force until amended by mutual agreement or terminated by either party or the expiry of the term.

     Globus and Bernard D. Penner, Chairman Globus Wireless, Ltd., President Globus Wireless Canada Ltd. and Globus On-Line Inc., Nick Wizinsky, Chief Financial and Operations Officer and Secretary Treasurer, and A. Cary Tremblay, Senior Vice President Corporate Development, International & Carrier Sales Marketing & Sales, are parties to annually renewable agreements which currently provide for payments aggregating up to $10,000 per month. The agreements, which also provide for increases, performance bonuses and stock option bonuses subject to performance and services rendered, are expected to continue in force until amended by mutual agreement or terminated by either party or the expiry of the term.

     Gord Walsh, Senior Vice President Wireless Devices, and the Company are parties to an annual renewable agreement which currently provides base payments aggregating $6,000 per month plus commissions. The agreement, which also provides for increases, performance bonuses and stock option bonuses subject to performance and services rendered, is expected to continue in force until amended by mutual agreement or terminated by either party or the expiry of the term.

     With the exceptions of Bernard Penner having an $85,000 loan buyout, and Gord Walsh having a six-month notice for termination, and payment of one month's service fee per year of service for all others, there is currently no plan or arrangement with respect to compensation received or that may be received by the executive officers in the event of termination of employment or in the event of a change in responsibilities following a change in control.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Globus voting securities as of the closing date of this offering by:

     o each person known by us to beneficially own 5% or more of the outstanding shares of our voting securities
     o    each of our directors
     o    our named executive officers
     o    all directors and executive officers as a group.

As of June 1, 2001, there were 13,066,569 shares of common stock issued and outstanding. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.



                                                  Number of Shares
Title of Class    Identity of Person or Group   Beneficially Owned(1)   Percent of Class
--------------    ---------------------------   ---------------------   ----------------
Common Shares     Bernard D. Penner                  497,956(2)               3.81%
                  1523 Lawrence
                  Avenue
                  Kelowna, B.C., Canada

Common Shares     Gregory Sichenzia                   10,000(3)                *
                  135 West 50th St.
                  New York, NY
                  10020

Common Shares     Hans Schroth                       215,029(4)                *
                  365 Clifton
                  Place
                  Kelowna, B.C., Canada

Common Shares     Nick Wizinsky                      121,840(5)                *
                  1160 Trevor Drive
                  Kelowna, B.C., Canada

Common Shares     Stonestreet Limited              1,210,872(6)               8.09%
                  Partnership

Common Shares     All Officers and               1,151,384 Direct            14.19%
                  Directors as a Group           702,985 Indirect


----------

* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unissued common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for the purpose of computing the beneficial ownership of common shares of the person holding such convertible security but are not deemed outstanding for computing the beneficial ownership of common shares of any other person.

(2) Includes (i) 276,341 shares owned directly, (ii) 121,522 shares held in the name of Mr. Penner's wife, Loretta Penner, (iii) 21,346 shares held in the name of Burns Fry Ltd., in trust for Loretta Penner, 3GDJNT5, a Canadian retirement account, (iv) 22,647 shares held in the name of Burns Fry Ltd., in trust for Bernie Penner #3GDFXT2, a Canadian retirement account, (v) 38,553 shares held by 488725 B.C. Ltd., a corporation controlled by Mr. Penner, (vi) 17,547 shares held by Redline Contracting Ltd., a corporation controlled by Mr. Penner

(3) Includes 10,000 shares owned by Sichenzia, Ross & Friedman, in which Mr. Sichenzia is a member.

(4) Includes (i) 90,696 shares owned directly, (ii) 63,000 shares held jointly in the names of Ruth and Hans Schroth, which Mr. Schroth has shared voting rights, and (iii) 61,333 options to purchase shares of our common stock which options are presently exercisable .

(5) Includes (i) 25,000 shares held directly, (ii) 61,840 shares held jointly in the names of Sharon and Nick Wizinsky, (ii) 5,000 shares held in a Registered Education Savings Plan and Nick Wizinsky has shared voting rights, (iv) 30,000 shares held in-trust -for each of four children and under which Nick Wizinsky has full voting rights.


(6) Represents shares of common stock issuable upon conversion of series A convertible preferred stock. Includes (i) 79,206 shares underlying warrants that are currently exercisable at a price of $1.982 per share and (ii) 100,000 shares underlying warrants that are currently exercisable at a price of $1.78 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Michael Finkelstein may be deemed a control person of the shares owned by such entity. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.


     We do not know of any arrangements, the operation of which may, at a subsequent date, result in a change in control of Globus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Prior to this offering, we entered into transactions and business relationships with of our officers, directors and principal stockholders or their affiliates. Except as discussed below, we believe that all of the transactions were on terms no less favorable than we could have obtained from independent third parties. Any future transactions between us and our officers, directors or affiliates will be subject to approval by a majority of disinterested directors or stockholders in accordance with Nevada.


     Between January and May 1999, and prior to Mr. Penner rejoining Globus in June 1999, we hired and paid $74,820 to Redline Contracting Ltd., a company controlled by Mr. Penner, for improvements to our new Celltech Research facility and offices in Kelowna, B.C. We undertook a further $10,900 in improvements, completed by this same company, following Mr. Penner's appointment. We believe that such amounts for the services rendered are not in excess of their fair market value.


     Gregory Sichenzia, a director of Globus Wireless, Ltd., is a partner of the law firm Sichenzia, Ross, Friedman & Ference LLP, which is US securities counsel to Globus. During the year 2000 and up to July 2001, Globus paid to Sichenzia, Ross, Friedman & Ference LLP in consideration of legal services provided an aggregate of $136,200


                          DESCRIPTION OF CAPITAL STOCK


     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, of which 13,066,569 shares were issued and outstanding as of the date hereof, and 20,000,000 shares of "blank check" preferred stock, of which 2,000 series A convertible preferred were authorized and 1,500 have been issued and outstanding as of June 1, 2001.


Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of Globus, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.


     The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

     General. Under our articles of incorporation, our board of directors is authorized, subject to any limitations prescribed by the laws of the Nevada, but without further action by our shareholders, to provide for the issuance of up to 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. Our board of directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, for example in connection with a shareholder right's plan, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of Globus's outstanding stock.

12% Series A Convertible Preferred Stock

     The 12% series A convertible preferred stock has priority over the common stock and all other classes and series of equity securities of our company in the event of a liquidation of Globus. Holders of shares of the our 12% series A convertible preferred stock are entitled to, among other things, a 12% quarterly dividend based on the accrued value of such shares at the time of dividend, which is payable at the option of the holders in cash or as an accrual to the liquidation value of such shares.

     Holders of the 12% series A convertible preferred stock are entitled to voluntary and mandatory conversion and redemption of their shares under certain circumstances.


     The Series A convertible preferred shares are entitled to a liquidation preference amount of $1,000 per share and a 12% annual cumulative dividend, calculated on the liquidation preference amount, payable quarterly and are convertible into our common stock after April 28, 2001 determined by the following formula:

     $1,500,000 plus any accrued and unpaid dividends divided by the lessor of:

     a)   $1.8062; or

     b) 80% of the average of the three lowest bid prices of our common stock for the twenty days immediately prior to the conversion.

     The Series A convertible preferred shares are convertible until December 29, 2003 at which time any shares not converted shall automatically convert to common shares at a price determined by the above formula.

     Upon the occurrence of major transactions or triggering events, each holder may require us to redeem their shares of 12% series A convertible preferred stock at a price equal to 125% of the liquidation value of such shares at that time. Our failure to effect any voluntary or mandatory conversion or redemption of shares of 12% series A convertible preferred stock may result in the payment of liquidated damages to the holders.

     Holders of the 12% series A convertible preferred stock have class voting rights, which require approval or consent of at least 75% of such holders before we may:

     o authorize, create, issue or increase the authorized or issued amount of any class or series of our stock that ranks prior to the 12% series A convertible preferred stock, with respect to the distribution of assets on liquidation, dissolution or winding up;
     o amend, alter or repeal the provisions of the 12% series A convertible preferred stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the 12% series A convertible preferred stock;
     o repurchase, redeem or pay dividends on shares of our lower priority equity;
     o amend our articles of incorporation or by-laws to affect any right, preference, privilege or voting power of the 12% series A convertible preferred stock, except that any creation and issuance of another series of equity of lesser or equal priority to the 12% series A convertible preferred stock is not deemed to materially and adversely affect such rights, preferences privileges or voting powers;
     o    effect any distribution with respect to our lower priority equity; or
     o    reclassify our outstanding securities.

Outstanding Warrants and Options

     As of June 1, 2001, there were 1,626,833 options to purchase shares of our common stock at exercise prices between $0.85 and $5.00.

Transfer Agent And Registrar

     Nevada Agency & Trust Company, in Reno, Nevada, serves as transfer agent and registrar for our common stock.

                            SELLING STOCKSTOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.



                                  Shares Beneficially Owned              Shares Beneficially Owned
                                    Prior to the Offering                    After the Offering
                                  --------------------------                 ------------------
                                                                  Total
                                                                  Shares
        Name                            Number       Percent   Registered (2)  Number   Percent
        ----                            ------       -------   --------------  ------   -------
The Keshet Fund                     342,739(10)(3)    2.60%        926,073       -         -
Keshet L.P.                         686,266(10)(4)    4.99%      2,035,633       -         -
Candid Investments Ltd.              590,039(1)(5)    4.32%      1,631,706       -         -
Stonestreet Limited Partnership    1,210,872(1)(6)    8.09%      3,294,205       -         -
Magellan International, Ltd.         590,039(1)(7)    4.32%      1,631,706       -         -
Aspen International, Ltd.            590,039(1)(8)    4.32%      1,631,706       -         -
Warwick Corporation, Ltd.            590,039(1)(9)    4.32%      1,631,706       -         -
Laurus Master Fund, Ltd. (11)          686,266(10)    4.99%      5,330,000


     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Represents shares of common stock issuable upon conversion of series A convertible preferred stock and exercise of warrants of the selling shareholder, at an assumed conversion price of $0.48 per share and at an exercise price of $1.9862 per warrant. Because the number of shares of common stock issuable upon conversion of the preferred stock is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling shareholder has contractually agreed to restrict its ability to convert its preferred stock or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

(2) Includes (i) 300% of the shares issuable on conversion of the debentures, based on an offering price of $0.48 per share, as required by our agreement with the selling shareholders, and (ii) shares of common stock issuable upon the exercise of warrants held by such selling stockholder. The number of shares of common stock issuable upon conversion of the securities is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued in respect of such conversions and, consequently, offered for sale under this registration statement, cannot be determined at this time.

(3) Includes (i) 11,073 shares underlying warrants that are currently exercisable at a price of $1.982 per share and (ii) 40,000 warrants that are currently exercisable at a price of $1.78 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Clark may be deemed a control person of the shares owned by such entity. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933. Keshet LP, and Keshet Fund LP are under common control and all shares registered hereunder may be deemed to be beneficially owned by such control person.

(4) Includes (i) 58,133 shares underlying warrants that are currently exercisable at a price of $1.982 per share and (ii) 40,000 warrants that are currently exercisable at a price of $1.78 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Clark may be deemed a control person of the shares owned by such entity. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933. Keshet LP, and Keshet Fund LP are under common control and all shares registered hereunder may be deemed to be beneficially owned by such control person.

(5) Includes 69,206 shares underlying warrants that are currently exercisable at a price of $1.9862 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, C. B. Williams may be deemed a control person of the shares owned by such entity. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(6) Includes (i) 79,206 shares underlying warrants that are currently exercisable at a price of $1.982 per share and (ii) 100,000 shares underlying warrants that are currently exercisable at a price of $1.78 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Michael Finkelstein may be deemed a control person of the shares owned by such entity. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(7) Includes 69,206 shares underlying warrants that are currently exercisable at a price of $1.9862 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Anthony L. M. Inder Rieden may be deemed a control person of the shares owned by such entity. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(8) Includes 69,206 shares underlying warrants that are currently exercisable at a price of $1.9862 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Deirdre M. McCoy may be deemed a control person of the shares owned by such entity. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(9) Includes 69,206 shares underlying warrants that are currently exercisable at a price of $1.9862 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Anna Marie Lowe may be deemed a control person of the shares owned by such entity. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.


(10) Represents shares of common stock issuable upon conversion of securites and exercise of warrants of the selling shareholder. Because the number of shares of common stock issuable upon conversion of the preferred stock is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling shareholder has contractually agreed to restrict its ability to convert its preferred stock or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a
     Schedule 13D.


(11) Includes 320,000 shares underlying warrants that are currently exercisable at an exercise price of $1.78 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

                              Plan of Distribution

     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

     o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     o An exchange distribution following the rules of the applicable exchange

     o    Privately negotiated transactions

     o    Short sales or sales of shares not previously owned by the seller

     o    A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

     o Short selling against the box, which is making a short sale when the seller already owns the shares.

     o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

     o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     Because the selling shareholders are deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements.


     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.


     If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.


     We have agreed with the selling stockholders to keep this registration statement continuously effective under the Securities Act of 1933 until such date as is the earlier of (x) the date when all of the securities covered by such Registration Statement have been sold or (y) the date on which the securities may be sold without any restriction pursuant to Rule 144(k) as determined by our counsel.


SHARES ELIGIBLE FOR FUTURE SALE

     Shares Outstanding and Freely Tradable After Offering. Upon completion of this offering, we will have approximately 31,179,305 shares of common stock outstanding. The shares to be sold by the selling stockholders in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of Globus, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144.

     Lock-up Agreements. In connection with our acquisition of Edge Continental Inc., we issued 300,000 shares of restricted common stock pursuant to a Stock Purchase Agreement, dated as of October 31, 2000. The parties to the Stock Purchase Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a one-year period ending on October 31, 2001. In addition, the shares are subject to a bleed-out plan for each of the months in the 11 month period commencing on October 31, 2001.

     Rule 144. In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of us, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 311,793 shares after this offering) or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about us is satisfied. In addition, affiliates of ours must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

     Effect of Substantial Sales on Market Price of Common Stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock.


                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for Globus by Sichenzia, Ross & Friedman LLP, New York, New York. Sichenzia, Ross & Friedman LLP received 10,000 shares of common stock in connection with their representation of Globus.


                                     EXPERTS

     Our financial statements as at October 31, 1999 and for the year ended October 31, 1999 have been included in this prospectus in reliance on the report of James E. Scheifley & Associates, P.C., certified public accountants, as given upon the authority of said firm as experts in accounting and auditing.


     The financial statements for Edge Continental Inc. as at July 31, 1999 and 2000, our financial statements as at October 31, 2000 and for the years then ended have been included in this prospectus in reliance on the report of KPMG, LLP given upon their authority as experts in accounting and auditing.


                  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On April 26, 2000, we dismissed our former independent auditor, James E. Scheifley & Associates, P.C., based on our agreement that such action is in the best interests of both firms. Effective as of that date, we have engaged KPMG LLP as our new independent auditor. The decision to end our relationship with Scheifley & Associates and to engage KPMG was recommended by our independent Audit Committee and unanimously approved by our board of directors on March 26, 2000.

     Over the course of Scheifley & Associates' engagement, we and Scheifley & Associates had no disagreements on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Scheifley & Associates, would have caused it to make reference to the subject matter of the disagreement in connection with any report or opinion it might have issued. Furthermore, neither of Scheifley & Associates' reports on our financial statements for the past two years contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion.

           HOW TO OBTAIN MORE INFORMATION ABOUT GLOBUS WIRELESS, LTD.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     Globus has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock being offered by its selling shareholders. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our common stock offered by the selling shareholders, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site.

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                              GLOBUS WIRELESS, LTD
                        CONSOLIDATED FINANCIAL STATEMENTS
                           (October 31, 2000 and 1999)
                                                                            Page
                                                                            ----
Report of KPMG, Independent Auditors .....................................   F-1
Consolidated Balance Sheets ..............................................   F-2
Consolidated Statements of Operations.....................................   F-3
Consolidated Statements of Stockholders Equity ...........................   F-4
Consolidated Statement of Cash Flows......................................   F-5
Notes to Consolidated Financial Statements................................   F-6

                              GLOBUS WIRELESS, LTD
                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                (April 30, 2001)

Consolidated Balance Sheets ..............................................  F-18
Consolidated Statements of Loss and Comprehensive Loss....................  F-19
Consolidated Statements of Stockholders Equity ...........................  F-20
Consolidated Statement of Cash Flows......................................  F-21
Notes to Consolidated Financial Statements................................  F-22

                       PCI MARKETING & COMMUNICATIONS INC.
                              FINANCIAL STATEMENTS
                          (December 31, 2000 and 1999)

Report of KPMG, Independent Auditors .....................................  F-28
Consolidated Balance Sheets ..............................................  F-29
Consolidated Statements of Loss...........................................  F-30
Consolidated Statements of Stockholders (Deficiency)
  Equity and Comprehensive Loss...........................................  F-31
Consolidated Statement of Cash Flows......................................  F-32
Notes to Consolidated Financial Statements................................  F-33

                              EDGE CONTINENTAL INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

Report of KPMG LLP, Independent Auditors .................................  F-40
Consolidated Balance Sheets ..............................................  F-41
Consolidated Statements of Operations and Deficit.........................  F-42
Consolidated Statement of Cash Flows......................................  F-43
Notes to Consolidated Financial Statements................................  F-44

                        UNAUDITED CONSOLIDATED PRO FORMA
                              FINANCIAL INFORMATION

Pro Forma Condensed Consolidated Financial Statements.....................  F-50
Pro Forma Consolidated Statement of Loss
  (Year ended October 31, 2000)...........................................  F-52
Pro Forma Consolidated Statement of Loss
  (Three-months ended January 31, 2001)...................................  F-53
Notes to Pro Forma Consolidated Financial Information.....................  F-54

Auditors' Report to the stockholders


We have audited the accompanying consolidated balance sheet of Globus Wireless Ltd. and subsidiaries as at October 31, 2000, and the related statements of loss and comprehensive loss, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Globus Wireless Ltd. and subsidiaries as at October 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated balance sheet of Globus Wireless Ltd. as at October 31, 1999 and the related statements of loss and comprehensive loss, stockholders' equity and cash flows for the year then ended were audited by other auditors who expressed an opinion without reservation on those statements in their report dated April 4, 2000.




Kelowna, Canada

January 18, 2001


Globus Wireless Ltd.
Consolidated Balance Sheets

$ United States

October 31, 2000 and 1999

                                                                                  2000           1999
                                                                              -----------    -----------
                                                Assets
Current assets
     Cash and cash equivalents                                                $   319,511    $   487,562
     Accounts receivable (net of allowance
       of $nil, 1999 - $nil)                                                    4,873,877         35,197
     Advances (note 3)                                                             82,508           --
     Inventory                                                                  1,143,891           --
     Prepaid expenses                                                              18,576         62,432
                                                                              -----------    -----------
                                                                                6,438,363        585,191

Fixed assets (note 4)                                                             428,738        290,351
Website development (note 5)                                                       32,119           --
Patents and trademarks (note 6)                                                    20,643         16,111
Goodwill (note 7)                                                               1,355,409           --
                                                                              -----------    -----------

                                                                              $ 8,275,272    $   891,653
                                                                              ===========    ===========

                                 Liabilities and Stockholders' Equity

Current liabilities
     Accounts payable and accrued liabilities (note 11(d))                    $ 4,214,534    $   141,226
     Loans payable to related parties (note 8)                                    780,375           --
     Bridge financing payable (note 9)                                            500,000           --
     Due to stockholders (note 2)                                                 489,717           --
                                                                              -----------    -----------
                                                                                5,984,626        141,226
Stockholders' equity
     Capital stock (note 10)
           20,000,000 preferred shares, issuable in series with a par value of $0.001 per share authorized
          100,000,000 common shares with a par value of
                      $0.001 per share authorized, 12,777,621 issued
                      (1999 - 11,079,930 issued)                                   12,778         11,080
     Additional paid-in capital                                                 7,840,973      4,563,514
     Subscriptions for common stock                                                  --          533,325
     Deficit                                                                   (5,550,504)    (4,344,891)
     Accumulated other comprehensive income                                       (12,601)       (12,601)
                                                                              -----------    -----------
                                                                                2,290,646        750,427
Commitments and contingencies (note 11)
Subsequent events (note 13)
                                                                              -----------    -----------
                                                                              $ 8,275,272    $   891,653
                                                                              ===========    ===========


See accompanying notes to consolidated financial statements.

Approved by the Board:

                      ,  Director
----------------------

                      ,  Director
----------------------

                                                 F-2


Globus Wireless Ltd.
Consolidated Statements of Loss and Comprehensive Loss

$ United States

Years ended October 31, 2000 and 1999

                                                                                                    2000                1999

Sale of products                                    $  6,107,253    $       --
Cost of sales                                          5,163,933            --
                                                    ------------    ------------
                                                         943,320            --

Engineering revenue                                      189,048            --
                                                    ------------    ------------
                                                       1,132,368            --

Expenses
     Amortization                                        132,316          49,133
     General and administrative                        1,943,211         746,071
     Interest                                            171,009           3,709
     Research and development                            103,487          70,745
                                                    ------------    ------------
                                                       2,350,023         869,658
                                                    ------------    ------------

Loss before other income                              (1,217,655)       (869,658)

Other income                                              12,042          25,321
                                                    ------------    ------------
Loss                                                $ (1,205,613)   $   (844,337)
                                                    ============    ============


Weighted average common shares, basic and diluted     11,896,115       8,742,127
Loss per common share, basic and diluted            $      (0.10)   $      (0.10)
                                                    ------------    ------------

Comprehensive loss:
  Loss                                              $ (1,205,613)   $   (844,337)
  Foreign currency translation adjustment                   --           (24,259)
                                                    ------------    ------------
Comprehensive loss                                  $ (1,205,613)   $   (868,596)
                                                    ============    ============


See accompanying notes to consolidated financial statements.

                                      F-3

Globus Wireless Ltd.
Consolidated Statement of Stockholders' Equity

$ United States

Years ended October 31, 2000 and 1999


                                     Capital Stock
                                -------------------------                                               Accumulated
                                  Number                    Additional                                     Other
                                 of Common                    Paid-in        Stock        Accumulated   Comprehensive
                                  Shares         Amount       Capital     Subscriptions     Deficit        Income          Total
                                -----------   -----------   -----------   -------------   -----------    -----------    -----------

Balance, October 31, 1998         6,744,711   $     6,745   $ 3,325,270    $      --      $(3,500,554)   $    24,155    $  (144,384)
Exercise of warrants
  and options for cash            3,081,813         3,082       964,206           --             --             --          967,288
Compensation cost of
  options issued to employees          --            --          20,600           --             --             --           20,600
Common stock issued for
  services                          291,927           292       125,849           --             --             --          126,141
Common stock issued
  for debt conversion               238,055           238       128,312           --             --             --          128,550
Options exercised for
  notes receivable                  723,424           723       149,975           --             --             --          150,698
Notes receivable                       --            --        (150,698)          --             --             --         (150,698)
Common stock subscribed
  for cash                             --            --            --          435,475           --             --          435,475
Common stock subscribed
  for lawsuit settlement               --            --            --           97,850           --             --           97,850
Foreign currency
  translation adjustment               --            --            --             --             --          (36,756)       (36,756)
Loss                                   --            --            --             --         (844,337)          --         (844,337)
                                -----------   -----------   -----------    -----------    -----------    -----------    -----------
Balance, October 31, 1999        11,079,930        11,080     4,563,514        533,325     (4,344,891)       (12,601)       750,427
Common stock issued
  for subscriptions for
  common stock                      384,000           384       435,091       (435,475)          --             --             --
Common stock issued for
  subscription for common
  stock for lawsuit settlement       47,500            48        97,802        (97,850)          --             --             --
Common stock issued for
  a subscription for common
  stock received in prior year       29,070            29         8,304           --             --             --            8,333
Common stock issued for cash,
  net of share issue costs          789,833           790     1,591,738           --             --             --        1,592,528
Exercise of options for cash         33,455            33        24,633           --             --             --           24,666
Common stock issued
  for services (note 10(a))          20,000            20        62,480           --             --             --           62,500
Common stock issued for
  notes receivable (note 10(b))      93,833            94       184,759                          --             --          184,853
Notes receivable                       --            --        (184,853)          --             --             --         (184,853)
Compensation cost of options
  issued to employees
  (note 10(c))                         --            --          57,905           --             --             --           57,905
Compensation cost of
  warrants issued to
  non-employees (note 10(d))           --            --         101,500           --             --             --          101,500
Common stock issued
  to acquire Edge
  Continental Inc. (note 2)         300,000           300       773,100           --             --             --          773,400
Conversion feature of bridge
  financing payable (note 9)           --            --         125,000           --             --             --          125,000
Loss                                   --            --            --             --       (1,205,613)          --       (1,205,613)
                                -----------   -----------   -----------    -----------    -----------    -----------    -----------

Balance, October 31, 2000        12,777,621   $    12,778   $ 7,840,973    $      --      $(5,550,504)   $   (12,601)   $ 2,290,646
                                ===========   ===========   ===========    ===========    ===========    ===========    ===========


See accompanying notes to consolidated financial statements.

                                                              F-4


Globus Wireless Ltd.
Consolidated Statements of Cash Flows

$ United States

Years ended October 31, 2000 and 1999
                                                                          2000           1999
                                                                      -----------    -----------
Cash flows from operating activities:
Loss                                                                  $(1,205,613)   $  (844,337)
     Non cash items:
        Amortization                                                      132,316         49,133
        Common stock issued for subscription received in prior year         8,333           --
        Common stock issued for services                                   62,500        126,141
        Common stock subscribed for lawsuit settlement                       --           97,850
        Compensation cost of options issued to employees                   57,905         20,600
        Compensation cost of warrants issued to non-employees             101,500           --
        Foreign exchange translation adjustment                              --           39,483
        Conversion feature of bridge financing payable                    125,000           --
     Changes in non cash working capital:
        Increase in accounts receivable                                (4,306,966)       (29,637)
        Increase in inventory                                            (422,440)          --
        (Increase) decrease in prepaid expenses                            63,539        (60,606)
        Increase in accounts payable                                    3,526,599         27,015
        Decrease in net assets of discontinued operation                     --           56,647
                                                                      -----------    -----------
                                                                       (1,857,327)      (517,711)
Cash flows from investing activities:
    Advances                                                              (82,508)          --
    Purchase of fixed assets                                             (166,087)      (277,582)
    Website development costs                                             (33,516)          --
    Purchase of patents and trademarks                                     (7,084)          --
                                                                      -----------    -----------
                                                                         (289,195)      (277,582)
Cash flows from financing activities:
    Common stock issued for cash net of share issue costs               1,617,194      1,402,763
    Repayment of notes payable                                               --             (769)
    Repayment of loans payable to related parties                        (159,745)          --
    Proceeds from bridge financing payable                                500,000           --
    Repayment of officer loans                                               --         (150,812)
    Business combination (note 2)                                          21,022           --
                                                                      -----------    -----------
                                                                        1,978,471      1,251,182
                                                                      -----------    -----------
(Decrease) increase in cash and cash equivalents                         (168,051)       455,889

Cash and cash equivalents, beginning of year                              487,562         31,673
                                                                      -----------    -----------

Cash and cash equivalents, end of year                                $   319,511    $   487,562
                                                                      ===========    ===========

Supplemental cash flow information:
       Interest paid                                                  $    46,009    $     3,709
       Income taxes paid                                                     --             --

Non-cash financing activities:
       Common stock issued for debt conversion                        $      --      $   128,550
       Common stock issued for subscriptions made in prior year           435,475           --
       Common stock subscribed for to settle prior year lawsuit              --           97,850
       Common stock issued for subscription received in prior year          8,333           --
       Common stock issued for services                                    62,500        126,141
       Compensation cost of options issued to employees                    57,905         20,600
       Common stock issued for notes receivable                           184,853        150,698
       Compensation cost of warrants granted to non-employees             101,500           --
       Common stock issued on business combination                        773,400           --
       Cash consideration payable on business combination                 489,717           --


See accompanying notes to consolidated financial statements.

                                            F-5

Globus Wireless Ltd.
Notes to Consolidated Financial Statements

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

Globus Wireless Ltd. ("the Company" or "Globus") was incorporated under the laws of the State of Nevada on June 10, 1987. The major activities of the Company include the wholesale distribution of cellular phones and related accessories in North America and developing advanced antenna designs that incorporate the Company's proprietary technology.

1.   Significant accounting policies:

     (a)  Basis of presentation and consolidation

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     (b)  Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Inventory

          Inventory is recorded at the lower of cost, determined on a first in, first out basis, and net realizable value.

     (d)  Fixed assets

          Fixed assets are recorded at cost. The carrying values of fixed assets are reviewed on a regular basis for the existence of facts and circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Amortization is provided annually on a straight-line basis over the assets' estimated useful lives as follows:

          Computer equipment                                             5 years
          Computer software                                              2 years
          Furniture and fixtures                                         5 years
          Leasehold improvements                                         5 years
          Research and development equipment                             5 years

     (e)  Website development

          Website development costs incurred in the planning stage are expensed as incurred. The costs of application and infrastructure development incurred subsequent to the preliminary project stage, and that have received management approval for further development, are capitalized and amortized on the straight-line method over their estimated useful life (estimated to be two years). Once the website is developed, operating costs are expensed as incurred.

     (f)  Patents and trademarks

          Patents and trademarks are recorded at cost. Amortization is provided annually on a straight-line basis over five years.

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 2)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     (g)  Goodwill

          Goodwill represents the excess of the purchase price over the fair value of assets acquired in business acquisitions accounted for under the purchase method. Amortization is provided annually on a straight-line basis over fifteen years.

     (h)  Revenue recognition

          Revenue from the sale of product is recognized at the time of shipment of inventory when the risks and rewards of ownership have transferred to the customer. Revenue from engineering services is recognized ratably over the contract period.

     (i)  Income taxes

          The Company accounts for income taxes by the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has consolidated loss carryforwards of approximately $5,500,000 available, no amount has been reflected on the balance sheet for deferred income taxes as any deferred income tax asset has been fully offset by a valuation allowance.

     (j)  Translation of financial statements

          The functional currency of the Company and its subsidiaries is the United States dollar. The Company's subsidiaries operate in Canada and their operations are conducted in Canadian currency. The method of translation applied is as follows:

          i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.5315 at October 31, 2000 (1999 - $1.5100).
          ii) Non-monetary assets and liabilities are translated at the rate of exchange in effect at the date the transaction occurred.
          iii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.
          iv) The net adjustment arising from the translation is included in the consolidated statement of loss and comprehensive loss.

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 3)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     (k)  Financial instruments

          The fair values of cash and cash equivalents, accounts receivable, advances and accounts payable and accrued liabilities approximate their carrying values due to the relatively short period to maturity of these instruments. The fair values of loans payable to related parties and amounts due to stockholders are not readily determinable due to the related party nature of the amounts and the absence of an active trading market for such instruments. The fair value of the bridge financing payable approximates its carrying amount due to the fixed interest rate of the payable closely approximating floating rates at the financial statement date. The maximum credit risk exposure for all financial assets is the carrying amount of that asset.

     (l)  Loss per share

          Basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. As the Company has a loss in each of the periods presented, basic and diluted loss per share is the same.

     (m)  Stock option plan

          During the year ended October 31, 1997, the Company adopted a stock option plan whereby directors, officers, consultants and employees of the Company could be granted options to subscribe for unrestricted stock of up to 500,000 of the common shares of the Company. Options granted pursuant to this plan are not subject to a vesting period, have exercise periods of not more than ten years from the date of grant and have exercise prices not less than 85% of the fair market value of the Company's common stock at the date of grant. No options were outstanding under this plan during the years ended October 31, 2000 and 1999.

          During the year ended October 31, 1999, the Board of Directors approved a stock option plan whereby directors, officers, consultants and employees of the Company could be granted options to subscribe for restricted stock of the Company. Options granted pursuant to this plan are not subject to a vesting period, have exercise periods of not more than ten years from the date of grant, and have exercise prices not less than 85% of the fair market value of the Company's common stock at the date of grant. Options issued under this plan are disclosed in note 10(c).

          The Company applies APB Opinion No. 25 in accounting for stock options granted to employees whereby compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant. Options granted to non-employees are accounted for at their fair value at the date the related services are provided.

     (n)  Accounting standards change

          In June, 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In December, 1999, the Financial Accounting Standards Board issued SFAS No. 101 "Revenue Recognition in Financial Statements". Adoption of these statements is not expected to materially impact the Company's results of operations or financial position.

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 4)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     (o)  Cash and cash equivalents

          Cash and cash equivalents are comprised of the following amounts:

                                              2000       1999
                                              ----       ----
                 Cash                       $120,595   $487,562
                 Interest bearing deposit    198,916       --
                                            --------   --------
                                            $319,511   $487,562
                                            ========   ========

          The Company considers all highly liquid securities with an original term to maturity of three months or less to be cash equivalents.

     (p)  Research and development

          Research and development costs are expensed as incurred.

2.   Business combination:

     Effective September 1, 2000, Globus acquired Edge Continental, Inc. ("Edge") for a total purchase price of $1,545,262 in a transaction accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Edge's principal activity is the wholesale distribution of cellular phones and related accessories. Globus issued 300,000 shares of its common stock with a fair value of $773,400, agreed to pay cash consideration of $679,579 and paid direct acquisition costs of $92,283 for all of the outstanding common stock of Edge. The common stock issued by Globus was valued using the average of Globus' stock price on the date the transaction was announced and the prices of the stock two days before and after the announcement. The cash consideration is payable in increments of $169,895 on October 31, 2000, December 31, 2000, March 31, 2001 and June
     30, 2001. Outstanding cash consideration, aggregating $489,717, bears interest at 6% per annum and is unsecured.

     The purchase price allocation is based on management's estimate of the fair values of Edge's tangible assets and liabilities.

     The purchase consideration is summarized as follows:
         Common stock                                          $   773,400
         Cash                                                      189,862
         Due to stockholders                                       489,717
         Acquisition costs                                          92,283
                                                               -----------
         Total purchase price                                  $ 1,545,262
                                                               ===========

     Allocation of the purchase price is as follows:
         Cash                                                  $   303,167
         Accounts receivable                                       531,714
         Inventory                                                 721,451
         Prepaid expenses                                           19,683
         Fixed assets                                               85,446
         Accounts payable and accrued liabilities                 (546,709)
         Loans payable to related parties                         (940,120)
         Goodwill                                                1,370,630
                                                               -----------
         Net assets acquired                                   $ 1,545,262
                                                               ===========

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 5)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

2.   Business combination (continued):

     The pro forma consolidated financial information for the years ended October 31, 2000 and 1999, determined as if the acquisition of Edge had occurred on November 1 of each year, would have resulted in the following:

                                              2000                 1999
                                              ----                 ----
     Sales                               $ 11,447,000         $  6,339,000
     Loss                                $   (973,000)        $   (872,000)
     Loss per share                      $      (0.08)        $      (0.10)

     This unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations in future periods or results that would have been achieved had the Company and Edge been combined during the specified periods.

3.   Advances:

     During 2000, the Company advanced funds to PCI Marketing and Communications Inc. ("PCI"). The advances are non-interest bearing, are demand in nature and are unsecured.

     On September 7, 2000, the Company signed a letter of intent to acquire all of the issued and outstanding shares of PCI in exchange for common shares of the Company. The letter states the purchase price shall be CDN $0.35 per share of PCI to a maximum purchase price of CDN $3,554,635. The proposed transaction would be accounted for under the purchase method of accounting with the Company identified as the acquirer. Implementation of the proposed acquisition and share exchange is subject to shareholder and regulatory approval which has not been received at January 18, 2001.

4.   Fixed assets:

              2000                                     Accumulated    Net Book
                                                Cost   Amortization     Value
                                                ----   ------------     -----
     Computer equipment                      $ 71,444    $ 12,583     $ 58,861
     Computer software                         38,274      29,091        9,183
     Furniture and fixtures                    64,530      25,730       38,800
     Leasehold improvements                   114,584      21,550       93,034
     Research and development equipment       344,288     115,428      228,860
                                              -------     -------      -------
                                             $633,120    $204,382     $428,738
                                             ========    ========     ========


              1999                                      Accumulated   Net Book
                                                Cost    Amortization    Value
                                                ----    ------------    -----
     Computer equipment                      $ 22,302     $  5,293    $ 17,009
     Computer software                          8,363         --         8,363
     Furniture and fixtures                    32,182       18,253      13,929
     Leasehold improvements                    78,862        2,557      76,305
     Research and development equipment       239,878       65,133     174,745
                                              -------       ------     -------
                                             $381,587     $ 91,236    $290,351
                                             ========     ========    ========

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 6)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

5.   Website development:

                                                  2000             1999
                                                --------        ---------
     Capitalized costs                          $ 33,516        $    --
     Accumulated amortization                     (1,397)            --
                                                --------        ---------
                                                $ 32,119        $    --
                                                ========        =========

6.   Patents and trademarks:

                                                    2000            1999
                                                  --------        --------
     Capitalized costs                            $ 27,627        $ 20,543
     Accumulated amortization                       (6,984)         (4,432)
                                                  --------        --------
                                                  $ 20,643        $ 16,111
                                                  ========        ========

7.   Goodwill:

                                                  2000              1999
                                              -----------       -----------
     Capitalized costs                        $ 1,370,630       $      --
     Accumulated amortization                     (15,221)             --
                                              -----------       -----------
                                              $ 1,355,409       $      --
                                              ===========       ===========

8.   Loans payable to related parties:


     The Company has loans payable at the following rates and terms:

                                                                        2000        1999
                                                                      --------   ---------
     Note payable, due on demand, interest payable monthly at prime minus 1%, secured by a general security
     agreement over the assets of the Company                         $ 19,960   $    --

     Note payable, due on demand, interest
     payable monthly at 30%, secured by a general security
     agreement over the assets of the Company                           78,355        --

     Notes payable, due on demand,
     interest payable monthly at 20%, unsecured                        118,560        --

     Notes payable, due on demand, interest payable
     monthly at 20%, secured by a general security
     agreement over the assets of the Company                          302,318        --

     Notes payable, due on demand, interest payable
     monthly at 37.34%, secured by a general security
     agreement over the assets of the Company                          261,182        --
                                                                      --------   ---------

                                                                      $780,375   $
                                                                      ========   =========

                                      F-11

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 7)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

8.   Loans payable to related parties (continued):

     All of the above amounts are payable to related parties who are immediate family members of the former shareholders of Edge, except for $59,794 of the unsecured notes payable bearing interest at 20% which is payable to an employee and an associate of the former shareholders of Edge.

     During the year ended October 31, 2000, the Company paid interest of $39,631 (1999 - $nil) on the loans payable to related parties.

9.   Bridge financing payable:

     Bridge financing payable bears interest at 12% per annum, is due December 31, 2000 and is convertible at the option of the lender into Series A convertible preferred shares of the Company with a stated value of $500,000 and common share purchase warrants, the number of which is determined by the following calculation:

     $250,000 divided by the lessor of:
          a)   $4.00; or
          b) the average trading price of the Company's common stock for the five days immediately prior to conversion of the financing.

     The preferred shares are entitled to a 12% annual cumulative dividend, payable quarterly and are convertible into common shares of the Company after April 28, 2001 determined by the following formula:

     $500,000 plus any accrued and unpaid dividends divided by the lessor of:
          a) Lessor of $4.00 or the average of the closing bid prices of the Company's common stock during the five days immediately prior to conversion; or
          b) 80% of the average of the three lowest bid prices of the Company's common stock for the twenty days immediately prior to the conversion.

     The preferred shares are convertible until December 29, 2003 at which time any shares not converted shall automatically convert to common shares at a price determined by the above formula.

     The common share purchase warrants would entitle the lender to acquire common shares at an exercise price as determined in the immediately above formula and are exercisable for a period of five years from the date of conversion.

     The bridge financing payable contains a beneficial conversion feature as the preferred shares are convertible for a price that is less than the market price of the common shares at the date of issuance. Accordingly, interest expense of $125,000 and a corresponding increase in additional paid-in capital has been recorded in the statements of loss and comprehensive loss and stockholders' equity.

     The bridge financing payable was converted into Series A convertible preferred shares of the Company subsequent to October 31, 2000 as disclosed in note 13(a).

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 8)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

10.  Capital stock:

     a) During 2000, the Company signed an agreement to receive investor relation services for which it agreed to issue 40,000 common shares at their market value of $3.125 per share. The shares vest in increments of 10,000 on August 1, 2000, November 1, 2000, February 1, 2001 and May 1, 2001.

     b) During 2000, the Company issued 93,833 common shares for notes receivable aggregating $184,853 from the exercise of employee stock options. The notes receivable do not bear interest, are due within 364 days and are secured by the common shares issued.

     c)   Stock options

     The following options have been granted under the Company's restricted stock option plan:


     2000
     ---------------------------------------------------------------------------------------------------
                   Number
             outstanding,    Granted   Exercised    Expired        Number    Exercise
             beginning of     during      during     during   outstanding       price            Expiry
                     year   the year    the year   the year   end of year   per share              date
     --------------------------------------------------------------------------------------------------
                   42,666        -       (21,333)       -          21,333     $1.0625      July 5, 2001
                      -       10,000          -         -          10,000     $1.3270   August 31, 2001
                      -       48,000          -         -          48,000     $1.3270 December 21, 2001
                   12,122        -       (12,122)       -             -       $0.1650    April 16, 2002
                   50,000     83,333     (33,333)       -         100,000     $0.8500      June 7, 2002
                      -        7,500      (7,500)       -             -       $4.0000    August 8, 2002
                      -       23,000     (23,000)       -             -       $1.3270    August 8, 2002
                      -       72,000          -         -          72,000     $1.8598   August 17, 2002
                      -       10,000          -         -          10,000     $5.0000    March 28, 2003
                      -       10,000     (10,000)       -             -       $1.6000    March 28, 2003
                      -       20,000     (20,000)       -             -       $4.0000    March 28, 2003
     --------------------------------------------------------------------------------------------------
                  104,788    283,833    (127,288)       -         261,333
     --------------------------------------------------------------------------------------------------
     Weighted
     average
     exercise
     price        $0.8573    $1.7205     $1.9701        -         $1.4100
     --------------------------------------------------------------------------------------------------

     During the year ended October 31, 2000, the Company granted 283,833 common share options with exercise prices fixed at no less than 85% of the market value of the Company's common shares at the grant date. Accordingly, compensation cost of $57,905 (1999 - $20,600), representing the excess of the market price over the exercise price of the options granted, has been included in the determination of the loss for the period.

     1999
     --------------------------------------------------------------------------------------------------
                   Number
             outstanding,    Granted   Exercised    Expired        Number    Exercise
             beginning of     during      during     during   outstanding       price            Expiry
                     year   the year    the year   the year   end of year   per share              date
     --------------------------------------------------------------------------------------------------
                      -      331,392    (331,392)      -              -       $0.1650    April 16, 2001
                      -       42,666          -        -           42,666     $1.0625      July 5, 2001
                      -      100,000    (100,000)      -              -       $0.2500  February 9, 2002
                   12,122        -            -        -           12,122     $0.1650    April 16, 2002
                      -      673,424    (623,424)      -           50,000     $0.8500      June 7, 2002
     --------------------------------------------------------------------------------------------------
                   12,122  1,147,482  (1,054,816)      -          104,788
     --------------------------------------------------------------------------------------------------
     Weighted
     average
     exercise
     price        $0.1650    $0.6078     $0.5779       -          $0.8573
     --------------------------------------------------------------------------------------------------

                                      F-13

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 9)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

10.  Capital stock (continued):

     c)   Stock options (continued)

          The Company applies APB Opinion No. 25 in accounting for its stock options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123 the Company's loss would have increased to the pro forma amounts indicated below:

                                             2000             1999
                                             ----             ----
          Loss
            As reported                $  (1,205,613)   $    (844,337)
            Pro forma                     (1,375,613)        (958,137)
          Loss per share
            As reported                $       (0.10)   $       (0.10)
            Pro forma                          (0.12)           (0.11)

          The weighted average fair value of $170,000 of the options granted during the year ended October 31, 2000 was determined using the Black Scholes method using a weighted average expected life of 11 months, volatility factor of 55%, risk free rate of 5.5% and no assumed dividend rate.

     d)   Warrants

          During the year ended October 31, 2000, the Company entered into an agreement to issue common share purchase warrants for services with terms as disclosed in note 11(b). The fair value of these warrants of $101,500 has been determined using the Black Scholes Method using an expected life of six months, volatility factor of 55%, risk free rate of 5.5% and no assumed dividend rate and has been included in the determination of the loss for the year.

11.  Commitments and contingencies:

     a) Pursuant to a technology licensing agreement, the Company was required to make monthly payments of $10,000 to an individual who is the Company's founder, major stockholder and former President. Technology license payments owing under the agreement amounted to approximately $240,000 at October 31, 1999 and $360,000 at October 31, 2000.

          During 1999, the Company launched a lawsuit against its former President for breach of his fiduciary duties. As part of its claims against its former President, the Company contends that its obligations under the agreement have been eliminated. Consequently, no accrual for technology license payments has been made as at October 31, 2000 and 1999.

          In addition, the former President has amounts payable to him by the Company for advances and unpaid salary unrelated to the above technology license payments aggregating $51,843 (1999 - $51,843) which have been included in accounts payable and accrued liabilities.

          The former President has filed a counterclaim which seeks declaration that the technology agreements are valid, payment of monies due and owing plus unspecified damages. Management believes the counterclaim is without merit. Any costs to the Company related to the claim and counterclaim will be recognized when determinable.

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 10)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

11.  Commitments and contingencies (continued):

     b) On May 8, 2000, the Company signed a letter of agreement with Coleman and Company Securities Inc. to secure investors for the Company. In consideration for these services, the Company was required to:

          i)   pay a monthly cash fee of $5,000;
          ii) issue, within 30 days, 100,000 share purchase warrants with an exercise price of $4.00 per share, exercisable for a period of 5 years; and
          iii) issue, within 30 days, an additional 100,000 share purchase warrants with an exercise price of $5.00 per share, exercisable for a period of 5 years, vesting 20,000 warrants every 30 days from the execution of the letter.

          On November 6, 2000, the Company elected to terminate the arrangement and is no longer obligated to make the monthly payments outlined above.

     c) The Company is committed to payments under operating leases for equipment, vehicles and buildings over the next five years as follows:

          2001 - $198,431; 2002 - $183,175; 2003 - $39,545; 2004 - $3,226;
          2005 - $2,552.

     d) On October 18, 2000, the Company signed an agreement with a supplier to purchase $40,199,200 of cellular phones and accessories by October 31, 2001, with up to $3,000,000 of trade financing available for purchases made under this agreement from time to time. In conjunction with the agreement, the Company was required to sign a promissory note as collateral against any amounts owed by the Company up to a maximum of $5,000,000. The note is exercisable thirty days after written notice of default is provided to the Company. The note may be converted into common stock of the Company at a conversion rate equal to 75% of the average trading price of the Company's common stock for the ten day period immediately prior to conversion of the note.

          Included in accounts payable and accrued liabilities at October 31, 2000 is an amount payable to the supplier of $3,120,049 which is secured by the above promissory note and a security agreement providing a first priority interest in the inventory purchased under this agreement and all proceeds from the sale thereof.

12.  Related party transactions:

     During 2000, the Company made building rental payments to a shareholder of the Company totaling $42,900 (1999 - $27,204).

13.  Subsequent events:

     (a) On November 21, 2000, the Company received additional bridge financing of $250,000 which bore interest at 18% per annum and was due December 21, 2000. On January 2, 2001, the Company received an additional $750,000 which, along with the $250,000 disclosed above and the $500,000 bridge financing payable disclosed in note 9, aggregating $1,500,000, was converted into 1,500 12% series A convertible preferred shares and 415,236 common share purchase warrants of the Company.

Globus Wireless Ltd.
Notes to Consolidated Financial Statements (page 11)

$ United States

Years ended October 31, 2000 and 1999
--------------------------------------------------------------------------------

13.  Subsequent events (continued):

     The preferred shares are entitled to a 12% annual cumulative dividend, payable quarterly and are convertible into common shares of the Company after April 28, 2001 determined by the following formula:

     $1,500,000 plus any accrued and unpaid dividends divided by the lessor of:

          a)   $1.8062; or
          b) 80% of the average of the three lowest bid prices of the Company's common stock for the twenty days immediately prior to the conversion.

     The preferred shares are convertible until December 29, 2003 at which time any shares not converted shall automatically convert to common shares at a price determined by the above formula.

     The warrants have an exercise price of $1.9862 per common share and expire on January 2, 2006.

     The bridge financing contains a beneficial conversion feature as the Series A convertible preferred shares are convertible at prices that are less than market price at the date of issuance. Accordingly, interest expense of $50,500 and a corresponding increase in additional paid-in capital will be recorded in the statements of loss and comprehensive loss and stockholders' equity in the three month period ended January 31, 2001.

     In addition, interest expense of $304,000, being the fair value of the warrants granted, will be included in the loss for the six month period ended April 30, 2001. The fair value of the warrants granted was determined using the Black Scholes method using the five year life of the warrants, volatility factor of 55%, risk free rate of 6.5% and no assumed dividend rate.

     (b) Subsequent to October 31, 2000 the Company issued 35,000 common shares, with a fair market value of $84,603 to employees as settlement of amounts due for wages.

     (c) Subsequent to October 31, 2000, the Company received services related to securing investors in the Company for which it agreed to issue 49,000 common shares at their fair market value of $78,094.

     (d) On November 17, 2000, the Company signed a sixteen month building lease which requires the following annual payments:

          2001                                              $  217,184
          2002                                                  98,720

     (f) Subsequent to October 31, 2000, the Company issued 50,000 common shares for a note receivable of $80,000 upon the exercise of employee stock options. The note receivable does not bear interest, is due within 364 days and is secured by the common shares issued.

     (g) Subsequent to October 31, 2000, the Company granted 166,000 common share options to employees. 150,000 of the options have an exercise price of $1.707 per share, the remaining 16,000 options have an exercise price of $1.8598 per share. All of the options expire on January 4, 2004.

14.  Comparative figures:

     Certain of the prior year comparative figures have been restated to comply with the financial statement presentation adopted in the current year.

                  Consolidated Financial Statements of

                  GLOBUS WIRELESS LTD.


                  Six month period ended  April 30, 2001
                  (Unaudited - Prepared by Management)


GLOBUS WIRELESS LTD.
Consolidated Balance Sheets
$ United States

April 30, 2001 and October 31, 2000


                                                                  April 30, 2001    October 31, 2000
                                                                  --------------    ----------------
                                                                             (Unaudited)
                                            Assets
Current Assets
  Cash and cash equivalents                                          $   201,758    $   319,511
  Accounts receivable                                                    647,945      4,873,877
  Loans and other advances                                                  --           82,508
  Inventories                                                          2,442,719      1,143,891
  Prepaid expenses                                                       182,255         18,576
                                                                     -----------    -----------

                                                                       3,474,677      6,438,363

Fixed assets                                                             469,344        428,738
Website development                                                       27,366         32,119
Patents and trademarks                                                    23,098         20,643
Goodwill                                                               3,559,859      1,355,409
                                                                     -----------    -----------

                                                                     $ 7,554,344    $ 8,275,272
                                                                     ===========    ===========

                             Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable and accrued liabilities                           $ 1,382,388    $ 4,214,534
  Loans payable to related parties                                          --          780,375
  Bridge financing payable (note 3)                                         --          500,000
  Due to stockholders                                                     81,111        489,717

Notes payable (note 4)                                                   800,000           --
                                                                     -----------    -----------

                                                                       2,263,499      5,984,626
Stockholders' equity
 20,000,000 preferred shares, issuable in series with a par value of $0.001 per share  authorized, 1,500 Series A
            convertible preferred shares issued                                2           --
100,000,000 common shares with a par value of
            $0.001 per share authorized, 12,936,304  shares issued
            (October 31, 2000 - 12,777,621 shares issued)                 12,936         12,778
Additional paid-in capital                                             9,835,722      7,840,973
Exchangeable shares of subsidiary (note 2)                             2,108,538           --
Deficit                                                               (6,653,752)    (5,550,504)
Accumulated other comprehensive income                                   (12,601)       (12,601)
                                                                     -----------    -----------

                                                                       5,290,845      2,290,646
Contingencies (note 7)
                                                                     $ 7,554,344    $ 8,275,272
                                                                     ===========    ===========


See accompanying notes to consolidated financial statements.

On behalf of the Board:
_______________________  Director

_______________________  Director

                                      F-18


GLOBUS WIRELESS LTD.
Consolidated Statements of Loss and Comprehensive Loss
$ United States

Six month periods ended  April 30, 2001 and 2000
(Unaudited)

                                                      2001              2000
                                                  ------------     ------------

Sale of products                                  $ 16,546,579     $     10,712
Cost of sales                                       14,869,239            5,972
                                                  ------------     ------------
                                                     1,677,340            4,740

Engineering revenue                                    275,350           39,563
                                                  ------------     ------------
                                                     1,952,690           44,303
Expenses
  Amortization                                         242,669             --
  General and administrative                         2,192,595          569,785
  Research and development                              64,627           93,859
  Interest                                             566,171             --
                                                  ------------     ------------
                                                     3,066,062          663,644
                                                  ------------     ------------

Loss, before other income                           (1,113,372)        (619,341)

Other income                                            10,124             --
                                                  ------------     ------------

  Loss                                            $ (1,103,248)    $   (619,341)
                                                  ============     ============

Weighted average number of common shares
  for basic and diluted loss per share              13,695,843       11,684,999
Basic and diluted loss per share                         (0.08)           (0.05)
                                                  ============     ============

Comprehensive loss
  Loss                                            $ (1,103,248)    $   (619,341)
  Foreign currency translation adjustment                 --              5,020
                                                  ------------     ------------

Comprehensive loss                                $ (1,103,248)    $   (614,321)
                                                  ============     ============


See accompanying notes to consolidated financial statements.

                                      F-19


GLOBUS WIRELESS LTD.
Consolidated Statements of Loss and Comprehensive Loss

$ United States

Three month periods ended April 30, 2001 and 2000
(Unaudited)

                                                      2001             2000
                                                  ------------     ------------

Sale of products                                  $  5,424,927     $     10,712
Cost of sales                                        4,817,104            5,972
                                                  ------------     ------------
                                                       607,823            4,740

Engineering revenue                                    168,960           39,563
                                                       776,783           44,303
Expenses
  Amortization                                         152,556             --
  General and administrative                           862,114          396,345
  Research and development                              52,160           63,847
  Interest                                              92,721             --
                                                  ------------     ------------
                                                     1,159,551          460,192
                                                  ------------     ------------

Loss, before other income                             (382,768)        (415,889)

Other income                                             4,890             --
                                                  ------------     ------------

  Loss                                            $   (377,878)    $   (415,889)
                                                  ============     ============

Weighted average number of common shares
  for basic and diluted loss per share              14,115,858       11,832,907
Basic and diluted loss per share                         (0.03)           (0.04)
                                                  ============     ============

Comprehensive loss
  Loss                                            $   (377,878)    $   (415,889)
  Foreign currency translation adjustment                 --              2,520
                                                  ------------     ------------

Comprehensive loss                                $   (377,878)    $   (413,369)
                                                  ============     ============


See accompanying notes to consolidated financial statements.

                                     F-19a

GLOBUS WIRELESS LTD.
Consolidated Statement of Stockholders' Equity

$ United States

Six month period ended  April 30, 2001
(Unaudited)

                                     Common Shares               Preferred Shares
                                 ---------------------          ------------------
                                 Number         Amount          Number      Amount
                                 ------         ------          ------      ------

Balance, October 31, 2000      12,777,621    $    12,778           --     $      --

Exchangeable shares
  of subsidiary
  issued to acquire PCI
  (note 2)                           --             --             --            --
Exchangeable
  shares cancelled (note 2)          --             --             --            --
Preferred shares
  issued upon
  conversion of
  bridge financing
  (note 3)                           --             --            1,500             2
Common shares
  issued for notes
  receivable
  (note 5(a))                      83,333             83           --            --
Notes receivable                     --             --             --            --
Common shares
  issued for wages
  (note 5(b))                      35,000             35           --            --
Common shares
  issued for share
  issue costs
  (note 5(c))                      19,000             19           --            --
Share issue costs                    --             --             --            --
Common shares
  issued for services
  (note 5(d))                      33,350             33           --            --
Common shares
  issued for prepaid
  leasehold
  improvements
  (note 5(e))                      43,000             43           --            --
Vested common
  shares issued for
  services (note 5(f))             20,000             20           --            --
Beneficial
  conversion
  feature of bridge
  financing (note 3)                 --             --             --            --
Fair value of
  warrants granted
  to non-employees
  (note 3)                           --             --             --            --
Compensation cost
  of options granted
  (note 6)                           --             --             --            --
Cancellation of common
  shares (note 5(g))              (75,000)           (75)          --            --
Loss  for the
   six month
  period ended
   April 30, 2001                    --             --             --            --
                               ----------    -----------          -----   -----------
Balance, April 30, 2001
  (Unaudited)                  12,936,304    $    12,936          1,500   $         2
                               ==========    ===========          =====   ===========

Table continues on following page.

                                      F-20

GLOBUS WIRELESS LTD.
Consolidated Statement of Stockholders' Equity (Continued)

$ United States

Six month period ended  April 30, 2001
(Unaudited)

                                                                           Accumulated
                             Exchangeable    Additional                      Other          Total
                              Shares of        Paid-in      Accumulated   Comprehensive  Stockholders'
                              Subsidiary       Capital        Deficit         Income        Equity
                              ----------       -------        -------         ------        ------

Balance, October 31, 2000     $      --      $ 7,840,973    $(5,550,504)   $   (12,601)   $ 2,290,646

Exchangeable shares
  of subsidiary
  issued to acquire PCI
  (note 2)                      2,215,354           --             --             --        2,215,354
Exchangeable
  shares cancelled (note 2)      (106,816)          --             --             --         (106,816)
Preferred shares
  issued upon
  conversion of
  bridge financing
  (note 3)                           --        1,499,998           --             --        1,500,000
Common shares
  issued for notes
  receivable
  (note 5(a))                        --          108,250           --             --          108,333
Notes receivable                     --         (108,333)          --             --         (108,333)
Common shares
  issued for wages
  (note 5(b))                        --          100,590           --             --          100,625
Common shares
  issued for share
  issue costs
  (note 5(c))                        --           36,803           --             --           36,822
Share issue costs                    --          (36,822)          --             --          (36,822)
Common shares
  issued for services
  (note 5(d))                        --           63,866           --             --           63,899
Common shares
  issued for prepaid
  leasehold
  improvements
  (note 5(e))                        --           73,874           --             --           73,917
Vested common
  shares issued for
  services (note 5(f))               --              (20)          --             --             --
Beneficial
  conversion
  feature of bridge
  financing (note 3)                 --           50,500           --             --           50,500
Fair value of
  warrants granted
  to non-employees
  (note 3)                           --          304,000           --             --          304,000
Compensation cost
  of options granted
  (note 6)                           --           95,318           --             --           95,318
Cancellation of common
  shares (note 5(g))                 --         (193,275)          --             --         (193,350)
Loss  for the
   six month
  period ended
   April 30, 2001                    --             --       (1,103,248)          --       (1,103,248)
                              -----------    -----------    -----------    -----------    -----------

Balance, April 30, 2001
  (Unaudited)                 $ 2,108,538    $ 9,835,722    $(6,653,752)   $   (12,601)   $ 5,290,845
                              ===========    ===========    ===========    ===========    ===========


See accompanying notes to consolidated financial statements.

                                      F-20a


GLOBUS WIRELESS LTD.
Consolidated Statements of Cash Flows

$ United States

Six month periods ended  April 30, 2001 and 2000
(Unaudited)

                                                                           2001           2000
                                                                       -----------    -----------

Net cash flows used in operating activities:                           $  (713,713)   $  (715,341)

  Cash flows from financing activities:
  Common shares issued for cash, net of share issue costs                     --          670,389
  Subscriptions for common stock                                              --          104,640
  Reduction of loans payable to related parties                           (780,375)          --
  Reduction of due to stockholders                                        (246,373)          --
  Proceeds from bridge financing                                         1,000,000           --
  Proceeds from notes payable (note 4)                                     800,000           --
                                                                           773,252        775,029
Cash flows used in investing activities:
  Loans and other advances                                                    --         (254,771)
  Purchase of fixed assets                                                (114,760)      (119,206)
  Purchase of patents and trademarks                                        (3,554)          --
  Business combination (note 2)                                            (58,978)          --
                                                                       -----------    -----------
                                                                          (177,292)      (373,977)

Foreign currency translation adjustment                                       --           (5,020)
                                                                       -----------    -----------

Increase (decrease) in cash and cash equivalents                          (117,753)      (319,309)

Cash and cash equivalents, beginning of period                             319,511        487,562
                                                                       -----------    -----------

Cash and cash equivalents, end of period                               $   201,758    $   168,253
                                                                       ===========    ===========

Supplementary information
  Interest paid                                                        $   153,531    $      --

Income taxes paid                                                             --             --


See accompanying notes to consolidated financial statements

Non-cash financing and investing activities:
  Exchangeable shares of subsidiary issued upon business combination     2,215,354           --
  Preferred shares issued upon conversion of bridge financing            1,500,000           --
  Common shares issued for notes receivable                                108,333           --
  Common shares issued for wages                                           100,625           --
  Common shares issued for share issue costs                                36,822           --
  Common shares issued for services                                         63,899           --
  Common shares issued for prepaid leasehold improvements                   73,917           --
  Beneficial conversion feature of  bridge financing                        50,500           --
  Compensation cost of warrants granted to non-employees                   304,000           --
  Compensation cost of options granted                                      95,318           --
  Amounts receivable extinguished by cancellation of exchangeable
    shares of subsidiary                                                   106,816           --
  Extinguishment of amount due to stockholder (note 5(g))                  162,233           --
  Common shares cancelled (note 5(g))                                      193,350           --

                                      F-21

GLOBUS WIRELESS LTD.
Notes to Consolidated Financial Statements

$ United States

Six month period ended  April 30, 2001
(Unaudited)


1.   Basis of presentation:

     The accompanying financial statements as at April 30, 2001 and for the three and six month periods then ended are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring items) necessary for the fair presentation of these unaudited financial statements in conformity with generally accepted accounting principles in the United States of America have been made.

2.   Business combination:

     On December 31, 2000, the Company acquired PCI Marketing & Communications Inc. ("PCI") for a total purchase price of $2,330,635 in a transaction accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. PCI's principal activity is the online retail sale of wireless communication products. Pursuant to the terms of an amalgamation and re-organization agreement, PCI amalgamated with 906548 Alberta Inc., a wholly owned subsidiary of the Company, and formed Globus Online Inc. The former stockholders of PCI received 9,481,100 Class A non-voting exchangeable shares of Globus Online Inc., valued at $0.23366 per share, in exchange for all of the outstanding shares of PCI on a one for one basis upon amalgamation. The former PCI stockholders may exchange their Class A shares of Globus Online Inc. for common shares of the Company, at the option of the holder, at any time for a period of three years from the date of issuance. The number of common shares of the Company to be exchanged for each Class A share of Globus Online Inc. will be based on the market value of the Company's common shares at the date of exchange, such that an equal value of the Company's common shares will be issued for the value of the Class A shares exchanged, valued at $0.23366 per share. Any unexchanged Class A shares of Globus Online Inc. outstanding at December 31, 2003 will be automatically exchanged for common shares of the Company. Accordingly, the acquisition has been recorded at $2,330,635 being the value of the 9,481,100 Class A shares of $2,215,354 plus direct acquisition costs of $115,281.

     None of the Class A shares of Globus Online Inc. held by the former shareholders of PCI have been exchanged for common shares of the Company at April 30, 2001. During the three month period ended April 30, 2001, amounts receivable from two of the former shareholders of PCI of $106,816 were extinguished by the cancellation of 457,142 Class A common shares of Globus Online Inc. held by the former shareholders. Accordingly, the value of the remaining Class A shares issued of $2,108,538 has been disclosed as a separate component of stockholders' equity called "Exchangeable shares of subsidiary".

GLOBUS WIRELESS LTD.
Notes to Consolidated Financial Statements

$ United States

Six month period ended  April 30, 2001
(Unaudited)


2.   Business combination (continued):

     The purchase price allocation is based on management's estimate of the fair values of PCI's tangible assets and liabilities.

     Allocation of the purchase price is as follows:
        Cash                                                   $    56,303
        Accounts receivable                                          7,388
        Inventory                                                    4,257
        Fixed assets                                                49,968
        Accounts payable and accrued liabilities                  (307,327)
        Due to shareholders                                         (5,778)
        Due to Globus Wireless Ltd.                               (146,904)
        Goodwill                                                 2,672,728
                                                               -----------
        Net assets acquired                                    $ 2,330,635
                                                               ===========

     The purchase consideration is summarized as follows:
        Exchangeable Class A shares of Globus Online Inc.      $ 2,215,354
        Acquisition costs                                          115,281
                                                               -----------
        Total purchase price                                   $ 2,330,635
                                                               ===========


     The pro forma consolidated financial information for the six month periods ended April 30, 2001 and 2000, determined as if the acquisition of PCI had occurred on November 1 of each period, would have resulted in the following:


                                                 2001              2000
                                                 ----              ----

     Sales                                   $ 17,012,284     $    577,365

     Loss                                    $ (1,374,534)    $   (812,985)
     Basic and diluted loss per share        $      (0.10)    $      (0.06)

     This unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations in future periods or results that would have been achieved had the Company and PCI been combined during the specified periods.

GLOBUS WIRELESS LTD.
Notes to Consolidated Financial Statements

$ United States

Six month period ended  April 30, 2001
(Unaudited)


3.   Bridge financing:

     On November 21, 2000, the Company received bridge financing of $250,000 bearing interest at 18% per annum , due December 21, 2000. On January 2, 2001, the Company received an additional $750,000 which, along with the $250,000 referred to above and $500,000 received prior to October 31, 2000, aggregating $1,500,000, was converted into 1,500 Series A convertible preferred shares and 415,236 common share purchase warrants of the Company.

     The Series A convertible preferred shares are entitled to a liquidation preference amount of $1,000 per share and a 12% annual cumulative dividend, calculated on the liquidation preference amount, payable quarterly and are convertible into common shares of the Company after April 28, 2001 determined by the following formula:

     $1,500,000 plus any accrued and unpaid dividends divided by the lessor of:

     a)   $1.8062; or

     b) 80% of the average of the three lowest bid prices of the Company's common stock for the twenty days immediately prior to the conversion.

     The Series A convertible preferred shares are convertible until December 29, 2003 at which time any shares not converted shall automatically convert to common shares at a price determined by the above formula.

     The common share purchase warrants have an exercise price of $1.9862 per common share and expire on January 2, 2006.

     The bridge financing contains a beneficial conversion feature as the Series A convertible preferred shares are convertible at prices that are less than market price at the date of issuance. Accordingly, interest expense of $50,500 and a corresponding increase in additional paid-in capital has been recorded in the statements of loss and comprehensive loss and stockholders' equity.

     In addition, interest expense of $304,000, being the fair value of the warrants granted, has been included in the loss for the six month period ended April 30, 2001. The fair value of the warrants granted was determined using the Black Scholes method using the five year life of the warrants, volatility factor of 55%, risk free rate of 6.5% and no assumed dividend rate.

4.   Notes payable

     During the six months ended April 30, 2001, the Company received $800,000 in exchange for four promissory notes. The notes are secured by a pledge by the Company, in the event of default, to issue an amount of its common stock with a value of two times any outstanding principal and unpaid interest. $625,000 and $175,000 of the notes bear interest at 30% and 24% per annum respectively, payable monthly. The notes are due as follows:

                         June 26, 2001        $325,000
                         September 26, 2001    475,000
                                              --------

                                              $800,000
                                              ========

GLOBUS WIRELESS LTD.
Notes to Consolidated Financial Statements

$ United States

Six month period ended  April 30, 2001
(Unaudited)


5.   Issuance of common shares:

     During the six month period ended April 30, 2001, the Company issued the following common shares:

     a) 83,333 shares for notes receivable of $108,333 upon the exercise of employee stock options. The notes receivable do not bear interest, are due within 364 days and are secured by the common shares issued;

     b)   35,000 shares as payment for amounts payable for wages;

     c)   19,000 shares for share issue costs;

     d)   33,350 shares for services;

     e) 43,000 shares as prepayment for leasehold improvements to be constructed for the Company.

     f)

     g) During the year ended October 31, 2000, the Company issued 40,000 shares for services to be received. The shares vest in increments of 10,000 shares of which 20,000 had vested prior to October 31, 2000 and the remaining 20,000 vested during the six month period ended April 30, 2001.

     h) During the three months ended April 30, 2001, pursuant to a resignation and settlement agreement with one of the former shareholders of Edge Continental Inc. ("Edge"), the Company cancelled 75,000 common shares that were originally issued to acquire Edge. The original value of the cancelled shares of $193,350, along with the cancellation of a note payable of $162,233, were recorded as a reduction of goodwill related to the acquisition with corresponding reductions of stockholders' equity and due to stockholders.

6.   Stock options:

     The Company applies APB Opinion No. 25 in accounting for employee stock options whereby compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant. Options granted to non-employees are accounted for at their fair value.

During the six month period ended April 30, 2001, the Company granted 204,333 common share options with exercise prices fixed at 85% of the market value of the Company's common shares at the grant date. Accordingly, compensation cost of $95,318, representing the excess of the market price at the grant date over the exercise price of the options granted, has been included in the determination of the loss for the period.

7.   Contingencies:

     a) Pursuant to a technology licensing agreement, the Company is required to make periodic payments to an individual who is the Company's founder, major stockholder and former President. Technology license payments owing under the agreement amounted to approximately $360,000 at October 31, 2000 and $420,000 at April 30, 2001.

          During 1999, the Company launched a lawsuit against its former President for breach of his fiduciary duties. As part of its claims against its former President, the Company contends that its obligations under the agreement have been eliminated. Consequently, no accrual for technology license payments has been made as at October 31, 2000 and April 30, 2001.

GLOBUS WIRELESS LTD.
Notes to Consolidated Financial Statements

$ United States

Six month period ended  April 30, 2001
(Unaudited)


7.   Contingencies (continued):

     b) As disclosed in note 11(d) of its October 31, 2000 audited financial statements, the Company signed an agreement to purchase 730,000 cellular phones with an aggregate cost of $40,199,200 by October 31, 2001. In conjunction with the agreement, during the three months ended January 31, 2001, the Company received a non-refundable purchase rebate of $2,600,000. The rebate was being recognized as a reduction of cost of sales over the total purchase commitment of 730,000 phones. $634,767 of the rebate had been recognized to January 31, 2001. During the three months ended April 30, 2001, the Company elected to discontinue the agreement and accordingly the remaining non-refundable rebate has been recognized as a reduction to cost of sales for the period.

     c) On March 29, 2001, the Company signed a technology license agreement for the rights to certain technology owned by a third party. The agreement requires advances on beta testing of the technology as follows:

                            Upon signing    $ 50,000
                            May 31, 2001     200,000
                            June 30, 2001     50,000
                                            --------
                                            $300,000
                                            ========

          At April 30, 2001, the Company had advanced $70,000 which is included in prepaid expenses on the consolidated balance sheet. Subsequent to April 30, 2001, the Company advanced an additional $180,000 required by the agreement. The advances are secured by a demand promissory note.

          The Company is also required to make royalty payments to the third party once sales of any products based on the technology commences. Pursuant to the agreement, the advances for beta testing will be applied against any future royalties payable

8.   Subsequent events:

     a) Subsequent to April 30, 2001, the Company received $1,250,000 in exchange for convertible notes payable. The notes bear interest at 8% and are convertible into common stock of the Company at the lesser of:

          $0.48 for $800,000 of the notes payable and $0.448 for the remaining $450,000; or

          80% of the average of the three lowest closing bid prices of the Company's common stock for the thirty days immediately prior to the conversion date.

          $450,000 of the notes payable are due June 6, 2003. The remaining portion of the notes payable of $800,000 is due May 31, 2003.

          In conjunction with the notes, the Company also granted 500,000 common share purchase warrants. The warrants have an exercise price of $1.78. 320,000 of the warrants expire on May 31, 2004 with the remaining 180,000 warrants expiring on June 6, 2004.

     b) The Company issued the following common shares subsequent to April 30, 2001 to settle amounts accrued in accounts payable and accrued liabilities at April 30, 2001:

     i)   76,845 shares for services of $73,003; and

     ii)53,420 shares for commissions of $50,749.

Consolidated Financial Statements of

PCI Marketing & Communications Inc.
(operating as ShopWireless.Com) and subsidiaries

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of
PCI Marketing & Communications Inc. (operating as ShopWireless.Com)

We have audited the accompanying consolidated balance sheets of PCI Marketing & Communications Inc. (operating as ShopWireless.Com) as of December 31, 2000 (immediately prior to the amalgamation described in the notes to the financial statements) and 1999 and the related consolidated statements of loss, stockholders' (deficiency) equity and comprehensive loss and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PCI Marketing & Communications Inc. (operating as ShopWireless.Com) as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency at December 31, 2000, conditions that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Signed "KPMG LLP"

Kelowna, Canada
March 16, 2001

PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Consolidated Balance Sheets
$United States

December 31, 2000 (immediately prior to amalgamation) and 1999


                                                           2000         1999
                                                         ---------    ---------
Assets

Current assets:
    Cash and cash equivalents                            $  56,217    $ 268,098
    Accounts receivable                                      7,377        5,429
    Inventories                                              4,251       25,007
    Prepaid expenses and deposits                             --          1,713
                                                         ---------    ---------
                                                            67,845      300,247

Fixed assets (note 2)                                        9,811        9,677
Internet website (note 3)                                   30,081       54,968
Deferred charges                                            65,271         --
                                                         ---------    ---------
                                                         $ 173,008    $ 364,892
                                                         ---------    ---------

Liabilities and Stockholders' (Deficiency) Equity

Current liabilities:
    Accounts payable and accrued liabilities             $ 419,656    $ 340,882
    Advances from stockholders (note 4)                      5,769        1,878
    Advances from Globus Wireless Ltd. (note 4)            146,680         --
                                                         ---------    ---------
                                                           570,105      342,760

Stockholders' (deficiency) equity:
    Capital stock (note 5)                                 573,684      485,523
    Deficit                                               (984,501)    (475,866)
    Accumulated other comprehensive income:
          Cumulative translation  adjustment                13,720       12,475
                                                         ---------    ---------
                                                          (397,097)      22,132
Subsequent event (note 6)
                                                         ---------    ---------
                                                         $ 173,008    $ 364,892
                                                         =========    =========


See accompanying notes to consolidated financial statements.


Approved by the Board:

___________________________      Director

___________________________      Director

PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Consolidated Statements of Loss
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999


                                                          2000           1999
                                                       ----------     ----------

Revenue                                                $1,403,565     $  812,335
Cost of sales                                           1,284,085        711,828
                                                       ----------     ----------
                                                          119,480        100,507

Interest income                                             1,349          8,609
                                                       ----------     ----------
                                                          120,829        109,116

Expenses
       Depreciation and amortization                       30,530         30,631
       Insurance                                            9,997          6,164
       Internet website maintenance                        28,522          7,189
       Marketing and selling                               34,294         41,210
       Office, automotive and miscellaneous                30,931         18,127
       Professional fees                                  235,937         55,425
       Public and industry relations                          475         44,318
       Rent                                                17,482          9,701
       Repairs and maintenance                                926          8,739
       Salaries and benefits                              167,600         95,249
       Supplies, postage and delivery                      21,434         25,917
       Telephone and internet services                     23,806         22,316
       Tradeshows and business travel                      27,530         39,878
                                                       ----------     ----------
                                                          629,464        404,864
                                                       ----------     ----------
Loss                                                   $  508,635     $  295,748
                                                       ==========     ==========




Loss per share, basic and diluted                      $     0.05     $     0.03
                                                       ==========     ==========



Weighted average shares outstanding                     9,435,884      9,037,826
                                                       ==========     ==========


See accompanying notes to consolidated financial statements



PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Consolidated Statement of Stockholders' (Deficiency) Equity and Comprehensive Loss
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999


                                          Capital Stock
                                     ------------------------                 Accumulated
    Class A shares                                                               Other
    --------------                                                           Comprehensive
                                     # of shares     Amount       Deficit       Income        Total
                                     ----------    ----------   ----------    ----------   ----------
Balance, December 31, 1998            2,826,100    $  402,310   $ (180,118)   $    5,803   $  228,065

Class A shares issued for cash          480,000        83,143         --            --         83,143

Comprehensive income (loss):
  Loss                                     --            --       (295,748)         --       (295,748)
 Foreign currency translation
   adjustment                              --            --           --           6,672        6,672
                                     ----------    ----------   ----------    ----------   ----------
  Comprehensive loss                                                                         (289,076)
                                     ----------    ----------   ----------    ----------   ----------

 Balance, December 31, 1999           3,306,100       485,523     (475,866)       12,475       22,132

 Class A shares issued for cash          60,000         9,999         --            --          9,999
 Class A shares issued for cash on
   exercise of options and stock
   right                              6,115,000        43,162         --            --         43,162
 Compensation cost of stock
   options and stock right issued
   for services (note 5(b))
                                           --          35,000         --            --         35,000
                                     ----------    ----------   ----------    ----------   ----------
                                      6,175,000        88,161         --            --         88,161

 Comprehensive income (loss):
  Loss                                     --            --       (508,635)         --       (508,635)
  Foreign currency translation
    adjustment                             --            --           --           1,245        1,245
                                     ----------    ----------   ----------    ----------   ----------
  Comprehensive loss                                                                         (507,330)
                                     ----------    ----------   ----------    ----------   ----------

 Balance, December 31, 2000           9,481,100    $  573,684   $ (984,501)   $   13,720   $ (397,097)
                                     ==========    ==========   ==========    ==========   ==========


See accompanying notes to consolidated financial statements.

                                              F-31


PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Consolidated Statements of Cash Flows
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999


                                                                 2000         1999
                                                               ---------    ---------
Cash provided by (used in):

Operating activities:
      Loss                                                     $(508,635)   $(295,748)
      Adjustments to reconcile loss to net cash provided by
        (used in) operating activities:
         Depreciation and amortization                            30,530       30,631
         Compensation cost of stock options and stock right
           issued for services                                    35,000         --
         Increase in accounts receivable                          (1,948)      (3,186)
         Decrease in inventories                                  20,756       21,794
         Decrease in prepaid expenses and deposits                 1,713        1,281
         Increase in accounts payable and accrued
           liabilities                                            76,774      258,601
                                                               ---------    ---------
                                                                (345,810)      13,373
Financing activities:
      Proceeds from issuance of capital stock                     53,161       83,143
      Advances from stockholders                                   3,891         --
      Advances from Globus Wireless Ltd.                         146,680         --
      Deferred charges                                           (65,271)        --
                                                               ---------    ---------
                                                                 138,461       83,143
Investing activities:
      Purchase of fixed assets                                    (4,381)     (12,651)
      Development of internet website                             (1,396)     (78,527)
      Proceeds on disposal of fixed assets                          --          3,394
                                                               ---------    ---------
                                                                  (5,777)     (87,784)
Effect of exchange rate changes on cash and cash equivalents
                                                                   1,245        6,782
                                                               ---------    ---------

(Decrease) increase in cash and cash equivalents                (211,881)      15,514

Cash and cash equivalents, beginning of year                     268,098      252,584
                                                               ---------    ---------

Cash and cash equivalents, end of year                         $  56,217    $ 268,098
                                                               =========    =========

Supplementary cash flow information:
  Interest paid                                                $    --      $    --
  Income taxes paid                                                 --           --
                                                               =========    =========
Non-cash financing activities:
   Compensation cost of stock options and stock right
     issued for services                                       $  35,000    $    --
                                                               =========    =========

See accompanying notes to consolidated financial statements.

                                        F-32

PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Notes to Consolidated Financial Statements
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999
--------------------------------------------------------------------------------

PCI Marketing & Communications Inc. (operating as ShopWireless.Com) (the "Company" or "PCI") was incorporated under the Business Corporations Act (Alberta) on October 16, 1997. The Company's main business activity includes the marketing and sale of wireless communications products. On July 1, 1999, the Company launched its website and switched from a catalogue retailer to an on-line retailer.

Pursuant to an Amalgamation and Re-Organization Agreement ("the Agreement") between the Company, Globus Wireless Ltd. ("Globus") and 906548 Alberta Ltd. (a wholly owned subsidiary of Globus), the Company amalgamated with 906548 Alberta Ltd. to form a new corporation named Globus Online Inc. ("Globus Online") effective December 31, 2000. Pursuant to the Agreement, the Company's stockholders will exchange their Class A common shares for Class A shares of Globus Online which, on completion of the Re-Organization, will become exchangeable, on a one for one basis, for Globus common shares.

The consolidated financial statements as of December 31, 2000 and for the year then ended reflect the Company's consolidated financial statements immediately prior to the amalgamation.

1.   Significant accounting policies

     a)   Basis of consolidation

          These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Shop Wireless Inc. and Personal Communications Inc. All material inter-company balances and transactions have been eliminated.

     b)   Basis of presentation

          These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the Unites States of America on the going concern basis, which presumes the realization of assets and discharge of liabilities in the normal course of operations in the foreseeable future.

          The Company has suffered losses from operations in each year of its existence and has a working capital and a stockholders' deficiency at December 31, 2000. The Company's ability to continue as a going concern, is dependant on its ability to achieve profitable operations and to obtain additional financing. Management plans to obtain additional financing through the Company's transaction with Globus (described above), and plans to achieve profitable operations through increased future sales. The outcome of these matters cannot be predicted at this time.

          These consolidated financial statements do not give effect to any adjustments which could be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the consolidated financial statements.

PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Notes to Consolidated Financial Statements (continued)
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued)

     c) Translation of financial statements The Company operates in Canada, and its operations are conducted in Canadian currency. Thus, the Company's functional currency is Canadian dollars. These consolidated statements have been translated to United States dollars using the following method:

          i) Assets and liabilities are translated at the balance sheet date exchange rate, being US $1.00 per Cdn. $1.5002 at December 31, 2000 and US $1.00 per Cdn. $1.4433 at December 31, 1999;
          ii) Revenue and expenses are translated at the exchange rate in effect at the transaction dates; and
          iii) The net adjustment has been recorded as a separate component of stockholders' equity called the "cumulative translation adjustment" which is included in accumulated other comprehensive income.

     d)   Financial instruments

          The fair values of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the short term nature of these instruments. It is not practical to determine a fair value for the advances from stockholders and the advances from Globus Wireless Ltd. due to the related party nature of the amounts and the lack of a ready market for such financial instruments. The maximum credit risk exposure for all financial assets is the carrying value of that asset.

     e)   Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     f)   Cash and cash equivalents

          Cash and cash equivalents consists of cash and short term investments having terms to maturity of three months or less when acquired.

     g)   Inventories

          Inventories are recorded at the lower of cost, determined on a weighted average basis, and net realizable value.

PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Notes to Consolidated Financial Statements (continued)
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued)

     h)   Fixed assets

          Fixed assets are recorded at cost. Depreciation is provided over the estimated useful lives of the assets at the following bases and annual rates:

          Asset                                            Basis          Rate
          -----                                            -----          ----
          Computer hardware                    Declining balance           30%
          Computer software                    Declining balance          100%
          Leasehold improvements                   Straight line           20%
          Office furniture and equipment       Declining balance           20%


     i)   Internet website

          Internet website includes costs of the application and infrastructure development of the Company's website incurred subsequent to its planning stage, and that have received management approval for further development. Costs incurred in the planning stage and operating costs are expensed as incurred. The capitalized internet website costs are amortized on a straight-line basis over three years. Once the internet website is developed, operating costs are expensed as incurred.

     j)   Deferred charges

          Deferred charges consist of professional fees related to the Agreement. Pursuant to the Amalgamation and Re-Organization Agreement, these costs will be borne by the amalgamated entity, Globus Online. Accordingly, these costs have been deferred in the Company's consolidated financial statements in the consolidated balance sheet.

     k)   Income taxes

          The Company accounts for income taxes by the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and their respective tax bases, and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess.

PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Notes to Consolidated Financial Statements (continued)
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued)

     l)   Revenue recognition

          Revenue from on-line and catalog sales, including shipping and handling costs billed to the customer, is recognized when the products are shipped to customers, title has transferred to the customer and the sales price is collectible. Provisions are recorded for returns and concessions based on historical experience.

     m)   Cost of sales

          Cost of sales includes costs to acquire and distribute products, including shipping and handling costs.

     n)   Loss per share

          Loss per share has been calculated using the weighted average number of Class A common shares outstanding during the year. The weighted average number of Class A common shares outstanding includes shares related to stock options, issued with exercise prices below market price at the grant date, from the date those options are granted. As the effect of stock options exercised in the year is anti-dilutive, diluted loss per share does not differ from basic loss per share.

     o)   Stock options

          The Company applies Accounting Principles Board ("APB") Opinion 25 in accounting for stock options granted to directors, officers and employees, whereby, compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant. Options to non-employees are accounted for at their fair value at the date of provision of the related services as the options are earned.

2.   Fixed assets

                                                           2000
                                              ------------------------------
                                                       Accumulated  Net book
                                               Cost    depreciation   value
                                               ----    ------------   -----

     Computer hardware                        $17,454    $ 9,284    $ 8,170
     Computer software                          2,251      2,251       --
     Leasehold improvements                     1,333        800        533
     Office furniture and equipment             2,061        953      1,108
                                              -------    -------    -------
                                              $23,099    $13,288    $ 9,811
                                              =======    =======    =======

                                                          1999
                                              ------------------------------
                                                      Accumulated   Net book
                                               Cost   depreciation   value
                                               ----   ------------   -----

     Computer hardware                        $13,606    $ 6,011    $ 7,595
     Computer software                          1,773      1,773       --
     Leasehold improvements                     1,386        554        832
     Office furniture and equipment             1,953        703      1,250
                                              -------    -------    -------
                                              $18,718    $ 9,041    $ 9,677
                                              =======    =======    =======

PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Notes to Consolidated Financial Statements (continued)
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999
--------------------------------------------------------------------------------

3.   Internet website

                                                      2000            1999
                                                      ----            ----

     Capitalized cost                                $79,923        $78,527
     Accumulated amortization                         49,842         23,559
                                                     -------        -------
                                                     $30,081        $54,968
                                                     =======        =======

4.   Advances from stockholders and Globus Wireless Ltd.

     Advances from stockholders and Globus Wireless Ltd. are unsecured, non-interest bearing and are due on demand.

5.   Capital stock

     a)   Authorized:

          Unlimited number of Class A common voting shares, without par value Unlimited number of Class B common non-voting shares, without par value
          Unlimited number of Class C preferred, non-cumulative, retractable shares, without par value, redeemable at the price at which shares were issued, voting rights assigned by directors on issuance

     b)   Stock options:

          The Company has granted the following stock options:

                                             2000                      1999
                                  -----------------------------------------------------
                                             Weighted average          Weighted average
                                    Shares    exercise price   Shares   exercise price
                                    ------    --------------   ------   --------------

     Balance, beginning of year    6,045,000    Cdn. $0.01    6,030,000   Cdn. $0.01
     Issued                          215,000    Cdn. $0.25       15,000   Cdn. $0.25
     Exercised                    (6,015,000)   Cdn. $0.01         --           --
     Expired or cancelled           (245,000)   Cdn. $0.25         --           --
                                  ----------    ----------   ----------   ----------

     Balance, end of year               --            --      6,045,000   Cdn. $0.01
                                  ==========    ==========   ==========   ==========

     At December 31, 1999, all options were exercisable. The number of options and range of exercise prices were 6,000,000 options at Cdn. $0.01 to 45,000 options at Cdn., $0.25 and the remaining contractual life of the outstanding options was 0.08 to 2.29 years.

     The Company applies APB Opinion No. 25 in accounting for its stock options issued to directors, officers and employees and, accordingly, because options issued to these individuals have been granted at the market price on the issue date, no compensation cost has been recognized for its stock options in the consolidated financial statements.

PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Notes to Consolidated Financial Statements (continued)
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999
--------------------------------------------------------------------------------

5.   Capital stock (continued)

     Had the Company determined compensation costs based on the fair value of its stock options at the grant date under SFAS No. 123, the Company's loss for the year would have been increased to the pro forma amounts below:

                                                   2000             1999
                                                   ----             ----
     Loss
       As reported                             $   508,635      $   295,748
       Pro forma                                   508,768          296,342

     Loss, per share, basic and
        diluted
       As reported                             $      0.05      $      0.03
       Pro forma                               $      0.05      $      0.03


     During the year ended December 31, 2000, 15,000 (1999 - 15,000) options were issued to directors. The Company has applied APB Opinion No. 25 in accounting for these options and, accordingly, no compensation cost has been recorded. The fair value of the options, for the pro forma loss and loss per share, has been determined under the Black Scholes Method using the expected life of the options, a volatility of nil%, a risk-free rate of 4.67% (1999 - 4.67%) and no assumed dividends.

     During the year ended December 31, 2000, the Company issued 200,000 options, with an exercise price of Cdn. $0.25, and a right to purchase 100,000 Class A common shares of the Company at a price of $0.01 per share to a non-employee for services. The compensation cost related to these options has been estimated to be $35,000 and has been charged to professional fees. The fair value of the options and stock right issued has been recorded using the Black Scholes Method using the expected life of the options, a volatility of 50%, a risk-free rate of 6.01% and no assumed dividends.

     c)   Agent's option

          The Company has an agent's option outstanding issued in the year ended December 31, 1998, which allows the agent to purchase 400,000 Class A shares at an exercise price of Cdn. $0.25 per share on or before June 7,2001. The agent's option was cancelled on December 31, 2000.

6.   Subsequent event

     On December 31, 2000, the Company's amalgamation with 906548 Alberta Ltd. received shareholder approval and the Company's shareholders received 9,481,100 Class A shares of Globus Online. On January 26, 2001, Globus Online's Re-Organization received shareholder approval and was finalized. Consequently, Globus Online's Class A shares became exchangeable into common shares of Globus Wireless Ltd.

PCI MARKETING & COMMUNICATIONS INC.
(operating as ShopWireless.Com)
Notes to Consolidated Financial Statements (continued)
$United States

Years ended December 31, 2000 (immediately prior to amalgamation) and 1999
--------------------------------------------------------------------------------

7.   Income taxes

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2000 and 1999 are presented below:

                                                          2000         1999
                                                          ----         ----
     Deferred tax assets (net):

     Tax loss carryforwards expiring 2004 to 2007       $ 422,000    $ 215,000

     Share issue costs, expiring 2002                      10,000       16,000

     Differences between the accounting and tax bases
        of the Company's assets                             7,000       14,000
                                                        ---------    ---------
     Gross deferred tax assets                            439,000      245,000

     Less valuation allowance                            (439,000)    (245,000)
                                                        ---------    ---------

     Net deferred tax assets                            $    --      $    --
                                                        =========    =========


     The ultimate realization of deferred tax assets is dependant upon the generation of future taxable income during the periods in which the temporary differences became deductible and prior to the expiry of the tax loss carryforwards. In order to fully realize the deferred tax assets, the Company will need to generate taxable income of approximately $866,000 prior to the expiration of the tax loss carryforwards in 2007. Based upon the Company's history of tax losses, management is unable to assert that it is more likely than not the Company will realize the benefits of the deferred tax assets at December 31, 2000. Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of December 31, 2000 will be reported in the statement of earnings in the year it is determined more likely than not that they will be realized.

8.   Comparative figures

     Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.

                      Auditors' Report to the stockholders

We have audited the accompanying balance sheets of Edge Continental Inc. as at July 31, 2000 and 1999, and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company as at July 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company, to date, has cumulative losses since inception of $179,338. This factor, among others, as discussed in Note 1 a), raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


signed "KPMG LLP"


Kelowna, Canada

November 24, 2000

Edge Continental Inc.

Balance Sheets
$ United States
July 31, 2000 and 1999

                                     Assets
                                                         2000           1999
                                                     -----------    -----------
Current
     Cash                                            $    38,070    $    40,994
     Accounts receivable (net of allowance
       of $21,582, 1999 - $nil)                          399,878        312,695
     Advances to shareholders (note 2)                    74,731         33,874
     Inventory                                           303,870        427,538
     Prepaid expenses and deposits on inventory          266,234         23,657
                                                     -----------    -----------
                                                       1,082,783        838,758

Capital assets (note 3)                                   85,446         17,761
                                                     -----------    -----------

                                                     $ 1,168,229    $   856,519
                                                     ===========    ===========

                    Liabilities and Shareholders' Deficiency

Current
     Accounts payable and accrued liabilities        $   609,494    $   328,413
     Advances from related parties (note 4)               38,726         38,957
     Loans payable to related parties (note 5)           697,667        489,278
                                                     -----------    -----------
                                                       1,345,887        856,648

Shareholders' deficiency
     Share capital (note 6)                                   13             13
     Deficit                                            (179,338)          (182)
     Cumulative translation adjustment                     1,667             40
                                                     -----------    -----------
                                                        (177,658)          (129)
                                                     -----------    -----------
Commitments (note 8)
                                                     $ 1,168,229    $   856,519
                                                     ===========    ===========

See accompanying notes to financial statements.

Approved by the Board:

                                    ,  Director
-----------------------------------

                                    ,  Director
-----------------------------------

Edge Continental Inc.

Statements of Operations and Deficit
$ United States
Years ended July 31, 2000 and 1999


                                                        2000            1999
                                                    -----------     -----------

Sales                                               $ 5,851,634     $ 5,983,435
Cost of sales                                        (5,313,103)     (5,551,492)
                                                    -----------     -----------
                                                        538,531         431,943

Expenses
     Amortization                                        15,451           2,601
     General and administrative                         580,625         386,561
     Interest                                           121,611          42,963
                                                    -----------     -----------
                                                        717,687         432,125
                                                    -----------     -----------

Loss                                                   (179,156)           (182)

Shareholders' deficiency, beginning of year                (182)           --
                                                    -----------     -----------

Shareholders' deficiency, end of year               $  (179,338)    $      (182)
                                                    ===========     ===========



See accompanying notes to financial statements.

Edge Continental Inc.

Statements of Cash Flows
$ United States
Years ended July 31, 2000 and 1999

                                                           2000          1999
                                                         ---------    ---------
Cash provided by (used in):

Operating activities
     Loss                                                $(179,156)   $    (182)
     Item not involving cash:
       Amortization                                         15,451        2,601
     Changes in non-cash operating working capital
        Accounts receivable                                (87,183)    (312,695)
        Inventory                                          123,668     (427,538)
        Prepaid expenses and deposits on inventory        (242,577)     (23,657)
        Accounts payable and accrued liabilities           281,081      328,413
                                                         ---------    ---------
                                                           (88,716)    (433,058)

Financing activities
     Advances from (to) related parties                       (231)      38,957
     Advances to shareholders                              (40,857)     (33,874)
     Shares issued for cash                                   --             13
     Loans payable                                         208,389      489,278
                                                         ---------    ---------
                                                           167,301      494,374

Investing activities
     Purchase of capital assets                            (83,136)     (20,362)

Translation adjustment                                       1,627           40
                                                         ---------    ---------

(Decrease) increase in cash                                 (2,924)      40,994

Cash, beginning of year                                     40,994         --
                                                         ---------    ---------

Cash, end of year                                        $  38,070    $  40,994
                                                         =========    =========


Supplementary information
       Interest paid                                     $ 116,816    $  40,078
       Income taxes paid                                      --           --
                                                         =========    =========


                 See accompanying notes to financial statements.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

The Company was incorporated under the laws of the Province of Ontario on April 7, 1998 and was inactive until October 1, 1998. The major activity of the Company is the wholesale distribution of cellular phones and related accessories in North America.

1.   Accounting Policies:

     (a)  Basis of Presentation

          These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. As shown in the financial statements, to date, the Company has an accumulated deficit of $179,338. This factor, among others, raises substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and to receive continued financial support from its shareholders and other investors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management of the company in pursuing additional sources of financing (see note 9) and plans to achieve profitable operations through increased future sales.

     (b)  Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Inventory

          Inventory is recorded at the lower of cost, determined on an average cost basis, and net realizable value.

     (d)  Capital assets

          Capital assets are recorded at cost. Amortization is provided annually on a straight-line basis over the assets' estimated useful lives as follows:

               Computer equipment                     5 years
               Computer software                      3 years
               Furniture and fixtures                 5 years
               Leasehold improvements                 3 years

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

1.   Accounting Policies (continued):

     (e)  Revenue recognition

          Revenue is recognized at the time of shipment of inventory when the risks and rewards of ownership have transferred to the customer.

     (f)  Income taxes

          Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Although the Company has loss carryforwards available, no amount has been reflected on the balance sheet for deferred income taxes as any deferred income tax asset has been fully offset by a valuation allowance.

     (g)  Translation of financial statements

          These statements have been translated into United States dollars. The method of translation applied is as follows:

          i) Assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.4870 at July 31, 2000 and US $1.00 per Cdn $1.5063 at July 31, 1999.

          ii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.

          iii) The net adjustment arising from the translation is recorded in a separate component of shareholders' deficiency called "Cumulative translation adjustment".

     (h)  Financial instruments

          The fair values of cash, accounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short period to maturity of these instruments. The fair values of advances to/from shareholders and related parties and loans payable to related parties are not determinable due to the related party nature of the amounts and the absence of a trading market for such instruments. The maximum credit risk exposure for all financial assets is the carrying amount of that asset.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

2.   Advances to shareholders:

     Advances to shareholders are non-interest bearing, have no stated terms of repayment and are unsecured.

3.   Capital assets:

     2000                                           Accumulated    Net Book
     ----                                  Cost     Amortization    Value
                                         --------   ------------   --------
     Computer equipment                  $ 35,478     $  8,085     $ 27,393
     Computer software                     28,193        4,228       23,965
     Furniture and fixtures                33,102        5,067       28,035
     Leasehold improvements                 6,725          672        6,053
                                         --------     --------     --------

                                         $103,498     $ 18,052     $ 85,446
                                         ========     ========     ========


     1999                                            Accumulated    Net Book
     ----                                  Cost      Amortization    Value
                                          -------    ------------   --------
     Computer equipment                   $ 9,652      $   976      $ 8,676
     Furniture and fixtures                10,710        1,625        9,085
                                          -------      -------      -------

                                          $20,362      $ 2,601      $17,761
                                          =======      =======      =======


4.   Advances from related parties:

     Advances from related parties are non-interest bearing, have no stated terms of repayment and are secured by a general security agreement over the assets of the Company. The related parties are the spouses of the shareholders.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

5.   Loans payable to related parties:

     The Company has loans payable at the following rates and terms:

                                                            2000       1999
                                                          --------   --------
     Note payable, due on demand, interest payable
     monthly at prime less 1%, secured by a general
     security agreement over the assets of the Company    $ 23,357   $   --

     Note payable, due on demand, non-interest bearing,
     secured by a general security agreement over the
     assets of the Company                                 235,373    132,775

     Note payable, due on demand, interest
     payable monthly at 13.5%, unsecured                      --       33,194

     Notes payable, due on demand,
     interest payable monthly at 20%, unsecured            127,572     26,555

     Notes payable, due on demand, interest payable
     monthly at 20%, secured by a general security
     agreement over the assets of the Company              297,915    260,240

     Notes payable, due on demand, interest payable
     monthly at 11%, secured by a general security
     agreement over the assets of the Company               13,450     13,278

     Note payable, due on demand, interest payable
     monthly at 12%, secured by a general security
     agreement over the assets of the Company                 --       23,236
                                                          --------   --------

                                                          $697,667   $489,278
                                                          ========   ========


     All of the above amounts are payable to related parties who are immediate family members of the shareholders except for $67,048 (1999 - $nil) of the unsecured loans payable bearing interest at 20%.

     During the year ended July 31, 2000, the Company paid interest of $79,348 (1999 - $40,078) on the loans payable to related parties.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

6.   Share capital:

                                                         Shares      Amount
                                                         ------      ------
     Authorized:
        Unlimited number of common shares
         Issued:
           Common shares issued for cash at
             CDN $0.10 per share                          2,000       $  13
                                                          -----       -----

     Balance, July 31, 2000 and 1999                      2,000       $  13
                                                          =====       =====


7.   Income taxes:

     As at July 31, 2000, the Company has the following amounts available to reduce future years' income for Canadian income tax purposes, the tax effect of which has not been recorded in the accounts:

     Non-capital losses carried forward available until the year:
     2006                                                          $    144
     2007                                                           185,907

     Amounts deducted for accounting purposes in
       excess of those deducted for income tax purposes              10,288
                                                                   --------

                                                                   $196,339
                                                                   ========


     No amount has been recorded for the above amounts as any tax asset has been fully offset by a valuation allowance.

8.   Commitments:

     The Company is committed to payments under operating leases for equipment, vehicles and buildings over the next five years as follows:

     2001 - $103,976; 2002 - $97,594; 2003 - $38,866; 2004 - $2,422; 2005 -
     $2,169.

9.   Subsequent Events:

     (a) On September 1, 2000 the Company's shareholders entered into a share purchase agreement under which all of the shareholders will exchange all of their shares of the Company for 300,000 common shares of Globus Wireless Ltd., the shares of which are listed and posted for trading on the NASD OTC bulletin board, and cash consideration totaling $672,495. This proposed transaction is subject to both shareholder and regulatory approval.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

     (b) Subsequent to July 31, 2000, the Company received $81,196 from a related party in exchange for a promissory note. The note bears interest at 36% per annum, is demand in nature and is secured by a general security agreement over the assets of the Company.

     (c) On August 31, 2000, the Company received $33,625 from a related party in exchange for a non-interest bearing promissory note and subsequently renegotiated this note and the $235,373 non-interest bearing note outstanding at July 31, 2000. The new note, aggregating $268,998, bears interest at 37.34% and is secured by a general security agreement over the assets of the Company.

10.  Related party transactions:

     General and administrative expense includes commissions of $47,603 (1999 - $10,763) paid to related parties.

11. Differences between Canadian and United States generally accepted accounting principles:

     In accordance with Statement of Financial Accounting Standards No. 130, the Company is required to disclose comprehensive income. Comprehensive income for each of the years ended July 31, 2000 and 1999 is:

                                                   2000             1999
                                                ---------        ---------
     Loss                                       $(179,156)       $    (182)
     Translation adjustment                         1,627               40
                                                ---------        ---------

     Comprehensive loss                         $(177,529)       $    (142)
                                                =========        =========

Unaudited Pro Forma Combined Financial Information for

GLOBUS WIRELESS LTD.

and subsidiaries

GLOBUS WIRELESS LTD.

And subsidiaries


Unaudited pro forma combined financial information

The following unaudited pro forma combined financial information gives effect to the acquisitions of Edge Continental, Inc. ("Edge") and PCI Marketing and Communications Inc. ("PCI") by Globus Wireless Ltd. ("Globus"), which occurred on September 1, 2000 and December 31, 2000, respectively. The acquisitions were accounted for under the purchase method in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The unaudited pro forma combined statements of loss give pro forma effect to the acquisitions as if the transactions were consummated as of November 1, 1999. The fiscal year pro forma statement of loss was derived from the Globus and PCI audited statements of loss for the years ended October 31, 2000 and December 31, 2000, respectively and the Edge unaudited statement of operations for the year ended October 31, 2000. The Globus and PCI pro forma statement of loss for the three month period was derived from their unaudited statements of loss for the three month periods ended January 31, 2001 and March 31, 2001 respectively.

The unaudited pro forma combined financial information has been prepared by management and is not necessarily indicative of the combined results of operations in future periods or the results that actually would have been realized had Globus, Edge and PCI been a combined company during the specified periods. The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Globus included in its October 31, 2000 Form 10-KSB and January 31, 2001 Form 10-QSB filed January 26, 2001 and March 19, 2001, respectively, and the historical financial statements of Edge included in Form 8K/A filed by Globus on January 11, 2001 with the Securities and Exchange Commission, and the historical financial statements of PCI included in this SB-2 registration statement.



GLOBUS WIRELESS LTD.
Unaudited Pro Forma Combined Statement of Loss

$ United States

                                           Historical                               Pro Forma
                          --------------------------------------------    -------------------------------
                                Globus           Edge              PCI    Adjustments         Combined
                            Year ended     Year ended       Year ended
                           October 31,    October 31,     December 31,
                                  2000           2000             2000
                           (note 4(a))                                       (Note 2)
                          ------------    ------------    ------------    ------------       ------------
Sale of products          $  3,934,282    $  7,438,957    $  1,403,565    $       --         $ 12,776,804
Cost of sales                3,164,514       6,242,761       1,284,085          94,102(a)      10,785,462
                          ------------    ------------    ------------    ------------       ------------
                               769,768       1,196,196         119,480         (94,102)         1,991,342

Engineering revenue            189,048            --              --              --              189,048
                          ------------    ------------    ------------    ------------       ------------
                               958,816       1,196,196         119,480         (94,102)         2,180,390

Expenses
     Amortization               88,947          42,821          30,530          91,375(b)         431,855
                                                                                                  178,182(d)
     General and
       administrative        1,724,731         915,775         598,934            --            3,239,440
     Interest                  131,785         148,029            --            40,775(c)         320,589
     Research and
       development             103,487            --              --              --              103,487
                          ------------    ------------    ------------    ------------       ------------
                             2,048,950       1,106,625         629,464         310,332          4,095,371
                          ------------    ------------    ------------    ------------       ------------

Net earnings (loss)
  before other income       (1,090,134)         89,571        (509,984)       (404,434)        (1,914,981)

Other income                    11,966              76           1,349            --               13,391
                          ------------    ------------    ------------    ------------       ------------
Net earnings (loss)       $ (1,078,168)   $     89,647    $   (508,635)   $   (404,434)      $ (1,901,590)
                          ============    ============    ============    ============       ============

Weighted average
   number of shares         11,895,293                                                         13,376,794

Loss per share (note 3)   $      (0.09)                                                      $      (0.14)


See accompanying notes to financial information.

                                                 F-52


GLOBUS WIRELESS LTD.
Unaudited Pro Forma Combined Statement of Loss

$ United States


                                            Historical                        Pro Forma
                                    ----------------------------    ----------------------------
                                          Globus             PCI    Adjustments       Combined
                                     Three month     Three month
                                    period ended    period ended
                                     January 31,       March 31,
                                            2001            2001
                                     (note 4(b))                       (Note 2)
                                    ------------    ------------    ------------    ------------

Sale of products                    $ 10,933,220    $    458,291    $       --      $ 11,391,511
Cost of sales                          9,877,045         444,420            --        10,321,465
                                    ------------    ------------    ------------    ------------
                                       1,056,175          13,871            --         1,070,046

Engineering revenue                      106,390            --              --           106,390
                                    ------------    ------------    ------------    ------------
                                       1,162,565          13,871            --         1,176,436

Expenses
     Amortization                         75,628            --            44,545(c)      120,173
     General and administrative        1,295,820         152,136            --         1,447,956
     Interest                            473,450            --              --           473,450
     Research and development             12,467            --              --            12,467
                                    ------------    ------------    ------------    ------------
                                       1,857,365         152,136          44,545       2,054,046
                                    ------------    ------------    ------------    ------------

Loss before other income                (694,800)       (138,265)        (44,545)       (877,610)

Other income                               5,234            --              --             5,234
                                    ------------    ------------    ------------    ------------

Loss                                $   (689,566)   $   (138,265)   $    (44,545)   $   (872,376)
                                    ============    ============    ============    ============

Weighted average number of shares     12,910,600      14,092,101

Loss per share (note 3)                                             $      (0.05)   $      (0.06)


See accompanying notes to financial information.

                                      F-53

GLOBUS WIRELESS LTD.
Notes to Unaudited Pro Forma Combined Financial Information

$ United States
--------------------------------------------------------------------------------

1.   Basis of presentation:

     This unaudited pro forma combined financial information has been prepared in accordance with accounting principles generally accepted in the United States of America.

     Effective September 1, 2000, Globus acquired Edge for a total purchase price of $1,545,262 in a transaction accounted for under the purchase method. Globus issued 300,000 shares of its common stock with a fair value of $773,400, agreed to pay cash consideration of $679,579 and paid direct acquisition costs of $92,283 for all of the outstanding common stock of Edge. The common stock issued by Globus was valued using Globus' average stock price on the date the transaction was announced and the prices of the stock two days before and after the announcement. The cash consideration is payable in increments of $169,895 on October 31, 2000, December 31, 2000, March 31, 2001 and June 30, 2001. Outstanding cash consideration bears interest at 6% per annum and is unsecured.

     On December 31, 2000, Globus acquired PCI for a total purchase price of $2,330,635 in a transaction accounted for under the purchase method. Pursuant to the terms of an amalgamation and re-organization agreement, PCI amalgamated with 906548 Alberta Inc., a wholly owned subsidiary of Globus, and formed Globus Online Inc. The former stockholders of PCI received 9,481,100 Class A non-voting exchangeable shares of Globus Online Inc., valued at $0.23366 per share, in exchange for all of the outstanding shares of PCI on a one for one basis upon amalgamation. The former PCI stockholders may exchange their Class A shares of Globus Online Inc. for common shares of Globus, at the option of the holder, at any time for a period of three years from the date of issuance. The number of common shares of the Company to be exchanged for each Class A share of Globus Online Inc. will be based on the market value of the Company's common shares at the date of exchange, such that an equal value of the Company's common shares will be issued for the value of the Class A shares exchanged, valued at $0.23366 per share. Any unexchanged Class A shares of Globus Online Inc. outstanding at December 31, 2003 will be automatically exchanged for common shares of the Company. Accordingly, the acquisition has been recorded at $2,330,635 being the cost of the 9,481,100 Class A shares of $2,215,354 plus direct acquisition costs of $115,281.

     The acquisitions were accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Goodwill arising on the acquisitions is amortized on a straight-line basis over fifteen years.

GLOBUS WIRELESS LTD.
Notes to Unaudited Pro Forma Combined Financial Information (continued)

$ United States
--------------------------------------------------------------------------------

2.   Pro forma adjustments:

     The pro forma combined statements of loss give effect to the following transactions as if they had occurred on November 1, 1999:

     a)   To reflect fair value of inventory acquired from Edge during the year.

     b) To reflect amortization of goodwill arising upon the acquisition of Edge.

     c) To reflect interest expense on the unpaid cash consideration for the acquisition of Edge.

     d) To reflect amortization of goodwill arising upon the acquisition of PCI.

3.   Pro forma loss per share:

     The unaudited pro forma combined loss per share is based upon the weighted average number of outstanding shares of common stock of Globus during the periods presented, plus the number of shares issued to consummate the acquisitions of PCI and Edge as if the acquisitions occurred on November 1, 1999.

4.   Adjustments made to historical information:

     a) The Globus fiscal year statement of loss was derived from its audited consolidated statement of loss for the year ended October 31, 2000. The adjustments made involved deconsolidating Edge operations and reversing the related consolidation adjusting entries as follows:

                                                            Edge
                                                    September 1,       Adjusted
                                       Year ended        2000 to     Year Ended
                                      October 31,    October 31,    October 31,
                                             2000           2000           2000
                                      -----------    -----------    -----------

Revenues - sale of products and
     engineering revenue              $ 6,296,301    $(2,172,971)   $ 4,123,330
Cost of sales                          (5,163,933)     1,999,419     (3,164,514)
Expenses                               (2,350,023)       301,073     (2,048,950)
Other income                               12,042            (76)        11,966
                                      -----------    -----------    -----------
Loss                                  $(1,205,613)   $   127,445    $(1,078,168)
                                      ===========    ===========    ===========

GLOBUS WIRELESS LTD.
Notes to Unaudited Pro Forma Combined Financial Information (continued)

$ United States
--------------------------------------------------------------------------------

4.   Adjustments made to historical information (continued):

     b) The Globus statement of loss for the three month period ended January 31, 2001 was derived from its unaudited consolidated statement of loss for that period. The adjustments made involved deconsolidating PCI operations and reversing the related consolidation adjusting journal entries as follows:

                                                           PCI
                                    Three month     January 1,   Adjusted three
                                   period ended        2001 to     month period
                                    January 31,    January 31,    ended January
                                           2001           2001         31, 2001
                                   ------------    ------------    ------------
Revenues - sale of products and
     engineering revenue           $ 11,228,042    $   (188,432)   $ 11,039,610
Cost of sales                       (10,052,135)        175,090      (9,877,045)
Expenses                             (1,906,511)         49,146      (1,857,365)
Other income                              5,234            --             5,234
                                   ------------    ------------    ------------
Loss                               $   (725,370)   $     35,804    $   (689,566)
                                   ============    ============    ============

================================================================================




                              18,112,736 SHARES OF

                                  COMMON STOCK




                              GLOBUS WIRELES, LTD.



                                -----------------

                                   PROSPECTUS

                                -----------------









                         THE DATE OF THIS PROSPECTUS IS


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection 1 of Section 78.7302 of Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

     Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by Section
78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

     Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

     The Registrant's bylaws provide for indemnification of officer, directors and others to the fullest extent permitted by the laws of the State of Nevada.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

          SEC registration fee .................................   $  2,401
          Accountants' fees and expenses .......................     45,000
          Legal fees ...........................................     75,000
          Transfer agent's and warrant agent's fees and expenses        500
                                                                   --------

               Total ...........................................   $122,901


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


Private Placements of Common Stock, Preferred Stock and Warrants for Cash

     We sold series A preferred convertible stock for cash at the prices and during the periods provided as follows: during the first quarter of 2001, 1,500 shares at a price of $1,000 per share and warrants to purchase 415,236 shares at an exercise price of $1.8062 per share were issued to seven purchasers. The offers and sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of Regulation D promulgated thereunder. No advertising or general solicitation was employed in offering the securities. The securities were offered to a limited number of persons and transfers of the shares were restricted by Globus in accordance with the requirements of the Securities Act of 1933 (the "Securities Act"). All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment, acknowledged in writing that they were acquiring the securities for investment and not with a view toward distribution or resale and that they understood the speculative nature of their investment. Proceeds from the above sales of common stock were used for working capital and for general corporate purposes. All of the underlying common stock issued in the above transactions is being registered in this registration statement.

Sales of Debt and Warrants for Cash

     We received $800,000 in exchange for four promissory notes. The notes are secured by a pledge by Globus, in the event of default, to issue an amount of our common stock with a value of two times any outstanding principal and unpaid interest. $625,000 and $175,000 of the notes bear interest at 30% and 24% per annum respectively, payable monthly. The offering of notes was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.

     A convertible note was issued to four investors during the second quarter of 2001. The note was in the aggregate principal amount of $1,250,000. The conversion price for the convertible debentures is the lesser of 85% of the average of the three lowest closing prices for the common stock for the 30 trading days prior to but not including the day of closing, or 85% percent of the average of the three lowest closing prices for the common stock for the 30 trading days prior to but not including the conversion date. The maximum number of shares of common stock that any subscriber or group of affiliated subscribers may own after conversion at any given time is 4.99%. The number of shares of common stock issuable upon conversion of the convertible debentures is 2,604,166 based on a conversion price of $0.177 per share. In addition, 500,000 shares underlying warrants are being registered. These warrants, which expire May 31, 2006, have an exercise price of $1.78.

     The offering of convertible debentures and warrants was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The securities were offered to a limited number of persons, and transfers of the shares were restricted by Globus in accordance with the requirements of the Securities Act. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment, acknowledged in writing that they were acquiring the securities for investment and not with a view toward distribution or resale and that they understood the speculative nature of their investment.

Issuances of Stock for Services or in Satisfaction of Obligations
-----------------------------------------------------------------

     On May 2, 2001, we issued 1,250 shares of our common stock to Gary Leier for human resources consulting services rendered.

     On May 2, 2001, we issued 71,000 shares of our common stock to SeedCap Inc. for acquisition consulting services rendered.

     On May 2, 2001, we issued 53,240 shares of our common stock to Future Quest Inc. for marketing consulting services rendered.

     On May 2, 2001, we issued 71,000 shares of our common stock to 4,595 shares to Hans Schroth for conference services rendered.

     On January 19, 2001, we issued 3,350 shares of our common stock to Gary Leier for human resources consulting services rendered.

     On January 15, 2001, we issued 43,000 shares of our common stock to Al Stober Construction Ltd. and 43,000 shares of our common stock to Oscar Krueger for leasehold services rendered.

     In January 2001, we issued 9,000 shares of our common stock SeedCap Inc. for acquisition consulting services rendered.

     In January 2001, we issued 10,000 shares of our common stock to Sichenzia, Ross & Friedman LLP for legal services rendered.

     In December 2000, we issued 30,000 shares of our common stock to Intercoastal for investment capital services rendered.

     On November 15, 2000, nine employees of former Edge Continental Inc. received 35,000 shares of our common stock as employee bonuses.

     On November 15, 2000, Shawn McMillen exercised his options for 59,000 shares of our common stock.

     On October 27, 2000, we issued 100,000 shares of our common stock for $300,000 to Jeremie Dyck.

     On September 21, 2000, we issued 40,000 shares of our common stock for $108,000 to Ben Liang.

     On August 18, 2000, Marleen Knoblick exercised her options for 1,000 shares of our common stock.

     On August 18, 2000, Kerry McIntyre exercised her options for 2,000 shares of our common stock.

     On August 18, 2000, Pat D'Easum exercised her options for 6,000 shares of our common stock.

     On August 18, 2000, Lynda Newitt exercised her options for 6,500 shares of our common stock.

     On August 18, 2000, Kari O'Rourke exercised her options for 7,500 shares of our common stock.

     On August 18, 2000, A Cary Tremblay exercised his options for 33,333 shares of our common stock.

     On August 18, 2000, Gord Walsh exercised his options for 20,000 shares of our common stock.

     On August 18, 2000, Nick Wizinsky exercised his options for 10,000 shares of our common stock. On August 18, 2000, Ben Hewson exercised his options for 7,500 shares of our common stock.

     On August 1, 2000, Hayden Communications received 40,000 shares of our common stock for investor relations services rendered.

     On July 31, 2000, we issued 36,244 shares of our common stock for $70,313 to Dr. Gerald Haas.

     On July 31, 2000, we issued 102,457 shares of our common stock for $293,480 to Jill Twerdun.

     On July 18, 2000, we issued 55,382 shares of our common stock for $109,989 to Gordon Miller.

     On July 18, 2000, we issued 35,000 shares of our common stock for $69,510 to Konrad Komitsch.

     On May 8, 2000, we issued 32,000 shares of our common stock for $104,640 to Jeremie Dyck.

     On April 21, 2000, Tony Dyck, exercised his options for 21,333 shares of our common stock.

     On April 21, 2000, we issued 41,900 shares of our common stock for $155,449 to Mark Twerdun.

     On April 21, 2000, Ron Armstrong, exercised his options for 12,122 shares of our common stock.

     On April 21, 2000, we issued 37,155 shares of our common stock for $132,272 to Wolfgang Jastram.

     On February 18, 2000, we issued 100,000 shares of our common stock for $174,400 to Gordon Miller.

     On February 18, 2000, we issued 100,000 shares of our common stock for $164,000 to Ben Liang and Clement Law.

     On February 10, 2000, we issued 79,208 shares of our common stock for $100,000 to Haery J Park. On December 2, 1999, we issued 30,487 shares of our common stock for $49,999 Gerald Haas.

     On December 2, 1999, ABW Trading NFC Service received 47,500 shares of our common stock as a compensation for a legal settlement.

     On November 18, 1999, Patrick Tymiak exercised his warrants for 6,250 shares of our common stock.

     On November 18, 1999, various investors exercised their warrants for 377,750 shares of our common stock.

     On September 23, 1999, IV Point Management Co. exercised options for 100,000 shares of our common stock.

     On September 23, 1999, Bernard Penner exercised his options for 90,090 shares of our common stock.

     On September 23, 1999, Cutting Edge Inc. exercised options for 500,000 shares of our common stock.

     On September 23, 1999, A Cary Tremblay exercised his options for 33,334 shares of our common stock.

     On August 12, 1999, we issued 50,000 shares of our common stock for $72,650 to Rudy Streu.

     On August 12, 1999, we issued 46,000 shares of our common stock for $66,838 to Hans Schroth.

     On July 30, 1999, 8 subscribers exercised their warrants for 188,374 shares of our common stock.

     On July 30, 1999, Tony Dyck exercised his options for 250,000 shares of our common stock.

     On July 30, 1999, we issued 56,000 shares of our common stock for $28,000 to Shirley Lynch.

     On July 30, 1999, we issued 30,000 shares of our common stock for $15,000 to Neil Postance.

     On July 30, 1999, we issued 384,000 shares of our common stock for Cdn.$288,000 to Dave Wodar.

     On June 1, 1999, we issued 227,778 shares of our common stock for Cdn.$82,000 to Tony Dyck.

     On May 19, 1999, Virgin Capital Management exercised warrants for 30,000 shares of our common stock.

     On April 30, 1999, we issued 1,069,767 shares of our common stock for Cdn.$460,000 to Deborah Bayne.

     On April 26, 1999, 31 subscribers exercised warrants for 459,250 of our common stock.

     On April 23, 1999, Bishop & Company received 15,000 shares of our common stock as legal fees. On April 23, 1999, Taylor Bickert received 79,352 shares of our common stock as a Bickert loan repayment.

     On April 23, 1999, Charity Pender received 79,352 shares of our common stock as a Bickert loan repayment.

     On April 23, 1999, Natalie Bickert received 79,351 shares of our common stock as a Bickert loan repayment.

     On March 29, 1999, Neil Postance received 100,000 shares of our common stock as a stock subscription.

     On March 29, 1999, Excalibur International received 100,000 shares of our common stock as a stock subscription.

     On March 29, 1999, RBC Dominion exercised Bickert options for 23,256 shares of our common stock.

     On March 29, 1999, Chester Edwards exercised Bickert options for 58,136 shares of our common stock.

     On March 29, 1999, Ralph Warkentin received 1,000 shares of our common stock as leasehold renovations.

     On March 29, 1999, Redline Contracting received 28,972 shares of our common stock as leasehold renovations.

     On March 16, 1999, Vantage Point Capital received 6,600 shares of our common stock as an investor relations consulting.

     On February 8, 1999, Lynda Newitt received 11,042 shares of our common stock as an administration.

     On January 15, 1999, Mike Olexa received 13,905 shares of our common stock as a video production.

     On January 15, 1999, Lynda Newitt received 10,753 shares of our common stock as a compensation for consulting.

     On September 15, 1998, 12 subscribers exercised warrants for 156,343 shares of our common stock.

     On July 31, 1998, Shawn McMillen received 10,000 shares of our common stock for services provided.

     On February 9, 1998, Shawn McMillen received 10,000 shares of our common stock for services provided.

     On February 9, 1998, Dr. Paul Bickert received 30,000 shares of our common stock for services provided.

     On January 28, 1998, Robert Shultz received 6,000 shares of our common stock for services provided.

     January 28, 1998, Ken Blawatt received 6,000 shares of our common stock for services provided.

     January 28, 1998, John Ryan received 7,500 shares of our common stock for services provided.

     On January 23, 1998, Tingle & Associates exercised Bickert options for 50,000 shares of our common stock.

     Through November 21, 1997 to December 8, 1997, 37 subscribers received 542,100 shares of our common stock as a Private Placement.

     On November 19, 1997, Dr. P. Bickert received 12,500 shares of our common stock for services provided.

     On November 5, 1997, Shawn McMillen received 10,000 shares of our common stock for services provided.


     The above offerings and sales were deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons and transfer was restricted by Globus in accordance with the requirements of the Securities Act.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------


2.1 Share Purchase Agreement with the vendor of Edge Continental, Inc., dated as of September 1, 2000 (1)
3.1         Articles of Incorporation of the Company(2)
3.2         Bylaws of the Company(3)
4.1         Specimen Stock Certificate of the Company(4)
4.2         Certificate of Designation (6)
4.3         Registration Rights Agreement dated October 6, 2000 (6)
4.4         Registration Rights Agreement dated December 29, 2001 (6)
4.5         Common Stock Purchase Agreement with Torneaux Fund dated October 6,
            2000 (6)
4.6 Series A Convertible Preferred Stock Purchase Agreement with various investors dated December 29, 2001(6)
4.7         Subscription Agreement
4.8         Laurus Master Funds, Ltd. convertible note in the principal amount of $800,000
4.9         The Keshet Fund L.P. convertible note in the principal amount of
            $100,000
4.10        Keshet L.P. convertible note in the principal amount of $100,000
4.11 Stonestreet Limited Partnership convertible note in the principal amount of $250,000
4.12        Laurus Master Funds, Ltd. warrants to purchase 320,000 shares of common stock
4.13        The Keshet Fund L.P. warrants to purchase 40,0000 shares of common stock
4.14        Keshet L.P. warrants to purchase 40,000 shares of common stock
4.15 Stonestreet Limited Partnership warrants to purchase 100,000 shares of common stock
5.1         Opinion of Sichenzia, Ross & Friedman, LLP
10.1        Security Agreement
10.2
16.1        Letter on Change in Certifying Accountant(5)
21.1        List of Subsidiaries (6)
23.1        Consent of Sichenzia, Ross & Friedman, LLP (included in Exhibit 5.1)
23.2        James E. Scheifley & Associates, P.C.
23.3        Consent of KPMG LLP
23.4        Consent of KPMG LLP
23.5        Consent of KPMG LLP
----------

* to be filed by amendment.

(1) Incorporated by referenced to the Form 8-K filed by Globus on November 14, 2000.
(2)  Incorporated by referenced to the Form 10-SB File # 0-25614.
(3)  Incorporated by referenced to the Form 10-SB File # 0-25614.
(4)  Incorporated by referenced to the Form 10-SB File # 0-25614.
(5) Incorporated by referenced to the Form 8-K/A filed by Globus on November 7, 2000.
(6)  Incorporated by referenced to the Form SB-2 File #333-53760

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus as shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


     In accordance the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kelowna in the province of British Columbia, Canada on July 24, 2001.


GLOBUS WIRELESS, LTD.

By: /s/ Bernard Penner
-------------------------------------
Bernard Penner, Chairman of the Board


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

    SIGNATURE                         CAPACITY                         DATE
    ---------                         --------                         ----


/s/ Tom W. Pick             President and Chief Executive          July 24, 2001
---------------             Officer, Director
Tom W. Pick


/s/ Nick Wizinsky           Chief Financial Officer                July 24, 2001
-----------------           & Director
Nick Wizinsky


/s/ Hans Schroth            Director                               July 24, 2001
----------------
Hans Schroth


/s/ Norm Hawkins            Director                               July 24, 2001
----------------
Norm Hawkins


/s/ Gregory Sichenzia       Director                               July 24, 2001
---------------------
Gregory Sichenzia


/s/ Ben Hewson              Controller                             July 24, 2001
--------------
Ben Hewson